Exhibit 4.12

Private and Confidential

D A T E D   J A N U A R Y   7,   2 0 2 1

(1)	K N A U S E N H O L D I N G L L C

( a s B o r r o w e r )

(2)	E A C H O F T H E E N T I T I E S L I S T E D I N S C H E D U L E 1 P A R T I

( a s V e s s e l O w n e r s )

(3)	G S L L E G A C Y H O L D I N G L L C

( a s P a r e n t )

(4)	G L O B A L S H I P L E A S E , I N C .

( a s U l t i m a t e P a r e n t )

(5)	T H E F I N A N C I A L I N S T I T U T I O N S L I S T E D I N S C H E D U L E 1 P A R T I I 1

( a s O r i g i n a l L e n d e r s )

(6)	H A Y F I N S E R V I C E S L L P

( a s A g e n t )

(7)	H A Y F I N S E R V I C E S L L P

( a s S e c u r i t y A g e n t )

F A C I L I T Y  A G R E E M E N T

S E C U R E D T E R M L O A N F A C I L I T Y O F U P T O U S $ 2 3 6 , 2 0 0 , 0 0 0

E X E C U T I O N V E R S I O N

R E F E R E N C E : R A W / C E H / 3 8 2 7 9 2 . 0 0 0 5 3

r e d s m i t h . c o m

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CONTENTS

CLAUSE

1.	DEFINITIONS AND INTERPRETATION	1
2.	THE FACILITY	33
3.	PURPOSE	33
4.	CONDITIONS OF UTILISATION	34
5.	UTILISATION	35
6.	REPAYMENT	37
7.	PREPAYMENT AND CANCELLATION	38
8.	INTEREST	42
9.	INTEREST PERIODS	42
10.	CHANGES TO THE CALCULATION OF INTEREST	43
11.	FEES	44
12.	TAX GROSS UP AND INDEMNITIES	44
13.	INCREASED COSTS	49
14.	OTHER INDEMNITIES	51
15.	MITIGATION BY THE LENDERS	53
16.	COSTS AND EXPENSES	54
17.	GUARANTEE AND INDEMNITY	55
18.	REPRESENTATIONS AND WARRANTIES	57
19.	INFORMATION UNDERTAKINGS	64
20.	FINANCIAL COVENANTS	69
21.	GENERAL UNDERTAKINGS	70
22.	VESSEL UNDERTAKINGS	76
23.	INSURANCE UNDERTAKINGS	81
24.	ACCOUNTS	86
25.	SECURITY SHORTFALL	88
26.	EVENTS OF DEFAULT	90
27.	CHANGES TO THE LENDERS	96
28.	CHANGES TO THE OBLIGORS	100
29.	ROLE OF THE AGENT AND THE SECURITY AGENT	100
30.	APPLICATION OF PROCEEDS	114
31.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	115
32.	SHARING AMONG THE FINANCE PARTIES	116
33.	PAYMENT MECHANICS	117
34.	SET-OFF	120
35.	CONTRACTUAL RECOGNITION OF BAIL-IN	120
36.	NOTICES	121
37.	CALCULATIONS AND CERTIFICATES	123
38.	PARTIAL INVALIDITY	123
39.	REMEDIES AND WAIVERS	123
40.	AMENDMENTS AND WAIVERS	124
41.	CONFIDENTIALITY	128
42.	COUNTERPARTS	131
43.	GOVERNING LAW	131
44.	ENFORCEMENT	131

SCHEDULE 1 THE ORIGINAL PARTIES		133

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- iii -

THIS AGREEMENT dated                     2021

BETWEEN:

(1)

KNAUSEN HOLDING LLC, a limited liability company formed under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands, MH 96960 (“Borrower”);

(2)	EACH OF THE ENTITIES listed in Part I of Schedule 1 (The Original Parties) as vessel owners (together the “Vessel Owners” and each a “Vessel Owner”);

(3)

GSL LEGACY HOLDING LLC, a limited liability company formed under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands, MH 96960 (“Parent”);

(4)

GLOBAL SHIP LEASE, INC., a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands, MH 96960 (“Ultimate Parent”);

(5)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (“Original Lenders”);

(6)	HAYFIN SERVICES LLP as agent of the Finance Parties (“Agent”); and

(7)	HAYFIN SERVICES LLP as security agent for the Finance Parties (“Security Agent”).

BACKGROUND

The Lenders have agreed to make available to the Borrower a loan facility of up to the Maximum Loan Amount for the purposes of refinancing the existing indebtedness incurred in relation to certain of the Vessels pursuant to the Senior Secured Notes and to pay any fees, costs or expenses under this Agreement.

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“Account” means each of the Earnings Accounts, each of the Dry Docking Reserve Accounts, the Minimum Liquidity Account and any other account opened, made or established in accordance with Clause 24 (Accounts).

“Account Bank” means, in relation to any Account, ABN AMRO Bank NV or any other bank or financial institution approved by the Agent (with the prior written consent of the Majority Lenders).

“Account Holder” means, in relation to any Account, each Obligor in whose name that Account is held.

“Accounts Security” means, in relation to an Account, a deed or other instrument granted by the Account Holder in favour of the Security Agent conferring Security over that Account in the agreed form.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Approved Brokers” means Maersk Broker or the head offices of Barry Rogliano Salles or Howe Robinson Partners (or any Affiliate of such persons through which valuations are commonly issued), or any independent international sale and purchase broker mutually agreed by the Agent (acting on the instructions of the Majority Lenders) and the Borrower from time to time (and “Approved Broker” means any one of them).

“Approved Commercial Manager” means, in relation to a Vessel:

(a)	Global Ship Lease Services Limited;

(b)	Conchart Commercial Inc.;

(c)	any other wholly owned subsidiary of the Ultimate Parent; or

(d)	any other third party management company as the Agent may, with the authorisation of the Majority Lenders acting reasonably, approve in writing from time to time in respect of that Vessel.

“Approved Flag” means Hong Kong, Liberia, Panama, Bahamas, Marshall Islands, Malta, Bermuda or Cyprus flag or any other flag mutually agreed by the Agent (with the authorisation of all Lenders) and the Borrower, provided that, for the avoidance of doubt, no flag under which a Vessel may be registered may be changed from one Approved Flag to another Approved Flag without the consent of the Agent (with the authorisation of all Lenders), such consent not to be unreasonably withheld or delayed.

“Approved Manager” means each Approved Technical Manager and each Approved Commercial Manager.

“Approved Sub-Manager” means, in relation to an Approved Manager, any sub-manager appointed by an Approved Manager with the approval of the Agent, with the authorisation of the Majority Lenders, pursuant to Clause 22.18 (Management Agreement).

“Approved Technical Manager” means, in relation to a Vessel, Technomar Shipping Inc. as well as any Affiliates thereof or any other management company as the Agent may, with the authorisation of the Majority Lenders, approve in writing from time to time in respect of that Vessel (such approval not to be unreasonably withheld or delayed).

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Auditor” means a certified public auditor or audit firm seated in an EEA Member Country, the United Kingdom, Hong Kong, Canada or the United States of America and licensed by the relevant national authorities.

“Availability Period” means the period from and including the date of this Agreement to and including 31 January 2021 (or such later date as the Agent may agree in its sole discretion acting on the instructions of the Majority Lenders).

“Available Commitment” means a Lender’s Commitment minus:

(a)	the amount of its participation in the outstanding Loan; and

(b)	in relation to any proposed Utilisation, the amount of its participation in the Utilisation that is due to be made on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)

in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)	in relation to the United Kingdom, the UK Bail-In Legislation.

“Blocking Law” means any of the following:

(a)

the U.S. Export Administration Regulations, 15 C.F.R. Part 760, and Section 1771-4 of P.L. 115-232, or Section 999 of the internal Revenue Code of 1986, as amended (referred to as the Ribicoff Amendment) and their respective implementing rules and regulations;

(b)	any provision of Council Regulation (EC) No. 2271/1996 of 22 November 1996, as amended (or any law or regulation implementing such regulation in any member state of the European Union);

(c)

any provision of Council Regulation (EC No. 2271/1996 of 22 November 1996, as amended and as it applies in the UK pursuant to (i) the European Union (Withdrawal) Act of 2018 of the UK and (ii) the European Union (Withdrawal Agreement) Act 2020 of the UK;

(d)	section 7 of the German Foreign Trade Regulation (Außenwirtshaftsverordnung);

(e)	any provision of the UK Protection of Trading Interests Act 1980 or any subsidiary legislation; or

(f)	any similar blocking or anti-boycott law. “Board of Directors” means:

(a)

with respect to a corporation, the board of directors of the corporation or, other than for purposes of the definition of “Change of Control,” any committee thereof duly authorised to act on behalf of such board; and

(b)

with respect to any other person, the functional equivalent of a board of directors of a corporation or, other than for purposes of the definition of “Change of Control,” any committee thereof duly authorised to act on behalf thereof.

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam, Athens, London and New York.

“Capital Stock” means:

(a)	in the case of a corporation, corporate stock;

(b)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such association or entity;

(c)	in the case of a partnership or limited liability company, partnership interests (whether general or limited), membership interests or limited liability company interests; and

(d)

any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash” means, at any time with respect to any person, cash in hand or at a bank and (in the latter case) credited to an account in the name of that person and to which that person alone is beneficially entitled and for so long as:

(a)	that cash is repayable within thirty (30) days after the relevant date of calculation;

(b)

repayment of that cash is not contingent on the prior discharge of any other indebtedness of that person or of any other person whatsoever or on the satisfaction of any other condition other than any such conditions under Transaction Security referred to in paragraph (c) below;

(c)	there is no Security over that cash except for Transaction Security; and

(d)	the cash is freely and (except as mentioned in paragraph (a) and (c) above) immediately available to be applied in repayment or prepayment of the Loan.

“Cash Equivalents” means:

(a)

United States dollars, pounds sterling or Euro or other currency of a member of the Organization for Economic Cooperation and Development (including such currencies as are held as overnight bank deposits and demand deposits with banks);

(b)

securities issued or directly and fully guaranteed or insured by the government of the United States of America or any Member State of the European Union or any other country whose sovereign debt has a rating of at least “A3” from Moody’s and at least “A-” from S&P or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

(c)

demand and time deposits and eurodollar time deposits and certificates of deposit or bankers’ acceptances with maturities of one year or less from the date of acquisition, in each case, with any financial institution organised under the laws of any country that is a member of the Organization for Economic Cooperation and Development (i) whose long-term debt obligations are rated at least “A-3” or the equivalent thereof by S&P or at least “P-3” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Rating Agency) and (ii) having capital and surplus and undivided profits in excess of US$250 million;

(d)

repurchase obligations with a term of not more than 60 days for underlying securities of the types described in paragraph (b) of this definition entered into with any financial institution meeting the qualifications specified in paragraph (c) of this definition;

(e)	commercial paper and variable or fixed rate notes rated “P-1” or higher by Moody’s or “A-1” or higher by S&P and, in each case, maturing within one year after the date of acquisition;

(f)	money market funds that invest primarily in Cash Equivalents of the kinds described in paragraphs (a) through (e) of this definition; and

(g)

instruments equivalent to those referred to in paragraphs (a) through (f) of this definition denominated in any other foreign currency and comparable in credit quality and tenor to those referred to above and customarily to the extent reasonably required in connection with (i) any business conducted by the Ultimate Parent or any of its Subsidiaries in such jurisdiction or (ii) any investment in the jurisdiction in which such investment is made.

“Change of Control” means:

(a)	in respect of the Ultimate Parent, the occurrence of any of the following events:

(i)

at any time, the Ultimate Parent becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership of more than 35% of the total voting power of the Voting Stock of the Ultimate Parent or any direct or indirect parent company of the Ultimate Parent; provided that (x) so long as the Ultimate Parent is a Relevant Subsidiary of a parent company, no person shall be deemed to be or become a beneficial owner of more than 35% of the total voting power of the Voting Stock of the Ultimate Parent unless such person shall be or become a beneficial owner of more than 35% of the total voting power of the Voting Stock of such parent company and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in calculating the Voting Stock of which any such person first referred to above in this paragraph (i) is the beneficial owner;

(ii)

the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Ultimate Parent and its Relevant Subsidiaries, taken as a whole, to any person other than a wholly owned Relevant Subsidiary or one or more Permitted Holders in connection with which any person other than one or more Permitted Holders, is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of a majority of the total voting power of the Voting Stock of the transferee person in such sale or transfer of assets, as the case may be; provided that (x) so long as such transferee person is a Relevant Subsidiary of a Permitted Parent, no person shall be deemed to be or become a beneficial owner of a majority of the total voting power of the Voting Stock of such transferee person unless such person shall be or become a beneficial owner of a majority of the total voting power of the Voting Stock of such Permitted Parent and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in the calculation of any Voting Stock of which any such person first referred to above in this paragraph (ii) is the beneficial owner;

(iii)	the Ultimate Parent shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Ultimate Parent;

(iv)

de-listing of the Ultimate Parent’s common stock from the New York Stock Exchange or another internationally recognised stock exchange (if applicable) that does not occur in connection with a listing of the Ultimate Parent’s common stock on another internationally recognised stock exchange;

(v)

Mr George Giouroukos ceases to own (either directly or through one or more affiliates) at least 50% of the number of shares of the Ultimate Parent held by him on the date of the completion of the Merger (excluding any share split or reverse split) other than by reason of death or other incapacity in managing his affairs; or

(vi)

Mr George Giouroukos ceases to be the Executive Chairman of (or to hold an equivalent executive officer position in) the Ultimate Parent other than by reason of death or other incapacity in managing his affairs;

(b)	in respect of the Parent:

(i)	a sale, lease or transfer of all or substantially all of the Parent’s assets to any person or group; or

(ii)

at any time during which and for any reason, the Ultimate Parent fails to legally and beneficially own, directly, one hundred per cent. (100%) of the limited liability company interests and other equity interests of the Parent;

(c)	in respect of the Borrower:

(i)	a sale, lease or transfer of all or substantially all of the Borrower’s assets to any person or group; or

(ii)

at any time during which and for any reason, the Parent fails to legally and beneficially own, directly, one hundred per cent. (100%) of the limited liability company interests and other equity interests of the Borrower;

(d)	in respect of each Vessel Owner:

(i)	a sale, lease or transfer of all or substantially all of that Vessel Owner’s assets to any person or group other than as expressly permitted by the terms of this Agreement; or

(ii)

at any time on or after the date falling one (1) Business Day after the Preposition Date during which and for any reason, the Borrower fails to legally and beneficially own, directly, one hundred per cent. (100%) of the capital stock, limited liability company interests and other equity interests of that Vessel Owner.

“Charged Property” means the shares or limited liability company interests, as applicable, in each of the relevant Obligors and all of the assets of the relevant Obligors which from time to time are, or are expressed or intended to be, the subject of the Security Documents.

“Charter” means, in respect of a Vessel, any time charter or other contract of employment between the relevant Vessel Owner owning that Vessel and any charterer, which exceeds or is capable of exceeding twenty four (24) months (including by virtue of optional extensions).

“Charter Assignment” means the first priority assignment of any Charter in the agreed form.

“Classification” means, in relation to a Vessel, the classification with the Classification Society specified in Schedule 9 (Details of Vessels) or such other classification with a Classification Society as the Agent may, with the authorisation of the Majority Lenders, approve in writing (such authorisation not to be unreasonably withheld or delayed).

“Classification Society” means, in relation to a Vessel, DNV-GL, Bureau Veritas, ABS, Lloyds, NKK, RINA or such other classification society being a member of the International Association of Classification Societies mutually agreed by the Agent (with the authorisation of the Majority Lenders) and the Borrower.

“Code” means the US Internal Revenue Code of 1986 as amended.

“Commercial Management Agreement” means, in relation to a Vessel, any commercial management agreement entered into or to be entered into (as applicable) between the Vessel Owner owning that Vessel and an Approved Commercial Manager in form and substance acceptable to the Agent (such acceptance not to be unreasonably withheld or delayed, and acting on the instructions of the Majority Lenders).

“Commission” means the U.S. Securities and Exchange Commission.

“Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Part I of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred or assigned to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred or assigned to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate in the form set out in Schedule 6 (Form of Compliance Certificate) or otherwise in form and substance satisfactory to the Agent.

“Confidential Information” means all information relating to the Ultimate Parent and any Group member, the Finance Documents or the Loan of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Loan from either:

(a)	any Obligor or any of its advisers; or

(b)

another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Obligor or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 41 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any Obligor or any of its advisers; or

(iii)

is known by that Finance Party before the date the information is disclosed to it in accordance with (a) or (b) or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with any Obligor and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA from time to time or in any other form agreed between the Borrower and the Agent.

“Corresponding Debt” means any amount, other than a Parallel Debt, which a Transaction Obligor owes to a Finance Party under or in connection with the Finance Documents.

“Deed of Covenants” means, in relation to a Vessel registered under Hong Kong, Bahamas, Bermuda, Malta or Cyprus flag (or under any other Approved Flag whose laws prescribe a statutory form of vessel mortgage), a first priority deed of covenants collateral to the relevant Mortgage, in the agreed form.

“Default” means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)

which has failed to make its participation in the Loan available (or has notified the Agent that it will not make its participation in the Loan available) by the Utilisation Date in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event, and

payment is made within two (2) Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)

from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dividend / Loan Payment Criteria” means, at the time of a proposed dividend, distribution or loan payment by the Borrower (in the case of a dividend, distribution or loan payment to the Parent) or the Parent (in the case of a dividend, distribution or loan payment to the Ultimate Parent):

(a)

the Borrower provides a Compliance Certificate to the Agent evidencing that the Minimum Liquidity Test will continue to be satisfied following the making of such dividend, distribution or loan payment;

(b)	no Default has occurred and is continuing or would result from the making of such dividend, distribution or loan payment;

(c)	such dividend, distribution or loan payment is made within 30 days of a Quarter Date; and

(d)	no such dividend, distribution or loan payment is made before 31 March 2021.

“DOC” means, in relation to the ISM Company, a valid Document of Compliance issued for the ISM Company by the Administration (as defined in the ISM Code) under paragraph 13.2 of the ISM Code.

“Dollars” and “US$” mean the lawful currency, for the time being, of the United States of America.

“Dry Docking Costs” means, in respect of a Vessel, costs in respect of any intermediate or special survey of that Vessel which is scheduled to take place prior to the Termination Date.

“Dry Docking Reserve” means, in relation to each Vessel, amounts paid into the relevant Dry Docking Reserve Account in accordance with Clause 24.8 (Dry Docking Reserve).

“Dry Docking Reserve Accounts” means, in relation to each Vessel Owner, an account in the name of that Vessel Owner with the Account Bank, or any other account opened or established with that office of the Account Bank or another office of the Account Bank which is designated by the Agent as a “Dry Docking Reserve Account” for the purposes of this Agreement and “Dry Docking Reserve Account” means any of them.

“Earnings” means, in relation to a Vessel, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Vessel Owner owning that Vessel or the Security Agent and which arise out of the use or operation of the Vessel including (but not limited to):

(a)

all freight, hire and passage moneys, money or compensation payable for the provision of services by or from a Vessel or under any charter commitment, compensation payable to that Vessel Owner or the Security Agent in the event of requisition of a Vessel for hire, general average consolidation, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of a Vessel;

(b)	all moneys which are at any time payable under Insurances in respect of loss of earnings; and

(c)

if and whenever a Vessel is employed on terms whereby any moneys falling within paragraphs (a) or (b) is pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to a Vessel.

“Earnings Accounts” means, in relation to each Vessel Owner, an account in the name of that Vessel Owner with the Account Bank, or any other account opened or established with that office of the Account Bank or another office of the Account Bank which is designated by the Agent as an “Earnings Account” for the purposes of this Agreement and “Earnings Account” means any of them.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower and which, in each case, is not the Ultimate Parent or a member of the Group.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

“Environmental Approval” means any present or future permit, ruling, variance or other authorisation required under Environmental Law.

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)

any release, emission, spill or discharge into a Vessel or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from a Vessel; or

(b)

any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than a Vessel and which involves a collision between a Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Vessel and/or any Obligor and/or any operator or manager of a Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)

any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Vessel and in connection with which a Vessel is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of a Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

“Environmental Law” means any applicable or relevant present or future law or regulation relating to pollution or protection of human health or the Environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Event of Default” means any event or circumstance specified as such in Clause 26 (Events of Default) or any other event or circumstance described as such in any other provision of a Finance Document.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto and, in each case, the rules and regulations promulgated by the Commission thereunder.

“Existing Security” means the security provided by the Obligors in favour of Citibank N.A., London Branch as security for the obligations owed by the Ultimate Parent under the Senior Secured Notes.

“Facility” means the term loan facility made available under this Agreement as described in Clause 2.1 (The Facility).

“Facility Office” means:

(a)

in respect of a Lender, the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; and

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“Facility Period” means the period from and including the date of this Agreement to and including the date on which the Total Commitments have been reduced to zero and all Secured Liabilities have been fully paid and discharged.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)

any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or any regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law, regulation or other official guidance referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between (i) the Agent or the Security Agent and (ii) the Borrower setting out any of the fees referred to in Clause 11 (Fees).

“Finance Document” means:

(a)	this Agreement;

(b)	any Security Document;

(c)	any Fee Letter; or

(d)	any other document designated as a Finance Document by the Agent and any Obligor party to it.

“Finance Party” means the Agent, the Security Agent or a Lender (together the “Finance Parties”).

“Financial Half Year” means each period of six (6) months ending on a Half Year Date.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)

any redeemable preference share issues which mature prior to the date which is 6 months after the Termination Date (excluding, for this purpose, any preference shares issued by the Ultimate Parent which have a maturity date prior to such date and which covert into ordinary shares at maturity) or are otherwise classified as borrowings under GAAP;

(e)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(f)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(g)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(h)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)	the amount of any liability in respect of any guarantee, indemnity or similar assurance against financial loss in respect of any of the items referred to in paragraphs (a) to (i) above.

“Financial Quarter” means each period of three (3) months ending on a Quarter Date.

“Fresh Equity Injection” means, at any time after the date of this Agreement:

(a)

any Cash actually received by the Borrower from the Parent in consideration for the Borrower’s limited liability company interests, which was in turn received in full by the Parent from the Ultimate Parent in consideration for the Parent’s limited liability company interests; or

(b)

any Cash actually received by the Borrower from the Parent by way of Permitted Intercompany Debt, which was in turn received in full from the Ultimate Parent in consideration for the Parent’s limited liability company interests.

“GAAP” means generally accepted accounting principles in the United States of America.

“General Assignment” means, in relation to a Vessel Owner, any assignment of the Earnings, Insurances and Requisition Compensation in respect of the Vessel owned by that Vessel Owner, entered into by that Vessel Owner in favour of the Security Agent in the agreed form.

“Group” means the Parent, the Borrower and each Vessel Owner and their respective Subsidiaries for the time being.

“GSLS” means Global Ship Lease Services Limited.

“Guarantees” means the guarantees and indemnities in Clause 17 (Guarantee and indemnity) (and “Guarantee” means any of them).

“Guarantors” means, together, the Ultimate Parent, the Parent and each Vessel Owner.

“Half Year Date” means 30th June and 31st December of each calendar year.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“IAPPC” means a valid and current International Air Pollution Prevention Certificate.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within two (2) Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in (d) and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof;

(f)

has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in (d));

(i)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in (a) to (i); or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insurances” means, in relation to a Vessel:

(a)

any policy and contract of insurance including entries of that Vessel in any protection and indemnity or war risk association, effected in relation to that Vessel and that Vessel’s Earnings whether before or after the date of this Agreement; and

(b)	all rights and other assets relating to, or derived from, any such policies and contracts of insurance (including any rights to a return for a premium).

“Interest Period” means, in relation to the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Interpolated Screen Rate” means, in relation to the Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan,

each as of the Specified Time for the currency of the Loan.

“Intra-Company Loan Agreement” means any agreement to be entered into by the Ultimate Parent, the Parent, the Borrower and/or the Vessel Owners, exclusively for the purpose of making Permitted Intercompany Debt available in accordance with the terms of the Finance Documents.

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).

“ISM Company” means, at any given time, the company responsible for a Vessel’s compliance with the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time).

“ISSC” means a valid and current International Ship Security Certificate issued under the ISPS Code.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	the limitation of the enforcement of the terms of leases of real property by laws of general application to those leases;

(d)	similar principles, rights and remedies under the laws of any Relevant Jurisdiction; and

(e)

any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinions supplied to the Agent as a condition precedent under this Agreement on or before the Utilisation Date.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 27 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to the Loan or any part of it:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the Interest Period of the Loan or any part of it) the Interpolated Screen Rate for the Loan;

(c)	if:

(i)	no Screen Rate is available for Dollars; or

(ii)	no Screen Rate is available for the Interest Period of the Loan or any part of it and it is not possible to calculate the Interpolated Screen Rate for the Loan or part of it,

the Reference Bank Rate,

as of in the case of paragraphs (a) and (c) above the Specified Time on the Quotation Day for Dollars and for a period equal in length to the Interest Period of the Loan, or part of it and, if any such rate is below 0.5% per annum, LIBOR shall be deemed to be 0.5% per annum.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Loan” means the loan made or to be made under the Facility or, as the context requires, the principal amount outstanding for the time being of the loan (which shall for the avoidance of doubt shall be equal to the aggregate principal amount outstanding for the time being of all Notional Vessel Tranches).

“Loan to Own Investor” means any entity whose principal investment strategy is the purchase of loans to, or debt securities issued by, an entity (the “Target”) at a material discount to the face value of such loans or debt securities and with a view of either (i) owning the equity in, or gaining control of the business of, the Target or (ii) pursuing active enforcement policies with respect to such loans or debt securities.

“LTV Ratio” means, at any time, the Loan as a percentage of the aggregate Market Value of all Vessels.

“Major Casualty” means, in relation to a Vessel, any casualty to that Vessel in respect of which the claim or the aggregate of the claims against all insurers, inclusive of any franchise or deductible, exceeds or may exceed the Major Casualty Amount.

“Major Casualty Amount” means, in relation to a Vessel, US$750,000 or the equivalent in any other currency.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate at least 662/3% of the Total Commitments or, if the Total Commitments have been reduced to zero, aggregated at least 662/3% of the Total Commitments immediately prior to the reduction.

“Make Whole Amount” means an amount equal to the greater of:

(a)	3% of the principal amount to be prepaid; and

(b)	the excess of:

(i)

the present value on the date of prepayment of the aggregate of: (x) 103% of the principal amount to be prepaid as if that amount would otherwise be prepaid on the date which is immediately after the date falling on the twenty four month anniversary of the Utilisation Date; and (y) the amount equal to the amount of all interest which would otherwise have accrued for the period from the date of such prepayment (assuming for these purposes that LIBOR is the greater of (I) the LIBOR rate for a period of six months on the date which is two (2) Business Days prior to the date of prepayment and (II) 0.5%) to the date which is immediately after the date falling on the twenty four month anniversary of the Utilisation Date, computed using a discount rate equal to the US Treasury Rate plus 50 basis points; over

(ii)	the principal amount to be prepaid.

“Management Agreements” means any Technical Management Agreement and any Commercial Management Agreement.

“Manager’s Undertaking” means, in relation to a Vessel, the letter(s) of undertaking from each Approved Manager in favour of the Security Agent, in the agreed form.

“Margin” means seven per cent. (7%) per annum.

“Market Value” means, in relation to a Vessel, the value of that Vessel as determined in accordance with Clause 25.3 (Valuation of Vessels).

“Material Adverse Effect” means, in the reasonable opinion of the Majority Lenders, a material adverse effect on:

(a)	the business, operations, property, financial condition or financial prospects of the Ultimate Parent and the Group taken as a whole; or

(b)	the ability of an Obligor to perform its payment obligations under the Finance Documents; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or purported to be granted pursuant to any of, the Finance Documents; or

(d)	the rights or remedies of any Finance Party under any of the Finance Documents.

“Maximum	Loan Amount” means an amount of up to the lower of:

(a)	US$236,200,000; and

(b)

an amount equal to seventy five (75%) per cent. of the aggregate Market Value of the Mortgaged Vessels (but excluding, for the avoidance of doubt, any Mortgaged Vessel which has been directly or indirectly sold or become a Total Loss) established by the Valuations provided under Clause 4.2 (Utilisation Conditions precedent).

“Merger” means the stock-for-stock merger that closed on 15 November 2018 between the Ultimate Parent, Poseidon Containers Holdings LLC and K&T Marine LLC.

“Merger Conditions Certificate” means a certificate in the form set out in Schedule 7 (Form of Merger Conditions Certificate) or otherwise in form and substance satisfactory to the Agent.

“Minimum Liquidity Account” means an account in the name of the Borrower with the Account Bank, or any other account opened or established with that office of the Account Bank or another office of the Account Bank which is designated by the Agent as the “Minimum Liquidity Account” for the purposes of this Agreement.

“Minimum Liquidity Amount” has the meaning given in Clause 24.6 (Minimum Liquidity Account).

“Mortgage” means, in relation to a Vessel, the first priority or first preferred ship mortgage (as the case may be) granted or to be granted (as the context so requires) over that Vessel by the relevant Vessel Owner in favour of the Security Agent in the agreed form.

“Mortgaged Vessel” means, at any relevant time, any Vessel which is or purports to be subject to a Mortgage and/or whose Earnings, Insurances and Requisition Compensation are or purport to be subject to Security under the Finance Documents.

“Net Worth” means, in respect of the Ultimate Parent, Total Assets less Total Liabilities.

“New Lender” has the meaning given to that term in Clause 27 (Changes to the Lenders).

“Notional Vessel Tranche” means, in respect of any Vessel, the proportion of the Loan allocated to that Vessel based on its allocated contribution to the Maximum Loan Amount (which shall be as set out in Schedule 10 (Notional Vessel Tranche Amounts) provided that if the Total Commitments are not utilised in full they shall initially be as set out in the Utilisation Request and approved by the Lenders) (and as reduced by any repayments (whether Repayment Instalments or otherwise) or prepayments from time to time in accordance with the terms of this Agreement).

“Obligors” means the parties to the Finance Documents, other than the Finance Parties, the Account Bank and (to the extent it is not a Related Party) any Approved Manager and “Obligor” means any one of them.

“OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury.

“Operating Expenses” means, in relation to a Vessel, the aggregate expenditure necessarily incurred by the Vessel Owner which is the owner of that Vessel in operating, insuring, maintaining, repairing and generally trading that Vessel (including crewing fees paid and management fees due under a Technical Management Agreement) and administrative expenses specific to that Vessel, but excluding any share of central costs incurred in operating and managing the fleet under the control of the Ultimate Parent.

“Original Financial Statements” means:

(a)	in respect of the Ultimate Parent

(i)	its unaudited financial statements for the Financial Quarter ended 30 September 2020; and

(ii)	its audited financial statements for the financial year ended 31 December 2019

(b)	in respect of each Vessel Owner, its balance sheet and income statement as on 30 September 2020.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated or formed, as applicable, as at the date of this Agreement or, as the case may be, when they have acceded to this Agreement.

“Parallel Debt” has the meaning given in Clause 29.28(a) (Parallel Debt).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement (together the “Parties”).

“Permitted Dividend” means a dividend or distribution made by a Vessel Owner to the Borrower, by the Borrower to the Parent or by the Parent to the Ultimate Parent, in conformity with the Dividend / Loan Payment Criteria at the date of the declaration of such dividend or distribution, as certified to the Agent in writing by the Borrower or the Parent (as the case may be).

“Permitted Holders” means any investment funds managed and/or advised by Kelso & Company, L.P., including KEP VI (Newco Marine), Ltd. and KIA VIII (Newco Marine), Ltd.

“Permitted Intercompany Debt” means any downstream loan from:

(a)	the Ultimate Parent to the Parent;

(b)	the Parent to the Borrower (solely using the proceeds received from the Ultimate Parent); and

(c)	the Borrower to a Vessel Owner (solely using the proceeds received from the Parent),

provided that, in each case, such loan is (i) made under and on the terms contained in the Intra-Company Loan Agreement and (ii) subordinated and subject to the Transaction Security under and in accordance with the terms of the Subordination and Assignment Agreement.

“Permitted Maritime Lien” means, in relation to a Vessel:

(a)

unless a Default is continuing, any ship repairer’s or outfitter’s possessory lien in respect of that Vessel for an amount not exceeding the Major Casualty Amount or the equivalent in any other currency;

(b)	any lien on that Vessel for master’s, officer’s or crew’s wages outstanding in the ordinary course of its trading and in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens for master’s disbursements incurred in the ordinary course of trading; or

(e)

any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair, maintenance, insurance, dry-docking or chartering of that Vessel or due to the carrying out of any modifications on that Vessel, but not as a result of any default or omission by an Obligor and subject, in the case of liens for repair or maintenance, to paragraph (g) of Clause 22.13 (Restrictions on chartering etc.); provided that (i) in each case, no such lien is not more than 30 days outstanding and (ii) such liens are not, in aggregate, for an amount greater than the Major Casualty Amount, provided that, in the case of a lien arising in connection with the scheduled dry-docking of a Vessel where there is sufficient cash standing to the credit of the relevant Dry Docking Reserve Account to cover the Dry Docking Costs to which such lien relates, any such lien arising in respect of such scheduled dry-docking shall constitute a Permitted Maritime Lien for the purposes of paragraphs (a) and (e) above.

“Permitted Parent” means any direct or indirect parent of the Ultimate Parent formed not in connection with, or in contemplation of, a transaction that, assuming such parent was not formed, after giving effect thereto would constitute a Change of Control in respect of the Ultimate Parent.

“Permitted Security” means any Security which is:

(a)	granted by the Finance Documents;

(b)	a Permitted Maritime Lien;

(c)	approved in writing by the Agent (on behalf of all Lenders);

(d)	any pledge or set-off right created pursuant to the general banking conditions of the Account Bank; or

(e)	until it is released on a date falling not later one (1) Business Day after the Preposition Date, the Existing Security.

“Permitted Transaction” means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

(b)

transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of any Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms;

(c)	any charter of a Vessel expressly permitted under the terms of the Finance Documents; or

(d)	the acquisition of the Vessel Owners by the Borrower on a date falling not later than one (1) Business Day after the Preposition Date pursuant to the terms of the Shares Purchase Agreement.

“Permitted Vessel Disposal” means a sale of a Vessel by a Vessel Owner provided always that:

(a)	no Event of Default has occurred and is continuing or would occur as a result of the sale;

(b)	the sale is on arm’s length terms for cash proceeds payable in full on completion and for no less than its Market Value as at the date of contracting for sale;

(c)	the sale must be to a third party who is not a Related Party;

(d)

(prior to the relevant Vessel Owner entering into a legally binding commitment in relation to such sale) the Agent has received evidence in form and substance satisfactory to it demonstrating that the net sale proceeds from the sale of that Vessel are sufficient to ensure that the prepayment requirements set out in Clause 7.3 (Mandatory prepayment) and Clause 7.9 (Restrictions) will be satisfied (including but not limited to the requirement to pay all accrued interest, fees, any prepayment fees and other amounts due and payable under the Finance Documents), provided that, if the net sale proceeds are not sufficient to ensure that the prepayment requirements set out in Clause 7.3 (Mandatory prepayment) and Clause 7.9 (Restrictions) will be satisfied, the Ultimate Parent shall be permitted to provide additional funds in order satisfy any such shortfall on the condition that such additional funds shall be (i) provided by the Ultimate Parent and down-streamed to an account of the Borrower by way of a Permitted Intercompany Loan and/or a Fresh Equity Injection and such account is blocked and pledged in favour of the Security Agent on or before the date that any legal commitment (whether by way of any memorandum of agreement or otherwise) is provided for the sale and purchase of the Vessel, and (ii) released to the Security Agent upon the sale of the Vessel for application towards the Borrower’s prepayment obligations under Clause 7.3 (Mandatory Prepayment);

(e)

upon completion of the sale of that Vessel the net sale proceeds are immediately applied in prepayment in accordance with Clause 7.3 (Mandatory prepayment) and Clause 7.9 (Restrictions) and in payment of such other amounts due and payable under the Finance Documents; and

(f)	upon completion of the sale of that Vessel, the VTL Coverage set out in Clause 25.1(a) (Additional security) shall be maintained for any remaining Vessels.

“Pool A Vessels” means each of m.vs. “GSL Nicoletta”, “GSL Christen”, “Tasman”, “Dimitris Y” and “Ian H”.

“Pool B Vessels” means each of m.vs. “GSL Keta”, “GSL Julie”, “Kumasi”, “Marie Delmas”, “CMA CGM La Tour”, “CMA CGM Manet”, “CMA CGM Alcazar”, “GSL Château d’If”, “CMA CGM Thalassa”, “CMA CGM Jamaica”, “CMA CGM Sambhar”, “CMA CGM America”, “CMA CGM Berlioz”, “MSC Qingdao, “GSL Ningbo” and “MSC Tianjin”.

“Prepayment Fee” means, in respect of any amount of principal prepaid under Clause 7 (Prepayment and Cancellation):

(a)	the Make Whole Amount if the prepayment occurs on or before the date falling 24 months after the Utilisation Date of the amount prepaid;

(b)

3% of the amount prepaid if the prepayment occurs following the date falling 24 months after the Utilisation Date of the amount prepaid but on or before the date falling 36 months after the Utilisation Date of the amount prepaid;

(c)

1.5% of the amount prepaid if the prepayment occurs following the date falling 36 months after the Utilisation Date of the amount prepaid but on or before the date falling 48 months after the Utilisation Date of the amount prepaid; and

(d)	nil if the prepayment occurs following the date falling 48 months after the Utilisation Date of the amount prepaid.

“Preposition Date” has the meaning given in Clause 5.6 (Prepositioning of funds).

“Quarter Date” means 31st March, 30th June, 30th September and 31st December of each calendar year.

“Quasi-Security” has the meaning given to that term in Clause 21.8 (Negative pledge).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two (2) Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Property.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the Relevant Interbank Market in Dollars for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

“Reference Banks” means the principal London offices of Barclays Bank PLC, Lloyds Bank plc and HSBC Bank plc, or such other banks as may be appointed by the Agent in consultation with the Borrower.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Related Party” means any member of the Group or any of their respective Affiliates (or any officer, employee or director of any member of the Group or of any of their respective Affiliates) or any person which directly or indirectly owns more than 5% of the shares of the Ultimate Parent either alone and/or with other persons with whom it is acting in concert.

“Relevant Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control,” as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Relevant Document” means:

(a)	any Finance Document;

(b)	any Management Agreement;

(c)	each Charter;

(d)	any Intra-Company Loan Agreement; and

(e)	any other document designated as such by the Agent and any Obligor.

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any Charged Property owned by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	any jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Relevant Subsidiary” means, with respect to any specified person:

(a)

any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that person or one or more Subsidiaries of such person (or a combination thereof); and

(b)

any other person of which at least a majority of the voting interest (without regard to the occurrence of any contingency) is at the time directly or indirectly owned by such person or one or more Subsidiaries of such person (or a combination thereof).

“Repeating Representations” means each of the representations set out in Clause 18 (Representations and warranties), other than Clauses 18.8 (Insolvency),18.9 (No filing or stamp taxes), 18.13 (No proceedings pending or threatened), 18.14 (Taxes and VAT) and

18.31 (Vessel) and any representation in any other Finance Document which is expressed to be a “Repeating Representation” or is otherwise expressed to be repeated.

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated. nominated or recommended as the replacement for a Screen Rate by:

(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to that Screen Rate; or

(c)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Requisition Compensation” means, in relation to a Vessel:

(a)	any and all compensation or other monies payable by reason of any act or event such as is referred to in paragraph (b) or (c) of the definition of “Total Loss” relating to that Vessel; and

(b)

all claims, rights and remedies of the relevant Vessel Owner against the government or official authority or person or persons claiming to be or to represent a government or official authority or other entity in relation to (a) above.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Restricted Person” means a person that is:

(a)	listed on, or owned or controlled by a person listed on any Sanctions List;

(b)	located in, incorporated under the laws of, or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a Sanctioned Country; or

(c)

otherwise a target of Sanctions (being a person with whom a US person or other national under the jurisdiction of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities or against whom Sanctions are otherwise directed).

“Sanctioned Country” means a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country or territory, including, without limitation, as at the date of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria.

“Sanctions” means any economic or trade sanctions, laws, embargoes, regulations, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)

imposed by law or regulation of the United Kingdom, the Council of the European Union or any of its Members States, the United Nations or its Security Council or the government of the United States of America, whether or not any Obligor or any Affiliate is legally bound to comply with the foregoing;

(b)

the respective governmental institutions and agencies of any of the foregoing, including without limitation, OFAC, the United States Department of State, and the Office of Financial Sanctions Implementation Her Majesty’s Treasury (OFSI) (together, the “Sanctions Authorities”); or

(c)

otherwise imposed by any law or regulation by which any Obligor or any Affiliate of any of them is bound or, as regards a regulation, compliance with which is reasonable in the ordinary course of business of any Obligor or any Affiliate of any of them.

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list issued by OFAC, the “Consolidated List of Financial Sanctions Targets and Investment Ban List” issued by OFSI, or any similar list issued or maintained or made public by any of the Sanctions Authorities that has the effect of prohibiting transactions with such persons.

“Scrap Exposure” means, in relation to all Mortgaged Vessels, an amount in Dollars equal to (A) divided by (B), where:

(A) is the aggregate amount of the Loan outstanding; and

(B) is the aggregate lightweight tonnage of the Mortgaged Vessels.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or the service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Borrower materially changed;

(b)

(i)

(A)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)

the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued;

(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used;

(v)	in the case of a Screen Rate for LIBOR, the supervisor of the administrator of that Screen Rate makes a public announcement or publishes information:

(A)

stating that that Screen Rate is no longer or, as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); and

(B)	with awareness that any such announcement or publication will engage certain triggers for fallback provisions in contracts which may be activated by any such pre-cessation announcement or publication;

(c)

the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or

(ii)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than the period opposite that Screen Rate in Schedule 13 (Screen Rate contingency periods); or

(d)	in the opinion of the Majority Lenders and the Borrower, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor to any Finance Party under or in connection with any Finance Document.

“Secured Notes Redemption Notice” has the meaning given in Clause 5.6(a) (Prepositioning of funds).

“Secured Party” means each Finance Party, from time to time party to this Agreement, any Receiver or any Delegate (together the “Secured Parties”).

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Documents” means:

(a)	any Mortgage;

(b)	any Deed of Covenants;

(c)	any General Assignment;

(d)	any Accounts Security;

(e)	any Charter Assignment;

(f)	any Guarantee;

(g)	any Manager’s Undertaking;

(h)	any Share Charge;

(i)	any Subordination and Assignment Agreement; and

(j)	any other document as may be executed to guarantee and/or secure any amounts owing to the Finance Parties under any Finance Document.

“Security Property” means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)

all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the Secured Liabilities to the Security Agent as trustee for the Finance Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor or any other person in favour of the Security Agent as trustee for the Finance Parties;

(c)	the Security Agent’s interest in any turnover trust created under the Finance Documents; and

(d)

any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties.

“Senior Secured Notes” means the 9.875% First Priority Secured Notes due 2022 issued by the Ultimate Parent pursuant to the indenture dated 31 October 2017 (as amended or supplemented from time to time) between, amongst others, the Ultimate Parent and Citibank N.A., London Branch.

“Share Charges” means together:

(a)	the share security deed granted or to be granted (as the context so requires) by the Parent in favour of the Security Agent over all of the limited liability company interests in the Borrower; and

(b)

each share security deed granted or to be granted (as the context so requires) by the Borrower in favour of the Security Agent over the entire share capital in or all of the limited liability company interests of (as applicable) each Vessel Owner, in each case in the agreed form (and each a “Share Charge”).

“Shares Purchase Agreement” means any share purchase agreement between the Ultimate Parent and the Borrower in respect of the acquisition by the Borrower of each of the Vessel Owners.

“Specified Time” means a time determined in accordance with Schedule 8 (Timetables).

“Subordination and Assignment Agreement” means a subordination and assignment agreement entered into or to be entered into by the Transaction Obligors and the Security Agent in the agreed form.

“Subsidiary” means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Technical Management Agreement” means, in relation to a Vessel, any technical management agreement entered into or to be entered into (as applicable) between the Vessel Owner owning that Vessel and an Approved Technical Manager in form and substance acceptable to the Agent (acting reasonably and without delay, and on the instructions of the Majority Lenders).

“Termination Date” means:

(a)	the date falling on the fifth (5th) anniversary of the Utilisation Date, provided that the Utilisation Date occurs on or before 15 January 2021; and

(b)	15 January 2026, if the Utilisation Date occurs after 15 January 2021.

“Total Assets” means, at any financial testing date under this Agreement, the consolidated total assets of Ultimate Parent and its Subsidiaries at that date as determined in accordance with GAAP.

“Total Commitments” means the aggregate of the Commitments.

“Total Liabilities” means, at any financial testing date under this Agreement, the consolidated total liabilities of Ultimate Parent and its Subsidiaries at that date as determined in accordance with GAAP.

“Total Loss” means, in relation to a Vessel:

(a)	any actual, constructive, compromised, agreed or arranged total loss of that Vessel;

(b)

any expropriation, confiscation, requisition or acquisition of that Vessel (excluding requisition for hire) , whether or not for consideration (full, partial or nominal), which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(c)	any arrest, capture, seizure or detention of that Vessel (including any hijacking or theft) unless it is within sixty (60) days redelivered to the relevant Vessel Owner’s full control.

“Total Loss Date” means, in relation to a Vessel:

(a)	in the case of an actual loss of that Vessel, the date on which it occurred or, if that is unknown, the date when that Vessel was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Vessel, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Vessel Owner with that Vessel’s insurers in which the insurers agree to treat that Vessel as a total loss.

“Transaction Obligors” means the Borrower, the Vessel Owners, the Parent and the Ultimate Parent.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Ultimate Parent Group” means the Ultimate Parent and its Subsidiaries for the time being.

“Ultimate Parent Merger Conditions” means, in relation to any proposed merger by the Ultimate Parent with any other person:

(a)	the Ultimate Parent would, following such merger, remain the surviving entity of any such merger process;

(b)	no Default has occurred at the relevant time or would be triggered as a result of such merger process;

(c)	such merger process would not have a Material Adverse Effect; and

(d)

the Net Worth of the Ultimate Parent (as the surviving entity in such merger) would, following completion of such merger process, not be less than its Net Worth immediately prior to such merger process.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under any Finance Document.

“US Tax Obligor” means:

(a)	an Obligor which is resident for tax purposes in the United States of America; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means the utilisation of the Facility.

“Utilisation Date” means the date of the Utilisation, being the date on which that Utilisation is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“Valuation” means, in relation to a Vessel, a valuation prepared:

(a)	as at a date not more than fifteen (15) days previously or, in the case of a valuation prepared for the purposes of Clause 4 (Conditions of Utilisation), not more than thirty (30) days previously;

(b)	by an Approved Broker;

(c)	with or without physical inspection of the Vessel (as the Agent may require);

(d)

on the basis of an “as is, where is” sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment.

“VAT” means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)

any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.

“Vessels” means each Vessel described in Schedule 9 (Details of Vessels) (each a “Vessel”) except to the extent it has been sold or has become a Total Loss or is no longer a Mortgaged Vessel.

“Voting Stock” means, of any person as of any date, the Capital Stock of such person that is at the time entitled to vote in the election of the Board of Directors of such person.

“VTL Coverage” has the meaning given to such term in Clause 25.1 (Additional security).

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)

in relation to the UK Bail-In Legislation any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)

the “Account Bank”, the “Agent”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)

an “agency” of a state includes any local or other authority, self-regulating or other recognised body or agency, central or federal bank, department, government, legislature, minister, ministry, self-regulating organisation, official or public or statutory person (whether autonomous or not) or, or of the government of, that state or political sub-division in or of that state;

(iii)

a document in “agreed form” is a document which is previously agreed in writing by or on behalf of any Obligor party to it and the Agent or, if not so agreed, is in the form and substance specified by the Agent (acting with the instructions of all Lenders);

(iv)	“approved” means approved in writing by the Agent, acting on the instructions of the Majority Lenders;

(v)	“assets” includes present and future properties, revenues and rights of every description;

(vi)	“authorisation” means an authorisation, consent, approval, resolution, licence, exemption by a person by whom the same is required by law;

(vii)	“disposal” includes a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and “dispose” will be construed accordingly;

(viii)

the “equivalent” of an amount specified in a particular currency (“specific currency amount”) shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specific currency amount in the London foreign exchange market at 11 a.m. on the date the calculation falls to be made for spot delivery, as conclusively determined by the Agent (with the relevant exchange rate of such purchase being the “Agent’s spot rate of exchange”);

(ix)

“excess risks” means, in relation to a Vessel, the proportion (if any) of claims for general average, salvage and salvage charges not recoverable under the hull and machinery insurances in respect of that Vessel in consequence of the value at which a Vessel is assessed for the purpose of such claims exceeding its insured value;

(x)

a “Finance Document” or “Relevant Document” or any other agreement or instrument is a reference to that Finance Document or Relevant Document or other agreement or instrument as amended, novated, supplemented, extended or restated from time to time;

(xi)

“guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(xii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(xiii)	“month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(A)

if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(B)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(C)	the above rules will only apply to the last month of any period;

(xiv)

“obligatory insurances” means all insurances effected, or which any Vessel Owner is required to effect, under Clause 23.2 (Maintenance of Obligatory Insurances) or any other provision of any Finance Document;

(xv)

a “person” includes any individual, firm, company, corporation, limited liability company, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality);

(xvi)	a “policy” in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

(xvii)

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association that is a member of the International Group of P&I Clubs, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Time Clauses (Hulls)(1/11/02 or 1/11/03) or clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

(xviii)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law and, in the case of any request or guideline, with which it would, in the normal course of its business comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xix)

“war risks” includes the risk of mines and all risks excluded by clause 29 of the Institute Hull Clauses (1/11/02 or 1/11/03) or clause 24 of the Institute Time clauses (Hulls) (1/11/1995) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83);

(xx)	words importing the plural shall include the singular and vice versa and words importing a gender shall include every gender;

(xxi)	a provision of law is a reference to that provision as amended or re-enacted; and

(xxii)	a time of day is a reference to London time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3	Third Party Rights

(a)

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)

Any Receiver, Delegate or any person described in Clause 1.1 (Definitions) may, subject to this Clause 1.3(c) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

1.4	Anti-Boycott

(a)

No provision of this Agreement shall require any Obligor to take or omit to take any action or to make any representation or agreement, to comply with, further or support, any embargo or boycott where such action or omission would:

(i)	be unenforceable by or in respect of that Obligor by reason of breach of any applicable Blocking Law; or

(ii)	in the reasonable opinion of that Obligor, result in a reporting obligation or adverse tax consequences for that Obligor or its affiliates by reason of any applicable Blocking Law,

in which event the Obligor invoking this Clause 1.4 shall promptly notify the Agent of the specific action(s) it is not taking or the specific representation or agreement it is not making or entering into pursuant to this Clause (giving sufficient detail as to the legal reasoning), but failure to make such notification shall not affect the applicability of this Clause 1.4.

(b)	The Obligors are not required to comply with any provision of this Agreement to the extent that such compliance is prohibited by or conflicts with a Blocking Law.

1.5	Conflict

In the event of conflict between the provisions of this Agreement and any other Finance Documents, unless a contrary intention appears the provision of this Agreement shall prevail.

2.	The Facility

2.1	The Facility

Subject to the terms of this Agreement, the Lenders shall make available to the Borrower a term loan facility in a single advance in an amount not exceeding the Maximum Loan Amount (as adjusted in accordance with the terms of this Agreement).

2.2	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.	Purpose

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility only for the purpose of refinancing the existing indebtedness incurred in relation to the Senior Secured Notes or payment of any fees, costs or expenses payable under this Agreement.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of Utilisation

4.1	Initial conditions precedent

The Borrower may not deliver the Utilisation Request unless the Agent, or its duly authorised representative, has received all of the documents and other evidence listed in Schedule 2 Part I (Conditions Precedent to Utilisation Request) in form and substance satisfactory to the Agent. The Agent shall notify the Obligors and the Lenders promptly upon being so satisfied.

4.2	Utilisation conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to the Utilisation if:

(a)

in respect of the Utilisation Date (and prior to the Utilisation), the Agent has received all of the documentation and other evidence listed in Schedule 2Part II (Conditions Precedent to Utilisation) in form and substance satisfactory to the Agent;

(b)	on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)	no Default is continuing or would result from the proposed Utilisation;

(ii)

all representations and warranties under any of the Finance Documents made or to be made by an Obligor are true and accurate as at that date with reference to the facts and circumstances then existing;

(iii)	the provisions of Clause 10.3 (Alternative basis of interest or funding) do not apply; and

(iv)	the relevant Vessel has not been the subject of a sale (or binding commitment to sell) by the relevant Vessel Owner or Total Loss; and

(c)	the Utilisation requested is not for more than the Maximum Loan Amount.

4.3	Waiver of Conditions Precedent

If the Agent, acting upon the instructions of all Lenders (which authorisation the relevant Lenders shall have full power to withhold), permits the Utilisation of the Facility before certain of the conditions referred to in Clause 4.2(a) and/or Clause 4.2(b) are satisfied, the Borrower shall ensure that such conditions are satisfied with five (5) Business Days after the Utilisation Date (or such longer period as the Agent may, with the authorisation of all Lenders, specify) and any failure of the Borrower to do so within that period shall constitute an immediate Event of Default.

4.4	Conditions subsequent

(a)

The Borrower undertakes to deliver or to cause to be delivered to the Agent within thirty (30) days after the Utilisation Date the relevant additional documents and other evidence listed in paragraphs (1) to (7) of Schedule 2Part III (Conditions Subsequent).

(b)

The Borrower undertakes to deliver or to cause to be delivered to the Agent no later than the earlier to occur of (i) the date of redemption of the Senior Secured Notes and (ii) the date falling one (1) Business Day after the Preposition Date, the relevant additional documents and other evidence listed in paragraphs (8) to (16) of Schedule 2Part III (Conditions Subsequent).

5.	Utilisation

5.1	Delivery of Utilisation Request

The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time (or such shorter period as the Agent may agree in its sole discretion, acting on the instructions of the Lenders).

5.2	Completion of Utilisation Request

The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)	the proposed Utilisation Date is a Business Day within the Availability Period;

(b)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(c)	it specifies the account and bank to which the proceeds of that Loan are to be credited.

5.3	Currency and amount

(a)	The currency specified in the Utilisation Request must be Dollars.

(b)	The amount of the proposed Utilisation must be an amount which is not more than the Maximum Loan Amount.

(c)	There shall be no more than one (1) Utilisation in total.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in the Utilisation will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Utilisation.

(c)	The Agent shall notify each Lender of the amount of the Utilisation and the amount of its participation in the Utilisation by the Specified Time.

5.5	Disbursement

The Agent shall, on the Utilisation Date, pay to, or for the account of, the Borrower or the relevant Vessel Owner (as the case may be) the amount which the Agent receives from the Lenders in respect of the Utilisation, such payment to be made in like funds as the Agent so receives from the Lenders to the account as specified in the Utilisation Request.

5.6	Prepositioning of funds

If, in respect of the Utilisation, the Agent, at the request of the Borrower and on terms acceptable to the Agent (acting on the instructions all Lenders, which approval they shall have full power to withhold), prepositions (either from an account of the Agent or an Affiliate of the Agent) any funds with Citibank, N.A., London Branch (“Citibank”) as directed by the Borrower in the Utilisation Request (the date that Citibank confirms receipt of such prepositioned funds, the “Preposition Date”):

(a)

the Borrower shall procure that the redemption notice provided by the Ultimate Parent in respect of the Senior Secured Notes (the “Secured Notes Redemption Notice”) is in the agreed form, including a condition that the prepositioned funds shall not be released to Citibank without the Ultimate Parent’s confirmation of the satisfaction of the conditions precedent to Utilisation (“Redemption Condition”);

(b)	the Ultimate Parent undertakes and agrees not to:

(i)	confirm satisfaction of the Redemption Condition;

(ii)	rescind the Secured Notes Redemption Notice;

(iii)	agree to a change in the redemption date from that stated in the Secured Notes Redemption Notice (the “Senior Notes Redemption Date”),

in each case without the prior written authorisation of the Agent (which authorisation may be issued by email);

(c)	the Ultimate Parent undertakes and agrees to confirm satisfaction of the Redemption Condition immediately upon instruction by the Agent to do so (which instruction may be issued by email);

(d)

the Agent will give the instruction referred to in paragraph (c) above upon the confirmation of receipt by Citibank of the redemption amount set out in the Secured Notes Redemption Notice (the “Redemption Amount”), provided such confirmation is given by Citibank either:

(i)	at or any time or date prior to 10am (New York time) on the Secured Notes Redemption Date; or

(ii)

after 10am (New York time) on the Secured Notes Redemption Date or on the Business Day following the Secured Notes Redemption Date, provided in either case that Citibank further confirms that it will apply the Redemption Amount to redeem the Senior Secured Notes on that date;

(e)	each Lender agrees to fund its participation in the Utilisation on a day not more than two (2) Business Days after the Agent confirms receipt of:

(i)	a validly served Utilisation Request; and

(ii)

all of the documentation and other evidence listed in Schedule 2Part II (Conditions Precedent to Utilisation) in form and substance satisfactory to the Agent, other than the documentation and evidence which the Borrower demonstrates to the satisfaction of the Agent that it will not be able to obtain until the Utilisation Date (such other documentation and evidence that remains outstanding, the “Closing CPs”);

(f)	the Borrower shall, without duplication, indemnify each Finance Party against any costs, loss or liability it may incur in connection with such arrangement;

(g)

the date on which the Lenders fund the Utilisation or any part of the Utilisation for the purposes of transfer to Citibank constitutes the Utilisation Date and the Borrower agrees to pay interest on the amount of the funds so prepositioned at the rate described in Clause 8.1 (Calculation of interest) on the basis of successive interest periods of one day and so that interest shall be paid together with the first payment of interest on the Loan after the Utilisation Date in respect of it or, if the Utilisation Date does not occur, within three (3) Business Days of demand by the Agent; and

(h)	if all the conditions stipulated in Schedule 2Part II have not been satisfied by 5.00 p.m. on the first Business Day following the Utilisation Date requested in the Utilisation Request:

(i)	the Borrower shall procure that the proceeds of the Utilisation are returned to the Agent in full (who in turn shall return them to the Lenders);

(ii)	the Borrower shall pay all accrued interest and fees in respect of such returned proceeds in accordance with paragraph (g) above;

(iii)	the Borrower may submit a further Utilisation Request for re-advance of the proposed Utilisation during the Availability Period if:

(A)	the Borrower has not previously submitted a reissued Utilisation Request for re-advance of the Loan pursuant to this Clause 5.6 (Prepositioning of funds); and

(B)	the Borrower procures that the Agent is provided with such confirmations of the continuing effectiveness of the terms of the Finance Documents as the Agent may require.

6.	Repayment

6.1	Repayment Instalments

(a)

The Loan shall be repaid by the Borrower in twenty (20) equal consecutive quarterly instalments of US$6,560,000 (to be applied pro rata against each Notional Vessel Tranche) commencing on 31 March 2021 and thereafter on each subsequent Quarter Date, provided that the last repayment instalment shall not overrun the Termination Date and such amounts may be adjusted in accordance with Clause 6.4 (Adjustment of Repayment Instalments).

(b)

The balance of the Loan shall be repaid in full as a balloon repayment on the Termination Date, together with all other amounts then due and outstanding under the Finance Documents (the “Balloon Instalment”).

6.2	No Reborrowing

Amounts of the Loan which are repaid or prepaid shall not be available for reborrowing other than in accordance with Clause 5.6(h).

6.3	Release of Security

If no Event of Default is continuing, simultaneously with completion of a Permitted Vessel Disposal by a Vessel Owner (in accordance with the terms and conditions of this Agreement) and prepayment in full of the relevant Notional Vessel Tranche and all other amounts pre- payable or payable under the Finance Documents in connection with such Permitted Vessel Disposal, the Security Agent shall, at the request and cost of the Borrower, release, without recourse or warranty, each of the following Security Documents:

(a)	the Mortgage in respect of the relevant Vessel;

(b)	if applicable, the Deed of Covenants in respect of the relevant Vessel;

(c)	the General Assignment in respect of the relevant Vessel;

(d)	any Charter Assignment in respect of the relevant Vessel; and

(e)	each Manager’s Undertaking in respect of the relevant Vessel.

6.4	Adjustment of Repayment Instalments

If the Total Commitments are not utilised in full, the amount of each Repayment Instalment for the Loan shall be reduced pro rata by the unutilised amount.

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7.	Prepayment and cancellation

7.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan or any part of the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)

the Borrower shall repay that Lender’s participation in the Loan on the last day of the Interest Period for the Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Change of Control

(a)	If a Change of Control occurs, then:

(i)	the Borrower shall promptly notify the Agent upon becoming aware of that event;

(ii)	no Lender shall be obliged to fund the Utilisation; and

(iii)

the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents shall become immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable

(b)	For the avoidance of doubt, no merger by the Ultimate Parent which satisfies the Ultimate Parent Merger Conditions shall constitute a Change of Control for the purposes of this Clause 7.2.

7.3	Mandatory prepayment

(a)

If a Vessel is sold or becomes a Total Loss, the Borrower shall be obliged to (and without prejudice to the restrictions on sale of a Vessel and/or insurance covenants and requirements as otherwise provided in the Finance Documents) prepay, as a minimum amount, the aggregate of:

(i)	the outstanding balance of the Notional Vessel Tranche relating to the subject Vessel; and

(ii)	such amount of the balance of the Loan that would be required to be prepaid in order to ensure that:

(A)

the LTV Ratio immediately after the sale or Total Loss (and, for the purposes of such calculation, the Vessel which is sold or which becomes a Total Loss shall be excluded but the aggregate value of any additional security provided pursuant to Clause 25 (Security Shortfall) shall be included to the extent that such additional security has not been released pursuant to Clause 25.2 (Release of additional security)) is no greater than the LTV Ratio immediately prior to such sale or Total Loss (including the Vessel which is sold or which becomes a Total Loss); and

(B)

the Scrap Exposure immediately after the sale or Total Loss (and, for the purposes of such calculation, the Vessel which is sold or which becomes a Total Loss shall be excluded) is no greater than the Scrap Exposure immediately prior to such sale or Total Loss (including the Vessel which is sold or which becomes a Total Loss).

(b)

If a Vessel is sold or becomes a Total Loss, the required amount in sub-clause (a) shall be prepaid on the date on which the sale is completed by delivery of that Vessel to the buyer or, if that Vessel becomes a Total Loss, on the earlier of the date falling one hundred and thirty (130) days after the Total Loss Date and two (2) Business Days after the date of receipt by the Agent of the proceeds of insurance relating to such Total Loss.

(c)

Any prepayments of principal under this Clause 7.3 shall be applied firstly in repayment of the then principal outstandings under the Notional Vessel Tranche relating to that Vessel and any balance to be applied against the other Notional Vessel Tranches pro rata.

(d)

Any remaining proceeds of the sale or Total Loss of a Vessel after the mandatory prepayments in paragraph (a) above have been made shall be released to the Borrower for use in a manner which is not prohibited by the Finance Documents, provided that if an Event of Default has occurred and is continuing such remaining proceeds shall be applied in full in prepayment of the Loan in accordance with paragraph (c) above.

(e)

If there is any loss in respect of a Vessel or a claim under the Insurances in respect of a Vessel exceeding the Major Casualty Amount which in each case is not a Total Loss, the Borrower irrevocably authorises, and shall procure that all such things are done to enable the Agent to apply any proceeds received from such loss or claim as a prepayment against the relevant Notional Vessel Tranche relating to that Vessel unless such proceeds are applied within ninety (90) days, or such longer period as the Borrower can demonstrate to the satisfaction of the Agent is necessary to effect the repairs to the Vessel, of being received towards repairing the relevant Vessel in accordance with the relevant Security Documents (or otherwise are used to reimburse the Borrower for amounts made for such repair) and during which time the Borrower, the Parent, the Ultimate Parent and the Vessel Owners shall procure that such funds are immediately credited to and remain in the Earnings Account on and from their receipt.

7.4	Automatic cancellation

The unutilised Commitment (if any) of each Lender shall be automatically cancelled at the earlier of (i) close of business on the date on which the Loan is made available and (ii) at the end of the Availability Period.

7.5	Voluntary cancellation

(a)

The Borrower may, upon giving to the Agent not less than five (5) Business Days’ prior notice, cancel the whole or any part of the Available Facility (but, if in part, being an amount that reduces the Available Facility by a minimum amount of US$500,000 and thereafter in increments of US$500,000 (or the full remaining Available Facility).

(b)	Any cancellation under this Clause 7.5 shall reduce the Available Commitments of the Lenders rateably.

7.6	Voluntary prepayment

(a)

The Borrower may, upon giving to the Agent not less than five (5) Business Days’ prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of US$500,000 and thereafter in increments of US$500,000).

(b)	The Loan may only be prepaid pursuant to this Clause 7.6 after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).

(c)	Any partial prepayments under this Clause 7.6 shall be applied against the Loan pro rata as between each Notional Vessel Tranche.

7.7	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (b) of Clause 12.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Company under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Loan or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment(s) of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in the Loan.

(d)	If:

(i)	any of the circumstances set out in paragraph (a) above apply to a Lender; or

(ii)	an Obligor becomes obliged to pay any amount in accordance with Clause 7.1 (Illegality) to any Lender,

the Borrower may, on five (5) Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 27 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loan and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent (other than in accordance with Clause 29.12 (Resignation of the Agent and the Security Agent);

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)

A Lender shall perform the checks described in paragraph 7.7(e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

7.8	Right of cancellation in relation to a Defaulting Lender

(a)

If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five (5) Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

7.9	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. The Agent must notify the Lenders promptly upon receipt of any such notice.

(b)

Any repayment or prepayment under this Agreement shall be made together with accrued interest on the amount repaid or prepaid, the Prepayment Fee and any applicable Break Costs, provided that no Prepayment Fee shall be payable only in respect of the following:

(i)	any prepayment pursuant to paragraph 25.1(b)(ii) of Clause 25.1 (Additional security);

(ii)	any prepayment pursuant to Clause 7.3 (Mandatory prepayment) as a result of a Total Loss of a Vessel;

(iii)	any prepayment pursuant to Clause 7.7 (Right of replacement or repayment and cancellation in relation to a single Lender);

(iv)

any prepayment pursuant to Clause 7.3 (Mandatory prepayment) as a result of the sale of any Vessel which is a handymax (being named m.vs. “Keta”, “Julie”, “Kumasi”, “Marie Delmas”, “La Tour” and “Manet” at the date of this Agreement); or

(v)	any prepayment pursuant to Clause 5.6(h) (Prepositioning of funds).

(c)	The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(d)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(e)	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the Lenders, as appropriate.

(f)

If all or part of the Loan is repaid or prepaid, an amount of the Commitments (equal to the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph shall reduce the Commitments of the Lenders rateably.

(g)	Any prepayment of the Loan shall be applied pro rata to each Lender’s participation in the Loan and each Notional Vessel Tranche.

8.	Interest

8.1	Calculation of interest

The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR.

8.2	Payment of interest

The Borrower shall pay accrued interest on the Loan on the last day of each Interest Period.

8.3	Default interest

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date (after the expiration of any applicable grace period under Clause 26.1 (Non-payment)), interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is 2% per annum higher than the rate which would have been payable if the overdue amount had, during the period of non- payment, constituted the Utilisation in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent. Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9.	Interest Periods

9.1	Length of Interest Periods

(a)	Each Interest Period for the Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period and end on the next Quarter Date.

(b)	If an Interest Period would otherwise overrun the Termination Date, it will be shortened so that it ends on the Termination Date.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.	Changes to the calculation of interest

10.1	Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2	Market disruption

(a)

If a Market Disruption Event occurs in relation to the Loan for any Interest Period, then the rate of interest on each Lender’s share of the Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan from whatever source it may reasonably select.

(b)	In this Agreement “Market Disruption Event” means:

(i)

at or about noon on the Quotation Day for the relevant Interest Period, the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for Dollars for the relevant Interest Period; or

(ii)

before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed fifty per cent. (50%) of the Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

10.3	Alternative basis of interest or funding

(a)

If a Market Disruption Event occurs and the Agent so requires or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.4	Break Costs

(a)

The Borrower shall, within three (3) Business Days of demand by a Finance Party (or at the time of prepayment of the relevant amount under Clause 7 (Prepayment and cancellation), pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

(b)

Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue, provided that neither the Original Lenders nor any other Lenders from time to time managed by Hayfin Capital Management LLP shall be entitled to claim Break Costs.

11.	Fees

11.1	Agency Fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in the Fee Letter.

11.2	Upfront fee

The Borrower shall pay to the Agent (for the account of the Lenders) an upfront fee in the amount and at the times agreed in the Fee Letter.

11.3	Commitment fee

(a)

The Borrower shall pay to the Agent (for the account of the Lenders) a commitment fee computed at the rate of forty per cent. (40%) of the Margin per annum on the aggregate amount of each Lender’s Available Commitments in respect of the Facility from the date of this Agreement until the earlier of (i) the Utilisation Date if all Commitments are fully drawn on that date or (ii) the final day of the Availability Period (“Commitment Fee”).

(b)

The accrued Commitment Fee is payable on the Utilisation Date or, if any amount of the Facility is unutilised as of the expiry of the Availability Period, the Commitment Fee in respect of the Available Commitment shall be paid on the earlier of:

(i)	the last day of the Availability Period; and

(ii)	the date on which the cancellation of the Available Commitment is effective.

(c)	The Agent shall be entitled to deduct any accrued Commitment Fee which has become due and payable and which remains unpaid from the proceeds of the Utilisations and apply it in payment of such fees.

(d)	No Commitment Fee shall accrue for the account of a Lender on any Available Commitment of that Lender in respect of any day on which that Lender is a Defaulting Lender.

12.	Tax gross up and indemnities

12.1	Definitions

In this Agreement:

(a)

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

(b)	“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

(c)	“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

(d)	“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(e)	Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

Each Obligor shall (and shall procure that each other Obligor which is a Subsidiary of that Obligor shall) make all payments to be made by it under any Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law, subject as follows:

(a)

an Obligor shall promptly upon becoming aware that it or any other Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and any such other Obligor;

(b)

if a Tax Deduction is required by law to be made by the Borrower or any other Obligor, the amount of the payment due from the Borrower or that other Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required;

(c)

if any Obligor is required to make a Tax Deduction, that Obligor shall (and shall procure that such other Obligor which is a Subsidiary of that Obligor shall) make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law;

(d)

within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall (and shall procure that such other Obligor which is a Subsidiary of that Obligor shall) deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

(a)

The Borrower shall (within three (3) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Clause 12.3(a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)

under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)

A Protected Party making, or intending to make a claim under Clause 12.3(a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from the Borrower under this Clause 12.3, notify the Agent.

12.4	Tax Credit

If the Borrower or any other Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)

that Finance Party has obtained and utilised that Tax Credit, that Finance Party shall pay an amount to the Borrower or to that other Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Borrower or that other Obligor.

12.5	Stamp taxes

The Borrower shall pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party or any Obligor to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Clause 12.6(b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party or any Obligor under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party or Obligor must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to the Borrower).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this Clause 12.6(b)(i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause 12.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.7	FATCA information

(a)	Subject to Clause 12.7(c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to Clause 12.7(a)(i)(A) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Clause 12.7(a) above shall not oblige any Finance Party to do anything, and Clause 12.7(a)(iii) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 12.7(a)(i) or 12.7(a)(ii) above (including, for the avoidance of doubt, where Clause 12.7(c) applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)

If an Obligor is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten (10) Business Days of:

(i)	where an Obligor is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where an Obligor is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender or an Increase Lender, the relevant Transfer Date; or

(iii)	where an Obligor is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)	a withholding certificate on Form W-8 or Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 12.7(e) above to the Borrower.

(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to Clause 12.7(e) is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 12.7(e) or 12.7(g) without further verification. The Agent shall not be liable for any action taken by it under or in connection with Clause 12.7(e), 12.7(f) or 12.7(g).

12.8	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

13.	Increased costs

13.1	Increased costs

(a)

Subject to Clause 13.3 (Exceptions) the Borrower shall, within three (3) Business Days of a demand by the Agent, pay to the Agent for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from the Loan or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

(c)	In this Agreement “Basel III” means:

(i)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

(d)	In this Agreement, “CRD IV” means EU CRD IV and UK CRD IV.

(e)	In this Agreement, “EU CRD IV” means:

(i)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012; and

(ii)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

(f)	In this Agreement “UK CRD IV” means:

(i)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “Withdrawal Act”);

(ii)

the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and

(iii)

direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act.

13.2	Increased cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

(a)	Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)

compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 12.3 (Tax indemnity) applied);

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;

(v)

attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

(vi)	attributable to a bank levy or similar charge.

(b)	In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Definitions).

14.	Other indemnities

14.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

(a)

Each of the Borrower, the Parent, the Ultimate Parent and each Vessel Owner shall jointly and severally, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(i)	the occurrence of any Event of Default;

(ii)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(iii)

funding, or making arrangements to fund, its participation in the Loan requested by the Borrower in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower.

(b)

Each of the Borrower, the Parent, the Ultimate Parent and each Vessel Owner shall jointly and severally, on demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (an “Indemnified Person”), against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, any Vessel unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)

Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(ii)	in connection with any Environmental Claim.

(d)	Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

14.3	Indemnity to the Agent

The Borrower, the Parent, the Ultimate Parent and each Vessel Owner jointly and severally shall promptly indemnify the Agent against:

(a)	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default; or

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)	any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent in acting as Agent under the Finance Documents.

14.4	Indemnity to the Security Agent

(a)

The Borrower, the Parent, the Ultimate Parent and each Vessel Owner jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	any failure by an Obligor to comply with its obligations under Clause 16 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(vi)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or

(vii)

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Finance Parties, indemnify itself out of the Security Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4(b) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

14.5	Indemnity Survival

The indemnities in this Agreement shall survive repayment of the Loan.

14.6	Priority of Indemnity

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in Clause 14.4 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of enforcement of the Transaction Security for all moneys payable to it.

15.	Mitigation by the Lenders

15.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross up and indemnities) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

(a)

The Transaction Obligors shall, within three (3) Business Days of demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.	Costs and expenses

16.1	Transaction expenses

The Borrower, the Parent, the Ultimate Parent and each Vessel Owner shall jointly and severally, within five (5) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including but not limited to legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document;

(b)	the Transaction Security;

(c)	any other Finance Documents executed after the date of this Agreement;

(d)

any other document which may at any time be required by a Finance Party to give effect to any Finance Document or which a Finance Party is entitled to call for or obtain under any Finance Document (including, for the avoidance of doubt, any Valuation or survey and inspection costs except where a Finance Party is expressly required under the terms of the Finance Documents to pay any such amount without reimbursement from any Obligor); and

(e)	any discharge, release or reassignment of any of the Finance Documents.

16.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 33.10 (Change of currency), the Borrower shall, within five (5) Business Days of demand, reimburse each Finance Party for the amount of all costs and expenses (including legal fees) reasonably incurred by that Finance Party (and, in the case of the Security Agent, any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs

The Borrower shall, within five (5) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Finance Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

16.4	Other costs

The Borrower shall, within five (5) Business Days of demand, pay to each Finance Party and each other Secured Party the amount of all sums which that Finance Party or other Secured Party may pay or become actually liable for on account of the Borrower or a Vessel Owner in connection with a Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which that Finance Party or other Secured Party may pay or guarantees which it may give in respect of the Insurances, any expenses incurred by that Finance Party or other Secured Party in connection with the maintenance or repair of a Vessel or in discharging any lien, bond or other claim relating in any way to a Vessel, and any sums which that Finance Party or other Secured Party may pay or guarantees which it may give to procure the release of a Vessel from arrest or detention.

17.	Guarantee and indemnity

17.1	Guarantee and indemnity

Each of the Guarantors irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, the Guarantors shall immediately on demand pay that amount as if they were the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor (other than the Guarantors) not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantors under this indemnity will not exceed the amount it would have had to pay under this Clause 17 if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantors under this Clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of the Guarantors under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of the Ultimate Parent or any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

17.5	Guarantors’ Intent

Without prejudice to the generality of Clause 17.4 (Waiver of defences), each of the Guarantors expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital, enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities, refinancing any other indebtedness; making facilities available to new borrowers, any other variation or extension of the purposes for which any such facility or amount might be made available from time to time, and any fees, costs and/or expenses associated with any of the foregoing.

17.6	Immediate recourse

Each of the Guarantors waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from it or commencing proceedings under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantors shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantors or on account of the Guarantors’ liability under this Clause 17.

17.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantors will not exercise any rights which either of them may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Obligor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If any Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 33 (Payment mechanics).

17.9	Additional security

This guarantee and any other Security given by the Guarantors is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Finance Party, or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

18.	Representations and warranties

18.1	Representations

Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party and the times specified in Clause 18.32 (Times when representations are made).

18.2	Status

Each of the Obligors:

(a)	is a corporation or a limited liability company, duly incorporated or formed and validly existing under the law of its jurisdiction of incorporation or formation; and

(b)	has the power to own its assets and carry on its business as it is being conducted.

18.3	Binding obligations

Subject to the Legal Reservations:

(a)	the obligations expressed to be assumed by each of the Obligors in each of the Relevant Documents to which it is a party are legal, valid, binding and enforceable obligations; and

(b)

(without limiting the generality of paragraph (a)), each Security Document to which it is a party creates or will create upon execution and delivery and, where applicable, registration, the security interests that that Security Document purports to create and those security interests are, or will be when created or intended to be created, valid and effective.

18.4	Non-conflict with other obligations

The entry into and performance by each of the Obligors of, and the transactions contemplated by, the Relevant Documents do not conflict with:

(a)	any law or regulation applicable to such Obligor;

(b)	the constitutional documents of such Obligor; or

(c)	any agreement or instrument binding upon such Obligor or any of such Obligor’s assets or constitute a default or termination event (however described) under any such agreement or instrument.

18.5	Power and authority

(a)

Each of the Obligors has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Relevant Documents to which it is or will be a party and the transactions contemplated by those Relevant Documents.

(b)

No limit on the powers of any Obligor will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Relevant Documents to which it is a party.

18.6	Validity and admissibility in evidence

All authorisations required or desirable:

(a)	to enable each of the Obligors lawfully to enter into, exercise its rights and comply with its obligations in the Relevant Documents to which it is a party; and

(b)	to make the Relevant Documents to which any Obligor is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect, with the exception only of the registrations referred to in Schedule 2Part III (Conditions Subsequent).

18.7	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of governing law of any Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Transaction Obligor.

(b)

Any judgment obtained in relation to any Finance Document in the jurisdiction of the governing law of that Finance Document will, subject to the Legal Reservations, be recognised and enforced in the Relevant Jurisdictions of each relevant Transaction Obligor.

18.8	Insolvency

No corporate action, legal proceeding or other procedure or step described in Clause 26.7 (Insolvency proceedings) or creditors’ process described in Clause 26.8 (Creditors’ process) has been taken or, to the knowledge of any Transaction Obligor, threatened in relation to that Transaction Obligor; and none of the circumstances described in Clause 26.6 (Insolvency) applies to a Transaction Obligor.

18.9	No filing or stamp taxes

Under the laws of the Relevant Jurisdictions of each relevant Transaction Obligor it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in any of those jurisdictions or that any stamp, registration, notarial or similar tax or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except:

(a)	any filing, recording or any tax or fee payable in relation to any Finance Document which is referred to in any legal opinion referred to in Clause 4 (Conditions of Utilisation); and

(b)	registration of each Mortgage at the registry of the Approved Flag where title to the relevant Vessel is registered in the ownership of the relevant Vessel Owner.

18.10	No default

(a)

No Event of Default is continuing or is reasonably likely to result from the advance of the Utilisation or the entry into, the performance of, or any transaction contemplated by, any of the Relevant Documents.

(b)

No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on any of the Transaction Obligors or to which its assets are subject and which has or is reasonably likely to have a Material Adverse Effect.

18.11	No misleading information

(a)

All information supplied by it or at the request or direction of an Obligor on its behalf to any Finance Party in connection with the Relevant Documents was true and accurate in all material respects as at the date it was provided or as at any date at which it was stated to be given.

(b)

Any financial projections contained in the information referred to in paragraph (a) above have been prepared as at their date on the basis of recent historical information and on the basis of reasonable assumptions as of that same date.

(c)	It has not omitted to supply any information which, if disclosed, would make the information referred to in paragraph (a) above untrue or misleading in any material respect.

(d)

Nothing has occurred since the date of the information referred to in paragraph (a) above which, if disclosed, would make that information untrue or misleading in any material respect as at the same date.

18.12	Financial statements

(a)	The Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)

The unaudited Original Financial Statements fairly present the Ultimate Parent’s and the Group’s financial condition as at the end of the relevant financial quarter and results of operations during the relevant financial quarter.

(c)

The audited Original Financial Statements give a true and fair view of the Ultimate Parent’s and the Group’s financial condition as at the end of the relevant financial year and results of operations during the relevant financial year.

(d)

From the date of this Agreement until the date of delivery of the audited financial statements for the financial year ending 31 December 2020 pursuant to Clauses 19.1(a) and 19.1(c) (Financial statements), there has been no material adverse change in any Transaction Obligor’s assets, business or financial condition since the date of the Original Financial Statements.

(e)	Each Transaction Obligor’s most recent financial statements delivered pursuant to Clause 19.1 (Financial statements):

(i)	have been prepared in accordance with GAAP as applied to the Original Financial Statements; and

(ii)

give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(f)

Since the date of the most recent financial statements delivered pursuant to Clauses 19.1(a) and 19.1(c) (Financial statements) there has been no material adverse change in the business, assets or financial condition of any of the Transaction Obligors or the Group.

18.13	No proceedings pending or threatened

No litigation, arbitration or administrative or investigative proceedings of or before any court, arbitral body, authority or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to its knowledge and belief, following due and careful enquiry) been started or threatened against any of the Obligors.

18.14	Taxes and VAT

(a)	It is not required to make any Tax Deduction from any payment made by it under any of the Finance Documents.

(b)	It is not a member of a value added tax group.

18.15	No breach of laws

None of the Obligors has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

18.16	Environmental laws

(a)

Each of the Obligors is in compliance with Clause 21.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)

No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any of the Obligors where that claim has or is reasonably likely to have a Material Adverse Effect.

18.17	Taxation

(a)

None of the Obligors is materially overdue in the filing of any Tax returns or is overdue in the payment of any amount in respect of Tax to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against any of the Obligors with respect to Taxes.

(c)

Unless otherwise disclosed to the Agent, each of the Vessel Owners is resident for Tax purposes only in its Original Jurisdiction, save that GSL Alcazar Inc. shall be permitted to leave the Cyprus tonnage tax system and cease to be tax resident in Cyprus.

18.18	Anti-corruption law

Each of the Obligors and each Affiliate of any of them has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

18.19	No Security or Financial Indebtedness

(a)	No Security (other than Permitted Security) exists over all or any of the present or future assets of any Transaction Obligor in breach of this Agreement.

(b)	No Transaction Obligor (other than the Ultimate Parent) has any Financial Indebtedness outstanding other than the Permitted Intercompany Debt or as otherwise permitted by this Agreement.

18.20	Pari passu ranking

The payment obligations of each of the Transaction Obligors under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.21	Ranking of Security

The security conferred by each Security Document constitutes a first priority security interest of the type described, over the assets referred to, in that Security Document and those assets are not subject to any prior or pari passu Security except Permitted Security.

18.22	Centre of main interests and establishments

For the purposes of Regulation (EU) No. 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), the centre of main interest of each of the Obligors (as that term is used in Article 3(1) of the Regulation) is situated in that Obligor’s Original Jurisdiction and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

18.23	No adverse consequences

(a)	It is not necessary under the laws of the Relevant Jurisdictions of any of the Transaction Obligors:

(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of the Relevant Jurisdictions of any of the Transaction Obligors.

(b)

No Finance Party is or will be deemed to be resident, domiciled or carrying on business in any of the Relevant Jurisdictions of any of the Transaction Obligors by reason only of the execution, performance and/or enforcement of any Finance Document.

18.24	Completeness of Relevant Documents

The copies of any documents or evidence listed in Schedule 2 (Conditions Precedent) provided or to be provided by the Borrower to the Agent in accordance with Clause Schedule 2 (Conditions of Utilisation) are, or will be, true, accurate and complete copies of the originals.

18.25	No Immunity

No Transaction Obligor or any of its assets is immune to any legal action or proceeding.

18.26	Money laundering

Any borrowing by the Borrower under this Agreement, and the performance of its obligations under this Agreement and under the other Finance Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to “money laundering” as defined in Article 1 of the Directive (2005/EC/60) of the European Parliament and of the Council of the European Communities.

18.27	Sanctions

As regards Sanctions:

(a)

None of the Obligors or any of their respective direct or indirect shareholders or members (as applicable) (excluding any direct or indirect shareholder of the Ultimate Parent which individually and/or with any persons with whom it is acting in concert is not a controlling direct or indirect shareholder of the Ultimate Parent) or any director, officer, agent, employee or person acting on behalf of any of them is a Restricted Person or is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Restricted Person and none of such persons owns or controls a Restricted Person.

(b)

No proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Restricted Person in violation of Sanctions, or otherwise shall be, directly or indirectly, applied in a manner or for a purpose that will expose any of the Finance Parties to Sanctions.

(c)

The Obligors shall not use any revenue or benefit derived from any activity or dealing with a Restricted Person in violation of Sanctions in discharging any obligation due or owing to the Finance Parties.

(d)	Each of the Obligors and each Affiliate of any of them is in compliance with Sanctions.

(e)

Each Obligor shall, to the extent permitted by law, promptly upon becoming aware of them supply to the Agent details of any claim, action, suit, proceedings or formal investigation against it brought by any Sanctions Authority, with respect to the activities of an Obligor or any of their principals or Affiliates (excluding any direct or indirect shareholder of the Ultimate Parent which individually and/or with any persons with whom it is acting in concert does not own 50% or more of the Ultimate Parent and is otherwise not a controlling direct or indirect shareholder of the Ultimate Parent).

18.28	Valuation

(a)

All information supplied by it or on its behalf to the Agent for the purposes of each Valuation was true and accurate as at its date or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)

It has not omitted to supply any information to the Agent in accordance with sub- paragraph (a) above which, if disclosed, would materially and adversely affect a Valuation or the Market Value of a Vessel.

18.29	No other business

(a)	None of the Parent, the Borrower or any Vessel Owner has traded or carried on any business since the date of its incorporation or formation, as applicable, except for:

(i)	in the case of the Parent, the ownership of the Borrower;

(ii)	in the case of the Borrower, the ownership of each Vessel Owner; and

(iii)	in the case of each Vessel Owner, the acquisition, ownership and operation of the Vessel owned by it.

(b)

As at the date of this Agreement, none of the Parent, the Borrower nor any Vessel Owner is party to any material agreement other than the Relevant Documents, the Senior Secured Notes and the Existing Security.

(c)	As at the date of this Agreement no Vessel Owner has any Subsidiaries.

(d)	As at the date falling one (1) Business Day after the Preposition Date:

(i)	the Parent does not have any Subsidiaries other than the Borrower and the Vessel Owners; and

(ii)	the Borrower does not have any Subsidiaries other than the Vessel Owners.

(e)	None of the Parent, the Borrower or any Vessel Owner:

(i)	has, or has had, any employees; and

(ii)	has any obligation in respect of any retirement benefit or occupational pension scheme.

18.30	Ownership

(a)	All of the Parent’s issued limited liability company interests are directly legally and beneficially owned and controlled by the Ultimate Parent.

(b)	All of the Borrower’s issued limited liability company interests are directly legally and beneficially owned and controlled by the Parent.

(c)

As from the date falling one (1) Business Day after the Preposition Date, each Vessel Owner’s entire issued share capital or all of the issued limited liability company interests (as applicable) are directly legally and beneficially owned and controlled by the Borrower.

(d)

The shares in the capital or all of the issued limited liability company interests (as applicable) of each Transaction Obligor (other than the Ultimate Parent) are fully paid and are not subject to any option to purchase or similar rights.

(e)	Each Vessel Owner is the sole legal and beneficial owner of the relevant Vessel, its Earnings and its Insurances.

(f)	Each Transaction Obligor is the sole legal and beneficial owner of any other asset that is the subject of any Transaction Security created or intended to be created by it.

18.31	Vessel

(a)	Each Pool A Vessel is and, from the date falling one (1) Business Day after the Preposition Date, each Pool B Vessel is:

(i)	either permanently registered in the name of the relevant Vessel Owner under the relevant Approved Flag or will be permanently registered within 90 days of such date;

(ii)	free from Security (other than Permitted Security);

(iii)	operationally seaworthy and in every way fit for service;

(iv)

classed in accordance with the relevant Classification free of all overdue conditions and recommendations of the relevant Classification Society (except as disclosed to and approved by the Agent prior to the Effective Date); and

(v)	insured in the manner required by the Finance Documents.

(b)	To the best of its knowledge:

(i)	no material breach of any law or regulation is outstanding which might have a Material Adverse Effect; and

(ii)	no adverse claim has been made by any person in respect of the ownership of that Vessel or any interest in it.

18.32	Times when representations are made

(a)

All of the representations and warranties set out in this Clause 18 (other than the representations and warranties set out in Clause 18.29(d) (No other business), Clause 18.30(c) (Ownership) and Clause 18.31 (Vessel)) are deemed to be made on the date of this Agreement, the date of the Utilisation Request and the Utilisation Date.

(b)	The Repeating Representations are deemed to be made on the first day of each Interest Period.

(c)	The representations and warranties set out in Clause 18.29(d) (No other business), Clause 18.30(c) (Ownership) and Clause 18.31 (Vessel) are deemed to be made on the Utilisation Date.

19.	Information undertakings

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1	Financial statements

The Ultimate Parent and the Parent shall supply to the Agent:

(a)

Ultimate Parent’s audited consolidated (so as to include the Parent, the Borrower and each Vessel Owner) financial statements for each of its financial years, as soon as the same become available, but in any event within 120 days after the end of each of its financial years;

(b)

Ultimate Parent’s unaudited consolidated (so as to include the Parent, the Borrower and each Vessel Owner) financial statements for each Financial Half Year, as soon as the same become available, but in any event within 90 days after the end of each such Financial Half Year;

(c)

to the extent they are produced, Ultimate Parent’s unaudited consolidated (so as to include the Parent, the Borrower and each Vessel Owner) financial statements for each Financial Quarter which does not end on a Half Year Date, as soon as the same become available, but in any event within 90 days after the end of each such Financial Quarter;

(d)

Parent’s unaudited consolidated (so as to include the Borrower and each Vessel Owner) financial statements as extracts from the Ultimate Parent’s filed 20-F in accordance with NYSE rules and certified as to their correctness by an officer of the Ultimate Parent for each of its financial years, as soon as the same become available, but in any event within 120 days after the end of each of its financial years; and

(e)

Parent’s unaudited consolidated (so as to include the Borrower and each Vessel Owner) financial statements for each Financial Half Year, as soon as the same become available, but in any event within 90 days after the end of each such Financial Half Year; and

(f)

as soon as possible after the end of each Financial Quarter, but in any event within 90 days after the end of each such Financial Quarter, results of the operations of each Vessel during the relevant Financial Quarter and the daily Operating Costs of each Vessel.

19.2	Compliance Certificates

(a)

The Ultimate Parent shall supply to the Agent, within ten (10) Business Days of the end of each Financial Quarter, a Compliance Certificate together with evidence of the amounts standing to the credit of each Account as of the last day of each such Financial Quarter:

(i)	confirming compliance with the Minimum Liquidity Amount, together with a statement of the balance of the Minimum Liquidity Account;

(ii)	setting out the balances of the Dry Docking Reserve Accounts.

(b)

In addition to paragraph (a) above, the Ultimate Parent shall supply to the Agent, with each set of financial statements delivered pursuant to Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial covenants).

(c)	The Ultimate Parent shall ensure that each Compliance Certificate delivered pursuant to this Clause 19.2 shall be signed by an authorised officer of the Ultimate Parent.

(d)

Each Obligor shall, if, prior to the delivery of any Compliance Certificate by the relevant Obligor, the relevant Obligor becomes aware that the financial covenants detailed in Clause 20 (Financial Covenants) (or any of them) will not be complied with, promptly notify the Agent accordingly.

19.3	Requirements as to financial statements

(a)	Each set of financial statements delivered by an Obligor pursuant to Clause 19.1 (Financial statements):

(i)

shall be certified by an authorised officer of that Obligor as giving a true and fair view (in case of annual financial statements), or fairly presenting (in other cases), its financial condition as at the date as at which those financial statements were drawn up; and

(ii)

shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent:

(A)

a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared;

(B)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Agent to determine whether Clause 20.1 (Financial Covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements; and

(C)	in the case of annual audited financial statements, not be the subject of any Auditor’s opinion that is qualified in any material way.

(b)

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(c)

If the Ultimate Parent notifies the Agent of a change in accordance with paragraph 19.3(a)(ii) above, the Ultimate Parent and the Agent shall enter into negotiations in good faith for a period of at least 30 days with a view to agreeing any amendments to this Agreement which are necessary as a result of the change. To the extent practicable, these amendments will be such as to ensure that the change does not result in any material alteration in the commercial effect of the obligations in this Agreement. If any amendments are agreed and executed and all conditions precedent to such amendments taking effect are satisfied, they shall take effect and be binding on each of the parties in accordance with their terms.

19.4	Budgets and Report on Operating Expenses

(a)	The Transaction Obligors shall:

(i)

supply to the Agent, no later than thirty (30) days prior to the commencement of each calendar year, copies of an annual operating budget of each Vessel Owner (and the Vessel owned by it) for that calendar year; and

(ii)

procure that an Approved Manager shall supply to the Agent, no later than thirty (30) days prior to the commencement of each calendar year, a copy of an annual Operating Expenses budget in respect of each Vessel for that calendar year, for approval by the Agent (acting on the instructions of the Majority Lenders) and in the form and with such details as the Agent (acting on the instructions of the Majority Lenders) may reasonably require.

(b)	Without prejudice to the foregoing, each annual Operating Expenses budget under paragraph 19.4(a)(ii) above to be in the form appended to Schedule 14 (Example Budget).

(c)

The Borrower, the Parent, the Ultimate Parent and the Vessel Owners shall procure that an Approved Manager shall, on 10 Business Days’ request, supply to the Agent a quarterly performance report for each Vessel for the following Financial Quarter showing the estimated daily Operating Expenses for that Vessel, a comparison of the budget for the previous Financial Quarter and actual expenditure in relation to Operating Expenses and, upon the request of the Agent, provide details of trade payables and other liabilities position of each Vessel.

19.5	Permitted Operating Expenses

(a)

The permitted amount of Operating Expenses for the Mortgaged Vessels in any given calendar year shall not, in aggregate, exceed 110% of the aggregate agreed budgeted amounts for those Mortgaged Vessels (based on an agreed per day amount for each Vessel).

(b)	The permitted amount of Operating Expenses for each Vessel for the period ending 31 December 2021 is set out in Schedule 11 (Initial Budgeted OPEX).

(c)

The permitted amount of Operating Expenses for each Vessel for each subsequent calendar year shall be submitted by the Borrower to and approved by the Agent in advance of that calendar year (based on an agreed per day amount for that Vessel, which shall not exceed what was permitted in the previous calendar year by more than 3.0% without the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed)).

(d)

Without prejudice to the Transaction Obligors’ obligations under paragraphs (a) to (c) above, the Transaction Obligors shall notify or procure that the Approved Technical Manager notifies the Agent on a timely basis of any actual or anticipated material increases in the Operating Expenses budget with respect to a Vessel.

19.6	Information on Parent Group

(a)

In the event that the Ultimate Parent by reason of actual or anticipated financial difficulties enters into discussions or negotiations with more than 35% (by value) of the Ultimate Parent Group’s creditors (taken as a whole) with a view to obtaining any form of moratorium, suspension or deferral of payments or reorganisation of debt (or certain debt) (“Parent Group Restructuring”), then:

(i)

the Obligors shall give notice to the Agent (which notice shall include information as to the identity of the creditors that the Ultimate Parent intends to enter into discussions with, together with the general terms of the proposal to be discussed with the respective creditors and any presentation materials and/or other written materials related thereto), such notice to be provided promptly, if possible before commencement of the discussions or negotiations and, in any case, within two (2) Business Days of commencement of such discussions or negotiations; and

(ii)

the Obligors shall inform and update the Agent upon request regarding any developments in relation to such discussions or negotiations and provide the Agent with any information which it may reasonably request regarding the Parent Group Restructuring.

(b)	The Obligors shall, within two (2) Business Days of the occurrence of such event, notify the Agent if any Financial Indebtedness in respect of any member of the Ultimate Parent Group:

(i)	is not paid when due nor within any originally applicable grace period;

(ii)	is declared to be, or otherwise becomes, due and payable prior to its specified maturity as a result of an event of default (however described); or

(iii)	is capable of being declared by a creditor to be due and payable prior to its specified maturity as a result of such an event.

19.7	Information: miscellaneous

The Borrower, the Parent, the Ultimate Parent and the Vessel Owners shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)

at the same time as they are dispatched, copies of all documents dispatched by the Borrower, the Parent, the Ultimate Parent or that Vessel Owner to its shareholders or members (as applicable) generally (or any class of them) or dispatched by the Borrower, the Parent, the Ultimate Parent or that Vessel Owner to its creditors generally (or any class of them);

(b)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings (including proceedings related to any alleged or actual breach of the ISM Code or the ISPS Code) which are current, threatened or pending against any Obligor, and which are likely to have a Material Adverse Effect;

(c)

promptly, such further information regarding the financial condition, business and operations of any Transaction Obligor as any Finance Party (through the Agent) may reasonably request, including without limitation cash flow analyses and details of the Operating Expenses of any Vessel, any dividends and/or loans made by the Borrower, the Parent, the Ultimate Parent and/or Vessel Owner, and annual inspection certificates (including any annual inspection report (if required by the Agent)); and

(d)

promptly on request, such further information regarding the financial condition, assets and operations of any Transaction Obligor (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Transaction Obligor under this Agreement and an up to date copy of its shareholders’ register (or equivalent in its Original Jurisdiction)) as any Finance Party through the Agent may reasonably request, except information which is confidential in relation to third parties or the disclosure of which is contrary to law or regulation.

19.8	Notification of default

Each Transaction Obligor shall notify the Agent of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Transaction Obligor is aware that a notification has already been provided by another Obligor).

19.9	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of a Transaction Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Transaction Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above (and which is obtainable and may lawfully be disclosed by the relevant Transaction Obligor), any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.10	USA Patriot Act Notice

Each Lender hereby notifies each Transaction Obligor that, pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub.: 107-56 (signed into law October 26, 2001) (the “Patriot Act”) it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act, and the Borrower agrees to provide such information from time to time to any Lender.

20.	Financial covenants

20.1	Financial covenants

(a)

At each and all times during the Facility Period, the Borrower shall procure that Cash is maintained in the Minimum Liquidity Account in an amount of not less than the applicable Minimum Liquidity Amount.

(b)

(i)

The Ultimate Parent shall ensure that, as of each Quarter Date, the Ultimate Parent and its Subsidiaries (excluding the Parent, the Borrower and any Vessel Owner) maintain an amount of unrestricted Cash and Cash Equivalents equal to at least US$20 million on a consolidated basis (“Minimum Liquidity Test”); provided that for the purpose of determining compliance with this Clause 20.1(b)(i), Cash and Cash Equivalents as of each Quarter Date shall be deemed to include the Minimum Liquidity Amount and contracted charter-hire receivables as of such date, so long as any such unpaid charter-hire receivables are collected within 20 Business Days following such Quarter Date.

(ii)

If the Ultimate Parent fails to comply with the Minimum Liquidity Test on any Quarter Date, such failure may be cured (and, for the avoidance of doubt, no Default or Event of Default shall occur as a result of such failure) if, within 30 Business Days following such Quarter Date, (1) the Ultimate Parent receives net cash proceeds in exchange for the issuance of the common shares, preference shares or other equity securities of the Ultimate Parent or other cash contribution to the equity of the Ultimate Parent, (2) after adjusting the calculation of the Ultimate Parent’s Cash and Cash Equivalents as of such Quarter Date to give effect to the amount of net cash proceeds received, the Ultimate Parent would have complied with the Minimum Liquidity Test as of such Quarter Date and (3) the Ultimate Parent provides an officer’s certificate in form and substance satisfactory to the Agent notifying the Agent of the occurrence of (1) and (2).

The above covenants shall be tested on each Quarter Date and reported to the Agent in each Compliance Certificate to be delivered to the Agent pursuant to Clause 19.2(b) (Compliance certificates).

20.2	Most favoured Lenders

If at any time any other Financial Indebtedness of the Ultimate Parent and/or any of its Subsidiaries shall include any financial covenant in respect of the Ultimate Parent (whether set forth as a covenant, undertaking, event of default, restriction or other such provision) (a “Financial Covenant”) that would be more beneficial to the Lenders than any analogous provision contained in this Agreement (an “Additional Financial Covenant”), then such Additional Financial Covenant shall be deemed automatically incorporated into the terms of this Agreement (an “MFN Amendment”). Such MFN Amendment shall be reversed and the financial covenants restored to those that were in effect immediately prior to an MFN Amendment when (i) such other financial indebtedness containing the Additional Financial Covenant is repaid in full other than as a result of or in connection with an actual event of default (howsoever defined); or (ii) the original terms of an Additional Financial Covenant provide that it has ceased to apply.

21.	General undertakings

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with, renew and do all that is necessary to maintain in full force and effect each Relevant Document; and

(b)	upon request, supply certified copies to the Agent of any authorisation required under any law or regulation of its jurisdiction of incorporation or formation, as applicable, to:

(i)	enable it to perform its obligations under the Relevant Documents to which it is a party;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation or formation, as applicable, of any Relevant Document; or

(iii)	enable any Obligor to carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

21.2	Compliance with laws

(a)

Each Obligor shall comply (and shall procure that each Affiliate of any of them shall comply) in all respects with all laws, regulations and directives to which it may be subject if (except as regards Sanctions, to which Clause 21.2(b) applies, and anti- corruption laws, to which Clause 21.5 (Anti-corruption laws) applies) failure to do so has or is reasonably likely to have a Material Adverse Effect.

(b)	Each Obligor shall (and shall procure that each Affiliate of any of them shall comply) in all respect with all Sanctions.

21.3	Environmental compliance

Each Obligor shall:

(a)	comply with all Environmental Laws applicable to it and the Vessel owned by it, as the case may be;

(b)	obtain, maintain and ensure compliance with all Environmental Approvals applicable to it and the Vessel owned by it, as the case may be; and

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law applicable to it and the Vessel owned by it, as the case may be,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

21.4	Environmental Claims

The Borrower shall, promptly upon becoming aware of the same, inform the Agent in writing of:

(a)	any Environmental Claim against any of the Obligors which is current, pending or threatened; and

(b)

any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any of the Obligors, where the claim, if determined against that Obligor, has or is reasonably likely to have a Material Adverse Effect.

21.5	Anti-corruption laws

(a)

No Obligor shall (and each Obligor shall procure that no other Obligor which is a Subsidiary of that Obligor shall) directly or indirectly use the proceeds of the Loan for any purpose that would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)	Each Obligor shall (and shall procure that each other Obligor which is a Subsidiary of that Obligor shall):

(i)	conduct its businesses in material compliance with applicable anti-corruption laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

21.6	Taxation

(a)

Each Transaction Obligor shall (and shall procure that each other Transaction Obligor which is a Subsidiary of that Transaction Obligor shall) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)

adequate reserves are being maintained for those Taxes and the costs required to contest them, which have been disclosed in its latest financial statements delivered to the Agent under Clause 19.1 (Financial statements);

(iii)	such payment can be lawfully withheld; and

(iv)	failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No Vessel Owner may change its residence for Tax purposes, save that GSL Alcazar Inc. shall be permitted to leave the Cyprus tonnage tax system and cease to be tax resident in Cyprus.

21.7	Pari passu ranking

Each Transaction Obligor shall (and shall procure that each other Transaction Obligor which is a Subsidiary of that Transaction Obligor shall) ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

21.8	Negative pledge

(a)	In this Clause 21.8, “Quasi-Security” means an arrangement or transaction described in Clause 21.8(b).

(b)	Except as permitted under Clause 21.8(c):

(i)	None of the Borrower, the Parent nor any Vessel Owner shall create nor permit to subsist any Security over any of its assets.

(ii)	None of the Borrower, the Parent nor any Vessel Owner shall:

(A)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a Transaction Obligor or any other member of the Group or any Related Party;

(B)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(C)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(D)

enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraph (b) above does not apply to any Security or (as the case may be) Quasi- Security, which is a Permitted Security, a Permitted Transaction or a Permitted Vessel Disposal.

21.9	Disposals

(a)

Except as permitted under Clause 21.9(b), no Transaction Obligor (other than the Ultimate Parent) shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)

Clause 21.9(a) does not apply to any sale, lease, transfer or other disposal which is a Permitted Transaction, a Permitted Vessel Disposal or otherwise agreed by the Borrower and the Agent (acting on the instructions of the Lenders).

21.10	Arm’s length basis

(a)

Except as permitted under Clause 21.10(b), no Obligor shall (and each Obligor shall procure that no other Subsidiary of that Obligor shall) enter into any transaction with any person except on arm’s length terms.

(b)

Other than the entry by a Vessel Owner into a Management Agreement with an Approved Manager, no Obligor shall enter into a transaction with a Related Party without the prior written consent of the Agent (such consent not be unreasonably withheld or delayed).

(c)	The following transactions shall not be a breach of Clause 21.10(a):

(i)

fees, costs and expenses payable under the Relevant Documents in the amounts set out in the Relevant Documents delivered to the Agent under Clause 4.1 (Initial conditions precedent) or fees, costs and expenses agreed by the Agent;

(ii)	any Permitted Dividends; and

(iii)	any Permitted Transaction.

21.11	Merger

No Transaction Obligor shall, without the prior written consent of the Lenders, enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than:

(a)	a Permitted Transaction; or

(b)

a merger by Ultimate Parent, which satisfies the Ultimate Parent Merger Conditions and, prior to such merger, the Ultimate Parent shall provide to the Agent a Merger Conditions Certificate, signed by the Chief Financial Officer of the Ultimate Parent, setting out (in reasonable detail) computations as to compliance with the Ultimate Parent Merger Conditions.

21.12	Change of business

No Obligor shall make any substantial change to the general nature of its business from that carried on at the date of this Agreement.

21.13	No other business

(a)	None of the Vessel Owners shall engage in any business other than the ownership, operation, chartering and management of the relevant Vessel owned by it.

(b)	The Borrower shall not engage in any business other than the ownership of the shares or limited liability company interests, as applicable, in each Vessel Owner.

(c)	The Parent shall not engage in any business other than the ownership of the limited liability company interests in the Borrower.

21.14	No acquisitions

No Transaction Obligor (other than the Ultimate Parent) shall acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or incorporate a company (except for a Permitted Transaction).

21.15	No Joint Ventures

No Transaction Obligor (other than the Ultimate Parent) shall:

(a)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(b)

transfer any assets or lend to or guarantee or give an indemnity for or give security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

21.16	No borrowings

None of the Borrower, the Parent nor any Vessel Owner shall incur or allow to remain outstanding any Financial Indebtedness (except for the Loan, the Permitted Intercompany Debt and any indebtedness owing under the Senior Secured Notes (provided such indebtedness is repaid in full not later than the date falling one (1) Business Day after the Preposition Date)).

21.17	No substantial liabilities

Except in the ordinary course of trading, none of the Obligors (other than the Ultimate Parent) shall incur any liability to any third party which is in the Agent’s opinion of a substantial nature (except for the Loan and Permitted Intercompany Debt).

21.18	No loans or credit

Neither the Borrower, the Parent nor any Vessel Owner shall be a creditor in respect of any Financial Indebtedness (other than pursuant to the Finance Documents and the Permitted Intercompany Debt) unless it is a loan made in the ordinary course of business on arm’s length terms in connection with the chartering, operation or repair of a Vessel or a Permitted Transaction.

21.19	No guarantees or indemnities

No Transaction Obligor (other than the Ultimate Parent) shall incur or allow to remain outstanding any guarantee in respect of any obligation of any person unless it is a Permitted Transaction or guarantees given in respect of the Senior Secured Notes (provided such guarantees are discharged not later than the date falling one (1) Business Day after the Preposition Date).

21.20	No dividends

Except for any Permitted Dividend, no Transaction Obligor (other than the Ultimate Parent) shall:

(a)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital or limited liability company interests, as applicable, (or any class of its share capital or limited liability company interests, as applicable);

(b)	repay or distribute any dividend or share premium reserve; or

(c)	redeem, repurchase, defease, retire or repay any of its share capital or limited liability company interests, as applicable, or resolve to do so.

21.21	Inspection of records

Each Transaction Obligor (other than the Ultimate Parent) shall permit the inspection of its respective financial, operating and insurance records and accounts as may be reasonably required from time to time by the Agent or its nominee.

21.22	No change in Relevant Documents

(a)	No Obligor shall:

(i)	exercise any discretion under any of the Relevant Documents which are not Finance Documents in a manner which is materially adverse to the interests of the Lenders; or

(ii)

amend, vary, novate, supplement, supersede, waive or terminate any term of, any of the Relevant Documents which are not Finance Documents, or any other document delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Utilisation conditions precedent) or Clause 4.4 (Conditions subsequent) in a manner which is or could be expected to be adverse to the interests of the Lenders or which would or could otherwise adversely affect the ability of the Obligors to perform their obligations under the Finance Documents.

(b)	Each Obligor shall take all reasonable and practical steps to preserve and enforce its rights and pursue any claims and remedies arising under any Relevant Documents which are not Finance Documents.

(c)	Each Obligor shall (and shall procure that each other Obligor which is a Subsidiary of that Obligor shall) comply with its obligations under the Relevant Documents which are not Finance Documents.

21.23	Further assurance

(a)

Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)

to perfect any Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)

to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of that Borrower (or that other Obligor as the case may be) located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents.

(b)

Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

21.24	Sanctions

(a)

The Obligors shall not, directly or indirectly use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of the Loan or other transaction(s) contemplated by this Agreement:

(i)	to fund either directly or indirectly any trade, business or other activities:

(A)	involving or for the benefit of any Restricted Person in violation of Sanctions; or

(B)	in any country or territory that, at the time of such funding, is a Sanctioned Country in violation of Sanctions; or

(C)	in any other manner that would reasonably be expected to result in any person or any Finance Party being in violation of any Sanctions or becoming a Restricted Person.

(b)	No Obligor shall permit or authorise, and each Obligor shall prevent, any Vessel being used directly or indirectly:

(i)	by or for the benefit of any Restricted Person or in any country, or territory, that is a Sanctioned Country where such use would constitute a violation of Sanctions; and/or

(ii)	in any trade which will expose a Vessel, any person, an Approved Manager, crew or insurers to Sanctions or any enforcement proceedings or any other negative consequences whatsoever arising therefrom.

(c)

Each Obligor shall ensure that neither its assets nor the assets subject to the Security Documents shall be used directly or indirectly by or for the benefit of any Restricted Person or otherwise used in any manner which would not be in compliance with Sanctions.

(d)

Each Obligor shall comply with Sanctions and nothing in this Clause 21.24 shall allow any Obligor to use any Vessel in trade with, to or from the Government of Venezuela, including but not limited to Petróleos de Venezuela S.A.

21.25	Use of proceeds

The Borrower shall not, and will procure that each other Obligor shall not, and shall not permit or authorise any other person to, directly or indirectly, make available any proceeds of the Loan to fund or facilitate trade, business or other activities (i) involving or for the benefit of any Restricted Person or (ii) in any other manner that could result in any Obligor or a Finance Party not being in compliance with Sanctions or becoming a Restricted Person.

22.	Vessel Undertakings

22.1	General

The undertakings in this Clause 22 shall remain in force from the date of this Agreement for so long as any amount is outstanding under any Finance Document.

22.2	Vessel Name and Registration

Each Vessel Owner shall, in respect of the Vessel owned by it:

(a)	keep that Vessel registered in its name with the Approved Flag from time to time;

(b)	not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and

(c)

not change the name or port of registry of that Vessel without the prior written consent of the Agent (acting with the instruction of the Majority Lenders), such consent not to be unreasonably withheld or delayed.

22.3	Repair and Classification

Each Vessel Owner shall keep the Vessel owned by it:

(a)	in a good and safe condition and state of repair;

(b)	consistent with first class ship ownership and management practice;

(c)	in a manner such that they maintain the Classification of that Vessel free of overdue recommendations and conditions; and

(d)

so as to comply with all laws and regulations applicable to similar vessels registered under the Approved Flag or to similar vessels trading to any jurisdiction to which that Vessel may trade from time to time including but not limited to ISM Code and the ISPS Code.

22.4	Modification

Each Vessel Owner shall, in respect of the Vessel owned by it, not make or permit to be made, any modification or repairs to, or replacement of, the Vessel owned by it or equipment installed on that Vessel that would or might materially and adversely alter the structure, type or performance characteristics of that Vessel or materially reduce its value except as required by change of law or regulation.

22.5	Removal of Parts

Each Vessel Owner shall, in respect of the Vessel owned by it, not remove, nor permit the removal, of any material part of the Vessel owned by it, or any item of equipment installed on that Vessel, unless the part or item so removed is replaced as soon as practicable by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security or any right in favour of any person other than the Security Agent and becomes on installation on that Vessel, the property of the relevant Vessel Owner, and subject to the security constituted by the Mortgage relating to that Vessel PROVIDED THAT the relevant Vessel Owner may install equipment owned by a third party if the equipment can be removed without any risk of damage to that Vessel.

22.6	Surveys

Each Vessel Owner shall, in respect of the Vessel owned by it, submit that Vessel regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Agent, provide the Agent with copies of all survey reports.

22.7	Inspection

Each Vessel Owner shall permit the Agent and/or the Security Agent (by surveyors or other persons appointed by it for that purpose) to board the Vessel owned by it at all reasonable times provided that the Agent/Security Agent has given two (2) Business Days’ prior written notice and such inspection shall not unduly interfere with the normal operation of the Vessel, in order for the Agent and/or the Security Agent to inspect the Vessel’s condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections, provided that, so long as no Event of Default has occurred and is continuing, the number of inspections of each Vessel shall not exceed one per calendar year. Any costs, fees or expenses relating to such inspections shall be for the account of the Transaction Obligors, provided that, so long as no Event of Default has occurred and is continuing, the Transaction Obligors shall not be required to pay for more than one inspection per Vessel in any calendar year.

22.8	Prevention and Release from Arrest

Each Vessel Owner shall, in respect of the Vessel owned by it, promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Vessel, its Earnings or its Insurances;

(b)	all Taxes, dues and other amounts charged in respect of that Vessel, its Earnings or its Insurances; and

(c)	all other outgoings whatsoever in respect of that Vessel, its Earnings or its Insurances,

and, forthwith upon receiving notice of the arrest of that Vessel, or of its detention in exercise or purported exercised of any lien or claim, the relevant Vessel Owner shall procure its release by providing bail or otherwise as the circumstances may require.

22.9	Compliance with Laws

Each Vessel Owner shall:

(a)

comply, or procure compliance with all Environmental Laws, the ISM Code, the ISPS Code, Sanctions and all other laws and regulations relating to the Vessel owned by it, its ownership, operation and management or to its business;

(b)

not employ the Vessel owned by it nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code, any Environmental Laws and any Sanctions;

(c)	maintain an ISSC for the Vessel owned by it;

(d)

in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Vessel owned by it to enter or trade to any zone which is declared a war zone by any government or by the war risks insurers of the Vessel owned by it unless the prior written consent of the Agent has been given and the relevant Vessel Owner has (at their expense) effected any special, additional or modified insurance cover which the Agent may require; and

(e)

in respect of any Vessel whose age exceeds 10 years and if required by law or regulation, obtain a green passport for the Vessel owned by it, promptly after completion of the first dry-dock to occur after the tenth anniversary of the date on which the relevant Vessel was delivered by the relevant builder to its first owner, and shall maintain such green passport throughout the Facility Period.

22.10	Classification Society

Following a written request by the Agent, the relevant Vessel Owner, the Borrower or the relevant Classification Society shall provide the following information to the Security Agent:

(i)	notification that a Vessel’s classification society is to be changed;

(ii)

details of any facts or matters which may result in or have resulted in a change, discontinuance, withdrawal suspension, or expiry of a Vessel’s class under the rules or terms and conditions of such Vessel Owner’s or a Vessel’s membership of the Classification Society;

(iii)	certified true copies of all original class records held by the Classification Society; and

(iv)

confirmation that the relevant Vessel Owner is or is not in default of any of its obligations or liabilities to the Classification Society, including confirmation on whether it has paid in full all fees or other charges due and payable to the Classification Society and, if that Vessel Owner is in default, to specify in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Classification Society.

22.11	Provision of Information

Each Vessel Owner shall, in respect of the Vessel owned by it, promptly provide the Lenders with any information which they reasonably request regarding:

(a)	that Vessel, its employment, position and engagements;

(b)	its Earnings;

(c)	payments and amounts due to the master and crew of that Vessel;

(d)	any towages and salvages (other than in the case of towages in the normal course of the Vessel’s operations); and

(e)	the Vessel Owner’s, the Approved Managers’ or that Vessel’s compliance with the ISM Code and the ISPS Code.

22.12	Notification of Certain Events

Each Vessel Owner shall, in relation to the Vessel owned by it, immediately notify the Agent by email, confirmed forthwith by letter, of:

(a)	any casualty relating to that Vessel which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which that Vessel has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)

any requirement or recommendation made by any insurer or the Classification Society or by any competent authority which is not complied with within the period required for compliance or, if no such period for compliance has been specified, as soon as reasonably practical and in any event within twenty (20) Business Days;

(d)	any arrest or detention of that Vessel, any exercise or purported exercise of any lien on that Vessel or its Earnings or any requisition of that Vessel for hire;

(e)	any intended dry docking of that Vessel;

(f)	any Environmental Claim made against any Vessel Owner or in connection with any Vessel, or any Environmental Incident, where such Environmental Claim is for an amount of or in excess of US$100,000;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against any Vessel Owner, any Approved Manager or otherwise in connection with that Vessel;

(h)	any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC; and

(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and the Vessel Owners shall keep the Agent advised in writing on a regular basis and in such detail as the Agent shall require of the Vessel Owners’, the Approved Managers’ or any other person’s response to any of those events or matters.

22.13	Restrictions on Chartering etc.

No Vessel Owner shall, in relation to the Vessel owned by it:

(a)	let that Vessel on demise charter for any period;

(b)

enter into or vary any time charter, consecutive voyage charter or other contract of employment in respect of that Vessel without the prior written consent of the Agent (acting on the instructions of the Majority Lenders), such consent not to be unreasonably withheld or delayed:

(i)	for a term which exceeds twenty four (24) months; or

(ii)	for a term which, by virtue of any option of extensions, may exceed twenty four (24) months;

(c)	enter into or vary any charter in relation to that Vessel under which more than two (2) months’ hire (or the equivalent) is payable in advance;

(d)

charter that Vessel otherwise than on bona fide arm’s length terms at the time when that Vessel is fixed (and for the avoidance of doubt any charter to the Ultimate Parent, a member of the Group or any of their respective Affiliates shall not be permitted without the Agent’s prior written consent (such consent not to be unreasonably withheld or delayed));

(e)

pay or agree to pay any fees, commission, or any other compensation, contribution, remuneration, or payment of any kind whatsoever to an Approved Manager other than in accordance with the terms of a Management Agreement;

(f)	deactivate or lay-up that Vessel; or

(g)

put that Vessel into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed US$750,000 (or the equivalent in any other currency) unless that person has first given to the Agent in terms satisfactory to it a written undertaking not to exercise any lien on that Vessel or its Earnings for the cost of such work (excluding any Dry Docking Costs that will be paid for exclusively from amounts standing to the credit of the relevant Dry Docking Reserve Account and, subject to evidence satisfactory to the Agent that the relevant insurers have approved the relevant claim, any work which will be paid for from the proceeds of the Insurances).

22.14	Approval of charters

For charters where the prior written consent of the Agent is required in accordance with Clause 22.13 (Restrictions on Chartering etc.) above, the Borrower will provide a summary of the key terms of the time charter (or, in the case of a renewal, its renewal terms) agreed between the relevant Vessel Owner and the relevant charterer to the Agent for its approval (such approval not to be unreasonably withheld) and the Agent (acting promptly) shall either give its approval to the charter or decline to do so (and inform the Borrower of any amendments to the charter which are required by it in order to give its approval).

22.15	Notice of Mortgage

Each Vessel Owner shall keep the Mortgage registered against the Vessel owned by it as a valid first priority or first preferred mortgage (as the case may be), carry on board that Vessel a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the Master’s cabin of that Vessel a framed printed notice stating that the Vessel is mortgaged by the relevant Vessel Owner to the Security Agent.

22.16	Sharing of Earnings

No Vessel Owner shall enter into any agreement or arrangement for the sharing of any Earnings relating to any Vessel, other than with the prior written consent of the Agent (acting on the instructions of all Lenders), which consent the Agent shall have full power to withhold.

22.17	Manager

A manager of a Vessel shall not be appointed unless that manager is, in the case of the technical management of a Vessel, an Approved Technical Manager or, in the case of the commercial management of a Vessel, an Approved Commercial Manager, the appointment is on arms’ length terms and, in advance of any appointment:

(a)	the terms of its appointment are approved in writing by the Agent (such approval not be unreasonably withheld or delayed); and

(b)

the relevant Approved Manager has delivered a duly executed Manager’s Undertaking to the Security Agent (together with evidence reasonably satisfactory to the Agent of the due authority of the signatory thereto).

22.18	Management Agreement

No Vessel Owner will agree to any alteration to the terms of an Approved Manager’s appointment, nor permit or authorise an Approved Manager to transfer or delegate any of its obligations under the relevant management agreement (unless permitted to do so under the terms of the relevant Management Agreement), without the prior consent of the Agent (which consent the Agent shall have full power to withhold) and subject to any Approved Sub- Manager providing a duly executed Manager’s Undertaking to the Security Agent.

22.19	Quiet Enjoyment

(a)

If required by the relevant charterer in respect of a Charter, the Security Agent shall promptly consider in good faith, and not unreasonably withhold its consent to, any request to agree (on behalf of the other Finance Parties) quiet enjoyment arrangements with such charterer.

(b)

In respect of a time charter or other contract of employment where the charter period is less than twenty four (24) months (including by virtue of optional extensions), if required by the relevant charterer the Security Agent shall promptly consider in good faith, but be under no obligation to accept, any request to agree (on behalf of the other Finance Parties) quiet enjoyment arrangements with such charterer.

23.	Insurance Undertakings

23.1	General

Each Vessel Owner undertakes to comply with the following provisions of this Clause 23 for so long as any amount is outstanding under the Finance Documents or except as the Security Agent may otherwise permit (acting on the instructions of all Lenders).

23.2	Maintenance of Obligatory Insurances

Each Vessel Owner will keep the Vessel owned by it at all times insured at its own cost and expense against:

(a)

fire and usual marine risks (including hull and machinery, excess risks and increased value) and war risks (including the London blocking and trapping addendum or equivalent coverage, including terrorism and piracy risks where excluded under the fire and usual marine risks insurance and including, without limitation, protection and indemnity war risks with a separate limit not less than hull value) for an amount on an agreed value basis at least the greater of:

(i)	an amount equal to 120% of the Notional Vessel Tranche in respect of that Vessel (and, when aggregated with such insurances in respect of each Vessel other than that Vessel, 120% of the Loan); and

(ii)	the Market Value of that Vessel;

(b)

protection and indemnity risks (including without limitation protection and indemnity war risks in excess of the amount for war risks (hull) and oil pollution liability risks and in respect of the full value and tonnage of that Vessel), on “full entry terms” for the highest available amount in the insurance market for vessels of a similar age and type as that Vessel (but, in relation to liability for oil pollution, for an amount not less than US$1,000,000,000); and

(c)

any other risks against which the Agent considers, having regard to practices and other circumstances prevailing at the relevant time which are relevant in the context of the age and type of the relevant Vessel and her trading pattern and the generally acknowledged practice of shipping companies of similar size and standing as the Ultimate Parent, it would in the opinion of the Agent be reasonable for that Vessel Owner to insure and which are specified by the Agent by notice to the Borrower and/or that Vessel Owner.

23.3	Terms of Obligatory Insurances

The obligatory insurances shall:

(a)	be in Dollars;

(b)	be on terms approved by the Agent (acting reasonably) in writing;

(c)

be through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations, which are members of the International Group of Protection and Indemnity Associations, and have Standard & Poor’s rating of at least A or such other comparable rating by any other rating agency acceptable to the Agent (acting on the instructions of all Lenders) or such other rating as the Agent (acting on the instructions of all Lenders) may approve, such approval not to be unreasonably withheld or delayed;

(d)

whenever required by the Agent, name (or be amended to name) the Security Agent as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent (as the case may be), but without the Security Agent thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(e)

name the Security Agent as loss payee with such directions for payment as the Security Agent may specify (such loss payable clauses to be in the form determined pursuant to the provisions of the General Assignments);

(f)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

(g)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent and/or the Agent; and

(h)	provide that the Security Agent may make proof of loss if the relevant Vessel Owner fails to do so.

23.4	Renewal

Each Vessel Owner shall:

(a)	at least fourteen (14) days before the expiry of any obligatory insurance relating to a Vessel;

(i)

notify the Agent of the approved brokers (or other insurers) and any protection and indemnity or war risks association through or with whom a Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Agent’s approval to the matters referred to in paragraph 23.4(a)(i), such approval not to be unreasonably withheld or delayed;

(b)	at least seven (7) days before the expiry of any obligatory insurance relating to a Vessel, renew that obligatory insurance in accordance with the Agent’s approval pursuant to paragraph (a); and

(c)	not add any (other) assured to any obligatory insurance without the prior written consent of the Agent.

23.5	Copies of Policies

Each Vessel Owner shall provide to the Agent pro forma copies of all insurance policies and other documentation issued by brokers, insurance and protection and indemnity associations as soon as they are available after they have been placed or renewed.

23.6	Copies of Certificates of Entry

Each Vessel Owner shall ensure that any protection and indemnity and/or war risks association in which a Vessel is entered provides the Agent with:

(a)	a certified copy of the certificate of entry for the Vessel owned by it;

(b)

a letter or letters of undertaking in such form as may be required by the Security Agent (but having regard to the market practice of such association and law at the time of issue of such letter of undertaking); and

(c)

where required to be issued under the terms of insurance or indemnity provided by the relevant Vessel Owner’s protection and indemnity association, a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Vessel owned by it.

23.7	Letters of Undertaking

Each Vessel Owner shall ensure that all approved brokers provide the Security Agent a letter or letters or undertaking in a form required by the Security Agent and including undertakings by the approved brokers that:

(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment in the agreed form or in such other forms as the Security Agent may require;

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with the said loss payable clause;

(c)	they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;

(d)

they will notify the Security Agent, not less than seven (7) days before the expiry of the relevant obligatory insurances, in the event of their not having received notice of renewal instructions from the relevant Vessel Owner or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Agent of the terms of the instructions; and

(e)

they will not set off against any sum recoverable in respect of a claim relating to the Vessel owned by that Vessel Owner under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Vessel or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Vessel forthwith upon being so requested by the Security Agent, but in all cases having regard to general insurance market practice and law at the time of issue of such letter of undertaking.

23.8	Deposit Original Policies

Unless the policies are only in electronic format, each Vessel Owner shall ensure that the originals of all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

23.9	Payment of Premiums

Each Vessel Owner shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Agent.

23.10	P&I Guarantees

Each Vessel Owner shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

23.11	Compliance with Terms of Obligatory Insurances

No Vessel Owner shall do or omit to do (or permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)

each Vessel Owner shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 23.6 (Copies of Certificates of Entry) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Agent has not given its prior written approval;

(b)

no Vessel Owner shall make any changes relating to the Classification or Classification Society or manager or operator of the Vessel owned by it unless approved by the underwriters of the obligatory insurances; and

(c)

no Vessel Owner shall employ the Vessel owned by it, or allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the Agent and the insurers and complying with any requirements (as to extra premium or otherwise) which the Agent and the insurers specify.

23.12	Alteration to Terms of Obligatory Insurances

No Vessel Owner shall make nor agree to any alteration to the terms of any obligatory insurance (other than a change relating to the insurance premiums to be paid) or waive any right relating to any obligatory insurance without the prior written consent of the Security Agent (acting on the instructions of all the Lenders), such consent not to be unreasonably withheld or delayed.

23.13	Settlement of Claims

No Vessel Owner shall settle, compromise or abandon any claim under any obligatory insurance for a Total Loss or for a Major Casualty without the prior written consent of the Security Agent (such consent not to be unreasonably withheld or delayed), and shall do all things necessary and provide all documents, evidence and information reasonably required to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

23.14	Application of recoveries

Any sums paid under the obligatory insurances other than to the Security Agent shall be applied in repairing the damage and/or discharging the liability in respect of which they have been paid, save to the extent that the repairs have already been completed and paid for and/or the liability has already been fully discharged.

23.15	Provision of Copies of Communications

Each Vessel Owner shall provide the Agent, at the time of each such communication, copies of all material written communications between such Vessel Owner and each of the following:

(a)	the approved brokers; and

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)	that Vessel Owner’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)

any credit arrangements made between that Vessel Owner and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances.

23.16	Provision of Information

In addition, each Vessel Owner shall promptly provide the Agent (or any persons which the Agent may designate) with any information which the Agent (or any such designated person) reasonably requests for the purpose of:

(a)

obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected, provided that, unless an Event of Default has occurred and is continuing or there is a change to the terms of the insurance cover, that Vessel Owner shall not bear the costs of more than one such report per calendar year; and/or

(b)

effecting, maintaining or renewing any such insurances as are referred to in Clause 23.17 (Mortgagee’s Interest and Additional Perils) or dealing with or considering any matters relating to any such insurances, and each Vessel Owner shall, within three (3) Business Days of demand, indemnify the Agent in respect of all fees and other expenses incurred by or for the account of the Agent in connection with any such report as is referred to in paragraph (a).

23.17	Mortgagee’s Interest and Additional Perils

The Security Agent shall be entitled, at the cost and expense of the Transaction Obligors, from time to time to effect, maintain and renew:

(a)

a Mortgagee’s Interest Additional Perils (Pollution) Insurance and a Mortgagee’s Interest Marine Insurance in each case in an amount equal to 120% of the Loan and otherwise on such terms, through such insurers and generally in such manner, as the Security Agent may from time to time consider appropriate; and

(b)

any other insurance cover which the Security Agent reasonably requires in respect of a Finance Party’s interests and potential liabilities (whether as mortgagee of a Vessel or beneficiary of the Security Documents) in line with prevailing market practice for financing transactions of this nature (following confirmation of the recommendation for such insurance cover from the Security Agent’s independent marine insurance advisers) and the Obligors shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in this Clause 23.17 or dealing with, or considering, any matter arising out of such insurance, and the Transaction Obligors shall supply, or procure that there is supplied, to the Security Agent such information as the Security Agent may require in connection with the matters referred to in this Clause 23.17.

23.18	Change in insurance requirements

The Agent shall have the right, by giving notice to the Borrower and/or the Vessel Owners, to change the terms and requirements of this Clause 23.18 in such manner as it considers appropriate as a result of a change of circumstances or practice after the date of this Agreement (provided that such a change has been recommended by the Security Agent’s independent marine insurance advisers), in which case, from the date being fourteen (14) days after such notice is provided, this Clause 23.18 shall be automatically be deemed modified in accordance with the terms of that notice.

24.	Accounts

24.1	Maintenance

(a)

Other than with the consent of the Agent (acting on the instructions of all Lenders), no Transaction Obligor (except for the Ultimate Parent) shall open or maintain any bank accounts other than the Accounts required in connection with this Agreement or the other Finance Documents.

(b)

Each Account Holder shall maintain the relevant Accounts with the Account Bank, free of Security and rights of set-off (other than as created under the Accounts Security), until no amount remains outstanding from them under this Agreement or any other Finance Documents.

24.2	Location of Accounts

Each Account Holder shall promptly execute any documents which the Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) each Account.

24.3	Application of Account

(a)

Each Account Holder shall procure that transfers are made from each Account in order to facilitate the payment of amounts required and/or contemplated by this Agreement and the other Finance Documents.

(b)

Each Account Holder shall only be permitted to withdraw sums from the Accounts in accordance with the provisions of the Finance Documents or as otherwise permitted by the Agent (acting on the instructions of the Majority Lenders).

(c)

Without prejudice to its other rights under the Transaction Security and without obligation to do so, each Account Holder irrevocably authorises the Agent after the occurrence of an Event of Default (and whilst it is continuing) to instruct an Account Bank to make any transfer from any Account in order to facilitate the payment of amounts required and/or contemplated by this Agreement and the other Finance Documents.

24.4	Earnings and Requisition Compensation

(a)

Each Transaction Obligor shall procure that all Earnings and Requisition Compensation in relation to a Vessel are credited to the relevant Earnings Account, unless and until the Agent shall otherwise direct

(b)	Provided there is no continuing Event of Default, the Account Holders may withdraw from the Earnings Accounts at any time:

(i)	any amounts payable under the Finance Documents and any unpaid fees, costs and expenses of, and any other amounts owing to the Agent, the Security Agent, any Receiver and any Delegate;

(ii)

payments in respect of Operating Expenses then due and payable relating to the Mortgaged Vessels, provided that the aggregate amount of Operating Expenses withdrawn from the Earnings Accounts in any calendar year shall not exceed 110% of the aggregate amount of permitted Operating Expenses for the Mortgaged Vessels for that calendar year as determined in accordance with Clause 19.5 (Permitted Operating Expenses); and

(iii)	any other amounts or payments permitted by the Finance Documents.

24.5	Retention and repayment

(a)	On each Quarter Date, the Account Holders in respect of the Earnings Accounts shall procure that amounts standing to the credit of the Earnings Accounts are as applied as follows:

(i)	FIRST, in payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Agent, the Security Agent, any Receiver and any Delegate under the Finance Documents;

(ii)	SECOND, in payment of any interest due under the Finance Documents on that date; and

(iii)	THIRD, in payment of any other amount due under the Finance Documents on that date.

(b)

Any surplus amounts standing to the credit of the Earnings Accounts following application in accordance with paragraph (a) above shall be available to the Vessel Owners for the payment of Permitted Dividends.

24.6	Minimum Liquidity Account

(a)

The Borrower shall procure that at all times the minimum amount standing to the credit of the Minimum Liquidity Account shall be an amount equal to US$350,000 per Mortgaged Vessel (the “Minimum Liquidity Amount”).

(b)

For the avoidance of doubt, following sale or total loss of a Vessel, any amount standing to the credit of the Minimum Liquidity Account in respect of that Vessel may be withdrawn, provided that all payments required pursuant to Clause 7 (Prepayment and cancellation) have been made in full.

24.7	Dry Docking Reserve Account

(a)	Each Dry Docking Reserve Account shall be a blocked account holding the Dry Docking Reserve in respect of the relevant Vessel.

(b)	Funds that have accumulated in a Dry Docking Reserve Account may only be applied in respect of the Dry Docking Costs of the relevant Vessel in accordance with Clause 24.8 (Dry Docking Reserve).

(a)

For the avoidance of doubt, following sale or total loss of a Vessel, any amounts standing to the credit of the Dry Docking Reserve Account for that Vessel may be withdrawn, provided that all payments required pursuant to Clause 7 (Prepayment and cancellation) have been made in full.

24.8	Dry Docking Reserve

The Borrower shall procure that on 31 January 2021 and thereafter on 1 April, 1 July, 1 October and 1 January of each year (or if any such day is not a Business Day, the immediately following Business Day), and in respect of each Mortgaged Vessel for which there are scheduled Dry Docking Costs, an amount is deposited in the relevant Dry Docking Reserve Account for that Vessel in accordance with the amounts set out in Schedule 12 (Quarterly DD Contributions).

25.	Security Shortfall

25.1	Additional security

(a)

Clause 25.1(b) applies if, at any time during the Facility Period, the Agent notifies the Borrower that the ratio (expressed as a percentage) of: (x) the aggregate of the Market Value of the Vessels subject to a Mortgage plus the aggregate value of any additional security provided pursuant to this Clause 25; to (y) the aggregate amount of the Loan then outstanding (the “VTL Coverage”), is less than 120% (which notification the Agent may provide at any time).

(b)	If the Agent gives the notification described in Clause 25.1(a) that the VTL Coverage is less than 120%, the Borrower shall, within thirty (30) days of such notification, at the Borrower’s option:

(i)

give to the Security Agent other additional security in form and substance satisfactory to the Security Agent in favour of the Finance Parties for the payment of the Secured Liabilities which is either Cash held in a blocked account subject to a pledge or charge in form and substance required by the Security Agent or, if such additional security is not Cash, then (in the opinion of the Security Agent acting in its sole discretion):

(A)	has a net realisable value (on an aggregate basis) equal to or greater than the applicable shortfall; and

(B)	is of a type which is in form and substance satisfactory to it; or

(ii)	prepay the Loan but only to the extent required to eliminate the shortfall,

and provided always that any breach of this Clause 25.1 may not be remedied by the Borrower other than in accordance with sub-clauses (b)(i) and (ii).

(c)

For the avoidance of doubt, any prepayment made or Cash collateral provided under paragraph (b) above may be (but is not required be) funded with a Fresh Equity Injection or Permitted Intercompany Debt provided by the Ultimate Parent to the Parent and then down-streamed by the Parent to the Borrower pursuant to a Fresh Equity Injection and/or Permitted Intercompany Debt.

(d)	Clause 7 (Prepayment and cancellation) shall apply to prepayments under paragraph (b) above, but provided that no Prepayment Fee is payable in respect of such prepayment.

(e)

The value of any additional security provided shall in the case of Cash be the face amount of the deposit, in the case of a vessel be determined in the same manner as the Market Value of the Vessels and in the case of other security shall be determined by the Agent in its absolute discretion.

25.2	Release of additional security

(a)

If at any time the Security Agent holds additional security provided under this Clause 25 and the VTL Coverage, disregarding the value of that additional security, is equal to or exceeds 140%, the Borrower may, by notice to the Agent, request the release and discharge of that additional security, provided that such request shall be accompanied by Valuations (obtained at the Borrower’s cost) evidencing that the VTL Coverage is equal to or has exceeded 140% for at least 6 months.

(b)

Upon receipt by the Agent of a Borrower’s request and satisfactory Valuations in accordance with paragraph (a) above, the Agent shall promptly direct the Security Agent to release and discharge the relevant additional security if no Event of Default is continuing or will result from the release and discharge of that additional security. Upon such release and discharge and, if so required by the Agent, the Borrower shall reimburse to the Agent and the Security Agent any costs and expenses payable under Clause 16.1 (Transaction expenses) in relation to that release and discharge.

25.3	Valuation of Vessels

The Market Value of a Vessel at any time is that shown by the average of two Valuations in respect of that Vessel.

25.4	Delivery of Valuations

(a)

The Borrower will, at its own cost, within 5 Business Days of 31 March and 30 September each year procure (and otherwise to demonstrate compliance with the Dividend / Loan Payment Criteria) and promptly deliver to the Agent for distribution to each Lender at least two Valuations relating to each Vessel, such Valuations to be provided by Approved Brokers, one such Approved Broker nominated by the Agent and the other nominated by the Borrower.

(b)

The Agent is at liberty (at the cost of the Lenders) to assess the Market Value of the Vessels at any time and at such frequency as the Agent considers necessary or desirable in its absolute discretion.

(c)

If an Event of Default is continuing or the Agent reasonably suspects that an Event of Default has occurred and is continuing, the Agent is at liberty to assess the Market Value of the Vessels at any time, and any such Valuations requested by the Agent following an Event of Default that is continuing will be at the Borrower’s cost.

25.5	Valuations Binding

Any Valuation under Clause 25.3 (Valuation of Vessels) shall be binding and conclusive as regards the Borrower, as shall any valuation which the Agent makes of any additional security pursuant to Clause 25.1(e).

25.6	Provision of Information

Each Vessel Owner shall promptly provide (or procure the provision to, as the case may be) the Agent and any shipbroker acting under Clause 25.3 (Valuation of Vessels)or in relation to a Valuation with any information which the Agent or the shipbroker may reasonably require for the purposes of such Valuation; and, if that Vessel Owner fails to provide the information by the dates specified in the request, such Valuation will be made on any basis and assumptions which the Agent (or the shipbroker or expert appointed by it) considers prudent.

25.7	Payment of Valuation Expenses

Except as otherwise provided in Clause 25.4, the Transaction Obligors shall, on demand, as a joint and several obligation, pay the Agent the amount of the fees and expenses of any shipbroker or expert instructed by the Agent under this Clause 25 (Security Shortfall) and all legal and other expenses incurred by the Agent in connection with any matter arising out of this Clause 25 (Security Shortfall).

26.	Events of Default

Each of the events or circumstances set out in this Clause 26 is an Event of Default (save for Clause 26.28 (Acceleration) and Clause 26.29 (Approved Managers).

26.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless its failure to pay is caused by either (i) an administrative or technical error or (ii) a Disruption Event, and, in either event, is paid within four (4) Business Days of its due date.

26.2	Other Specific Obligations

(a)	Any requirement of Clause 20 (Financial covenants) is not satisfied.

(b)	An Obligor does not comply with Clause 25.1 (Additional security).

(c)

The obligatory insurances of a Vessel are not placed and kept in full force and effect in accordance with Clause 23 (Insurance Undertakings), provided that no Event of Default under this paragraph (c) will occur if the failure to comply is capable of remedy and is remedied within ten (10) Business Days of the earlier of (i) the Agent giving notice to the Borrower and (ii) any Obligor becoming aware of the failure to comply.

(d)	Any budget is not approved by the Agent in accordance with the provisions of Clause 19.4(a) (Budgets and Report on Operating Expenses).

(e)	An Obligor does not comply with Clause 19.6 (Information on Parent Group).

(f)	The Ultimate Parent does not comply with the undertaking contained in Clause 5.6(b) (Prepositioning of funds).

26.3	Other Obligations

(a)

An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.1 (Non-payment), Clause 26.2, (Other Specific Obligations), Clause 26.24 (Sanctions) and Clause 19.6 (Information on Parent Group)).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within ten (10) Business Days (or, in the case of any failure to comply with Clauses 19.1 (Financial statements), 19.2 (Compliance Certificatess) or 19.3 (Requirements as to financial statements), five (5) Business Days) of the earlier of (i) the Agent giving notice to the Borrower and (ii) any Obligor becoming aware of the failure to comply.

26.4	Misrepresentation

(a)

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)

Only with respect to any Repeating Representations repeated on the first day of each Interest Period pursuant to Clause 18.32(b) (Times when representations are made), no Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and the circumstance giving rise to such Event of Default are remedied within ten (10) Business Days of the earlier of (i) the Agent giving notice to the Borrower and (ii) any Obligor becoming aware of the failure to comply.

26.5	Cross default

(a)	Any Financial Indebtedness of any member of the Group (excluding GSLS) or the Ultimate Parent:

(i)	is not paid when due nor within any originally applicable grace period; or

(ii)	is declared to be, or otherwise becomes, due and payable prior to its specified maturity as a result of an event of default (however described);

(iii)	is capable of being declared by a creditor to be due and payable prior to its specified maturity as a result of such an event.

(b)

In respect of the Ultimate Parent, no Event of Default shall occur under paragraph (a) above unless the aggregate amount of Financial Indebtedness is more than US$25,000,000 or its equivalent in any other currency.

26.6	Insolvency

(a)

Any Obligor is unable or admits inability to pay its debts as they fall due, is deemed to, or is declared to, be unable to pay its debts under applicable law, ceases or suspends or threatens to cease or suspend making payments on any of its debts, or any Obligor (other than the Ultimate Parent), by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (other than the Finance Parties) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default covered by that moratorium.

(d)

Paragraphs (a) to (c) above shall not apply to in relation to any Approved Manager which is a Subsidiary of the Ultimate Parent, provided that a replacement third party Approved Manager is appointed in accordance with this Agreement within ten (10) Business Days of the relevant insolvency event.

26.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(iii)

the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, provisional supervisor or other similar officer in respect of any Obligor or any of its assets; or

(iv)	enforcement of any Security over any assets of any Obligor, or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within ten (10) Business Days of commencement.

(c)

Paragraphs (a) and (b) above shall not apply in relation to any Approved Manager which is a Subsidiary of the Ultimate Parent, provided that a replacement third party Approved Manager is appointed in accordance with this Agreement within ten (10) Business Days of the relevant insolvency event.

26.8	Creditors’ process

(a)	Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Obligor and is not discharged within fifteen (15) Business Days.

(b)

Paragraph (a) above shall not apply in relation to any Approved Manager which is a Subsidiary of the Ultimate Parent, provided that a replacement third party Approved Manager is appointed in accordance with this Agreement within ten (10) Business Days of the relevant insolvency event.

26.9	Unlawfulness and invalidity

(a)

It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective or any subordination created under a Finance Document is or becomes unlawful.

(b)

Any obligation or obligations of any Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding, or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Finance Documents.

(c)

Any Finance Document ceases to be in full force and effect or any Transaction Security created or expressed to be created by the Security Documents or any subordination created expressed to be created under the Finance Documents ceases to be legal, valid, binding, enforceable, or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)	Any Transaction Security proves to have ranked after or lost its priority to any other Security (other than Permitted Security).

26.10	Cessation of business

(a)	Any Obligor ceases, or threatens to cease, to carry on business except as a result of any disposal allowed under this Agreement.

(b)

Paragraph (a) above shall not apply to the cessation of business of an Approved Manager which is a Subsidiary of the Ultimate Parent provided that a replacement Approved Manager is appointed in accordance with this Agreement within ten (10) Business Days.

26.11	Expropriation

The authority or ability of any Obligor to conduct its business is limited or is wholly or substantially curtailed by seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any government or agency in relation to an Obligor or any of its assets.

26.12	Repudiation and rescission of agreements

Any Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document, a Relevant Document, or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document, a Relevant Document, or any Transaction Security.

26.13	Conditions subsequent

Any of the conditions referred to in Clause 4.4 (Conditions subsequent) is not satisfied within the time reasonably required by the Agent.

26.14	Revocation or modification of Authorisation

Any authorisation of any governmental, judicial or other public body or authority which is now, or which at any time during the Facility Period becomes, necessary to enable any of the Obligors to comply with any of their obligations under any Relevant Document is not obtained, is revoked, suspended, withdrawn, or withheld, or is modified in a manner which the Agent considers is, or may be, prejudicial to the interests of any Finance Party, or ceases to remain in full force and effect.

26.15	Reduction of capital

A Transaction Obligor other than the Ultimate Parent reduces its authorised or issued or subscribed capital.

26.16	Loss of Vessel

A Vessel suffers a Total Loss or is otherwise destroyed or abandoned, or a similar event occurs in relation to any other vessel which may from time to time be mortgaged to the Security Agent as security for the payment of all or any part of the Indebtedness, except that a Total Loss shall not be an Event of Default if:

(a)	that Vessel is insured in accordance with the Security Documents and a claim for Total Loss is available under the terms of the relevant insurances; and

(b)	no insurer has refused to meet or has disputed the claim for Total Loss and it is not apparent to the Agent acting reasonably that any such refusal or dispute is likely to occur; and

(c)

payment of all insurance proceeds in respect of the Total Loss is made in full to the Security Agent within one hundred and thirty (130) days of the occurrence of the casualty giving rise to the Total Loss in question or such longer period as the Agent may in its discretion agree.

26.17	Challenge to registration

The registration of a Vessel or a Mortgage is contested or becomes void or voidable or liable to cancellation or termination, or the validity or priority of a Mortgage is contested.

26.18	Classification and regulatory approvals

The classification certificate of a Vessel is withdrawn by a Classification Society or a Vessel ceases to be classified with a Classification Society for any reason.

26.19	War

The country of registration of a Vessel becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Agent in its discretion (but acting reasonably) considers that, as a result, the security conferred by any of the Security Documents is materially prejudiced.

26.20	Notice of determination

A Guarantor gives notice to the Security Agent to determine any obligations under a Guarantee.

26.21	Vessel Defaults

(a)

A Vessel is arrested, detained, seized, impounded in exercise or purported exercise of any possessory lien or other claim or interest and a Vessel is not released within thirty (30) Business Days of the occurrence of the same.

(b)

There is a payment or performance default by any charterer under any Charter (which is not cured within 60 days of the occurrence of such default), where such default shall, in the reasonable opinion of the Agent, have a Material Adverse Effect; or, subject to Clause 21.22(a)(ii) and Clause 22.13(b), there is any material amendment to a Charter without the Agent’s (acting on the instructions of the Lenders) prior written consent.

(c)

Any term of a Management Agreement is breached or any Management Agreement is terminated (whether or not in accordance with its terms) which breach or termination shall, in the reasonable opinion of the Agent, have a Material Adverse Effect.

26.22	Litigation

(a)

Any litigation, arbitration or administrative or investigative proceedings of or before any court, arbitral body, agency or authority have been commenced against any Obligor which are (in the opinion of the Majority Lenders):

(i)	reasonably likely to be adversely determined; and

(ii)	if adversely determined, would have or is reasonably likely to have a Material Adverse Effect.

(b)

In respect of the Ultimate Parent, no Event of Default shall occur under paragraph (a) above unless the aggregate amount of the claim is more than US$12,500,000 or its equivalent in any other currency.

26.23	Material adverse change

Any event or circumstance occurs which, in the reasonable opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.

26.24	Sanctions

(a)

Any of the Obligors, any member of the Group or any of their Subsidiaries (excluding any Subsidiaries of the Ultimate Parent that are not members of the Group) becomes a Restricted Party or becomes owned or controlled by, or acts directly or indirectly on behalf of, a Restricted Party or any of such persons becomes the owner or controller of a Restricted Party.

(b)

Any proceeds of the Loan are made available, directly or indirectly, to fund any trade, business or other activities involving or for the benefit of a Restricted Person or in any country, or territory, that, at the time of such funding, is a Sanctioned Country, where such funding would constitute a violation of Sanctions.

(c)	Any proceeds of the Loan are, directly or indirectly, applied in a manner that would result in a violation of Sanctions by any Finance Party or any Obligor or for any purpose prohibited by Sanctions.

(d)

Any of the Obligors or any of their Subsidiaries (excluding any Subsidiaries of the Ultimate Parent that are not members of the Group) takes any action resulting in a violation by such persons of Sanctions or which constitutes or would constitute any such violation by a Finance Party or any Obligor.

26.25	Subordination and Assignment Agreement

(a)

Any party to a Subordination and Assignment Agreement (other than a Finance Party) fails to comply with the provisions of, or does not perform its obligations under, such Subordination and Assignment Agreement.

(b)

A representation or warranty given by any party to a Subordination and Assignment Agreement (other than a Finance Party) is or proves to have been incorrect or misleading when made or deemed to be made.

26.26	Parent Group Restructuring

The Ultimate Parent or any of its Subsidiaries or any of their respective directors or authorised representatives by reason of actual or anticipated financial difficulties take any steps (whether by submitting or presenting a document setting out a proposal or proposed terms or otherwise) with more than 35% (by value) of creditors of the Ultimate Parent Group (taken as a whole) with a view to obtaining any form of moratorium, suspension or deferral of payments or reorganisation of debt (or certain debt); provided that this Clause 26.26 shall not apply where the relevant steps are being taken solely with the Finance Parties.

26.27	Existing Security

The Borrower fails or fails to procure the release of all Existing Security not later than the earlier the occur of: (i) the date of redemption of the Senior Secured Notes and (ii) one (1) Business Day after the Preposition Date.

26.28	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders:

(a)

by notice to the Borrower, cancel the Total Commitments, at which time they shall immediately be cancelled, provided that in the case of an Event of Default under either of Clauses 26.6 (Insolvency) and 26.7 (Insolvency Proceedings) the Total Commitments shall be deemed immediately cancelled without notice or demand therefor; and/or

(b)

by notice to the Borrower, declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents are immediately due and payable, provided that in the case of an Event of Default under either of Clauses 26.6 (Insolvency) and 26.6(d) (Insolvency Proceedings) the Loan, together with accrued interest and all other amounts accrued or outstanding under the Finance Documents shall be deemed immediately due and payable without notice or demand therefor; and/or

(c)

by notice to the Borrower, declare that all or part of the Loan is payable on demand, at which time all or part of the Loan (as the case may be) shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)	declare that no withdrawal may be made from any Account; and/or

(e)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers, or discretions under the Finance Documents.

26.29	Approved Managers

Without prejudice to Clause 26.28 (Acceleration), the Borrower will, at the request of the Agent, at any time when an Insolvency Event has occurred in respect of an Approved Manager, promptly (and in any event within ten (10) Business Days) replace (or procure the replacement of) such Approved Manager appointed by the Borrower in relation to any Vessel with another Approved Manager on terms approved by the Agent (acting on the instructions of the Majority Lenders) as appropriate.

27.	Changes to the Lenders

27.1	Assignments and transfers by the Lenders

Subject to this Clause 27, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under the Finance Documents, to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

27.2	Conditions of assignment or transfer

(a)

The consent of the Borrower is required for an assignment, a transfer or a sub- participation which grants voting rights by an Existing Lender to any Loan to Own Investor, unless the assignment, transfer or sub-participation is made at a time when an Event of Default is continuing.

(b)

The consent of the Borrower referred to in paragraph (a) above must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five (5) Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

(c)	An assignment will only be effective on:

(i)

receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)

performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(d)	A transfer will only be effective if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

(e)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross up and indemnities) or Clause 13 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(f)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

27.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$5,000.

27.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its Affiliates in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its Affiliates whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

27.5	Procedure for transfer

(a)

Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors who are parties and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors who are parties and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

27.6	Procedure for assignment

(a)

Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released by each Obligor who is a party and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)

The Lenders may utilise procedures other than those set out in this Clause (d) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 27.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 27.2 (Conditions of assignment or transfer).

27.7	Copy of Transfer Certificate or Assignment Agreement to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

27.8	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

27.9	Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.5 (Procedure for transfer) or any assignment pursuant to Clause 27.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than 6 months, on the next of the dates which falls at 6 monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

28.	Changes to the Obligors

28.1	Assignment and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

29.	Role of the Agent and the Security Agent

29.1	The Agent and the Security Agent

(a)	Each of the Finance Parties appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	The Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement.

(c)	Each of the Finance Parties authorises the Agent and the Security Agent:

(i)

to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Agent (as applicable) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(ii)	to execute each of the Security Documents and all other documents approved by the Majority Lenders or all Lenders (as the case may be) for execution by it.

(d)

Each of the Secured Parties irrevocably appoints the Security Agent as trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Finance Parties or any of them or for the benefit thereof under or pursuant to this Agreement, or any of the Finance Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Finance Party in this Agreement, or any Finance Document), (ii) all moneys, property and other assets paid or transferred to or vested in any Finance Party or any agent of any Finance Party or received or recovered by any Finance Party or any agent of any Finance Party pursuant to, or in connection with, this Agreement or the Finance Documents whether from any Obligor or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Finance Party or any agent of any Finance Party in respect of the same (or any part thereof).

29.2	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

29.3	Instructions

(a)	Each of the Agent and the Security Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent (as applicable) in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)

not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (A) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties).

(b)

Each of the Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent or Security Agent (as applicable) may refrain from acting unless and until it receives those instructions or that clarification.

(c)

Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent or Security Agent (as applicable) by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (c) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Agent or the Security Agent to act in a specified manner or to take a specified action;

(iii)

in respect of any provision which protects the Agent’s or Security Agent’s own position in its personal capacity as opposed to its role of Agent or Security Agent for the relevant Finance Parties or Secured Parties (as applicable) including, without limitation, Clause 29.5 (No fiduciary duties) to Clause 29.10 (Exclusion of liability), Clause 29.13 (Confidentiality) to Clause 29.20 (Custodians and nominees) and Clause 29.23 (Acceptance of title) to Clause 29.27 (Disapplication of Trustee Acts);

(iv)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 30.1 (Application of Receipts – Security Agent);

(B)	Clause 30.3 (Prospective liabilities); and

(C)	Clause 30.2 (Deductions from receipts).

(e)

If giving effect to instructions given by the Majority Lenders would (in the Agent’s or (as applicable) the Security Agent’s opinion) have an effect equivalent to an amendment or waiver referred to in Clause 39 (Remedies and waivers), the Agent or (as applicable) Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Agent or Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph 29.3(d)(iv) above,

the Agent or Security Agent shall do so having regard to the interests of (in the case of the Agent) all the Finance Parties and (in the case of the Security Agent) all the Secured Parties.

(g)

The Agent or the Security Agent (as applicable) may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)

Without prejudice to the remainder of this Clause 29.3 (Instructions), in the absence of instructions, each of the Agent and the Security Agent may act (or refrain from acting) as it considers to be in the best interest of (in the case of the Agent) the Finance Parties and (in the case of the Security Agent) the Secured Parties.

(i)

Neither the Agent nor the Security Agent is authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security or Security Documents.

29.4	Duties of the Agent and Security Agent

(a)	The duties of the Agent and the Security Agent under the Finance Documents are solely mechanical and administrative in nature.

(b)

Subject to paragraph (c) below, each of the Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent or Security Agent (as applicable) for that Party by any other Party.

(c)	Without prejudice to Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)

Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent or the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, Commitment Fee or other fee payable to a Finance Party (other than the Agent, or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)

Each of the Agent and the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

29.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes:

(i)	the Agent as a trustee or fiduciary of any other person; or

(ii)	the Security Agent as an agent, trustee or fiduciary of any Obligor.

(iii)

Neither the Agent nor the Security Agent shall be bound to account to any other Finance Party or (in the case of the Security Agent) any Secured Party or the profit element of any sum received by it for its own account.

(iv)

The provisions of this Clause 29.5 shall apply even if, notwithstanding and contrary to this Clause 29.5, any provision of any Finance Document by operation of law has the effect of constituting the Agent as a true or fiduciary of any person, or the Security Agent as an agent, trustee or fiduciary of any Obligor or otherwise requiring the Agent, the Security Agent or the Arrange to account to any other Finance Party or Secured Party (as the case may be).

29.6	Business with the Group

The Agent and the Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or any Affiliate of an Obligor.

29.7	Rights and discretions

(a)	Each of the Agent and the Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	rely on a certificate from any person:

a.	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

b.	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph a above, may assume the truth and accuracy of that certificate.

(b)	Each of the Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent or Security Agent for the Finance Parties or Secured Parties) that:

(i)	no Default has occurred (unless, in the case of the Agent, it has actual knowledge of a Default arising under Clause 26.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by an Obligor (other than the Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors who are parties.

(c)	Each of the Agent and the Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, each of the Agent and the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent or Security Agent (as applicable), (and so separate from any lawyers instructed by the Lenders) if the Agent or Security Agent (as applicable), in its reasonable opinion deems this to be desirable.

(e)

Each of the Agent and the Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	Each of the Agent and the Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Agent’s or the Security Agent’s (as applicable) gross negligence or wilful misconduct.

(g)

Unless a Finance Document expressly provides otherwise each of the Agent and the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent or Security Agent under the Finance Documents.

(h)	Without prejudice to the generality of paragraph (g) above, the Agent:

(i)	may disclose; and

(ii)	on the written request of the Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Borrower and to the other Finance Parties.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

The Agent is not obliged to disclose to any Finance Party any details of the rate notified to the Agent by any Lender or the identity of any such Lender for the purpose of paragraph 10.2(a)(ii) of Clause 10.2 (Market disruption).

(k)

Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

29.8	Responsibility for documentation

Neither the Agent nor the Security Agent, is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Agent, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.9	No duty to monitor

Neither, the Agent nor the Security Agent shall be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

29.10	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent or any Receiver or Delegate), none of the Agent, the Security Agent nor any Receiver or Delegate will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property;

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of god; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent, the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate, in respect of any claim it might have against the Agent, the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate may rely on this Clause.

(c)

Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Security Agent (as applicable) if the Agent or Security Agent (as applicable) has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or the Security Agent (as applicable) for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Security Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Agent and the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Security Agent.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent, any Receiver or Delegate, any liability of the Agent, the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent, the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent, the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Agent, the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent, the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

29.11	Lenders’ indemnity to the Agent and Security Agent

(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, the Security Agent and every Receiver and every Delegate, within three (3) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the Agent’s, Security Agent’s Receiver’s or Delegate’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent, Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Agent, Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent or the Security Agent pursuant to paragraph (a) above.

(c)

Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent or the Security Agent to an Obligor.

29.12	Resignation of the Agent and the Security Agent

(a)	Each of the Agent and/or the Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)

Alternatively the Agent or the Security Agent may resign by giving thirty (30) days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the other Finance Parties and the Borrower) may appoint a successor Agent or Security Agent (as applicable).

(c)

If the Majority Lenders have not appointed a successor Agent or Security Agent in accordance with paragraph (b) above within twenty (20) days after notice of resignation was given, the retiring Agent or Security Agent (as applicable) (after consultation with the other Finance Parties and the Borrower) may appoint a successor Agent or Security Agent (as applicable).

(d)

The retiring Agent or Security Agent (as applicable) shall make available to the successor Agent or Security Agent (as applicable) such documents and records and provide such assistance as the successor Agent or Security Agent may reasonably request for the purposes of performing its functions as Agent or Security Agent (as applicable) under the Finance Documents. The Borrower shall, within three (3) Business Days of demand, reimburse the retiring Agent or Security Agent (as applicable) for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	The resignation notice of the Agent or Security Agent (as applicable) shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	(in the case of the Security Agent) the transfer of the Security Property to that successor.

(f)

Upon the appointment of a successor, the retiring Agent or Security Agent (as applicable) shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (ii) of Clause 29.24 (Winding up of trust) and (e) above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent), Clause 14.4 (Indemnity to the Security Agent) and this Clause 29 (and any fees for the account of the retiring Agent or Security Agent (as applicable) shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

After consultation with the Borrower, the Majority Lenders may, by giving thirty (30) days’ notice to the Agent or Security Agent (as applicable) (or, at any time the Agent is an Impaired Agent, by giving any shorter notice period determined by the Majority Lenders), require it to resign in accordance with paragraph (b) above. In this event, the Agent or Security Agent (as applicable) shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower (unless the Agent is an Impaired Agent, in which case it shall be for its account).

(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 12.7 (FATCA Information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

29.13	Confidentiality

(a)

In acting as agent or trustee for the Finance Parties, the Agent or the Security Agent (as applicable) shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Agent or Security Agent, it may be treated as confidential to that division or department and the Agent or Security Agent (as applicable) shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

29.14	Relationship with the other Finance Parties

(a)

Subject to Clause 27.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five (5) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address, department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

(c)

Each Finance Party shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

29.15	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group and the Ultimate Parent;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)

whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(d)

the adequacy, accuracy or completeness of any information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of, the Security Property, the priority of any of the Transaction Security or the existence of any Security affecting the Security Property.

29.16	Reference Banks

The Agent shall (if so instructed by the Majority Lenders and in consultation with the Borrower) replace a Reference Bank with another bank or financial institution.

29.17	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.18	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Security Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)

register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)

take, or to require any Obligor to take, any step to perfect its title to any of the Security Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Security Document.

29.19	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Security Property;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)

Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within fourteen (14) days after receipt of that request.

29.20	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

29.21	Delegation by the Security Agent

(a)

Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)

That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)

No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

(d)	Unless a Default is continuing, the Security Agent shall notify the Transaction Obligors of the appointment of any Delegate.

29.22	Additional Security Agents

(a)	The Security Agent may, at any time, appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties;

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrower and the Finance Parties of that appointment.

(b)

Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)

The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

29.23	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Security Property and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title.

29.24	Winding up of trust

If the Security Agent, with the approval of the Agent, determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents,

then:

(i)

the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)

any Security Agent which has resigned pursuant to Clause 29.12 (Resignation of the Agent and the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

29.25	Perpetuity period

The trusts constituted by this Agreement are governed by English law and the perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of 125 years from the date of this Agreement.

29.26	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

29.27	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

29.28	Parallel Debt

(a)

Each Transaction Obligor irrevocably and unconditionally undertakes to pay to the Security Agent all amounts equal to, and in the currency or currencies of, its Corresponding Debt (such amount of the relevant Transaction Obligors being its “Parallel Debt”).

(b)	The Parallel Debt of a Transaction Obligor:

(i)	shall become due and payable at the same time as its Corresponding Debt;

(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)	For purposes of this Clause 29.28 , the Security Agent:

(i)	is the independent and separate creditor of each Parallel Debt;

(ii)

acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt and any security granted pursuant to the Security Documents to secure a Parallel Debt shall not be held on trust; and

(iii)

shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of a Transaction Obligor shall be:

(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)	increased to the extent that its Corresponding Debt has increased, and the Corresponding Debt of a Transaction Obligor shall be:
(iii)	decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and

(iv)	increased to the extent that its Parallel Debt has increased,

in each case provided that the Parallel Debt of a Transaction Obligor shall never exceed its Corresponding Debt.

(e)

All amounts received or recovered by the Security Agent in connection with this Clause 29.28 to the extent permitted by applicable law, shall be applied in accordance with Clause 30.1 (Application of receipts – Security Agent).

(f)	This Clause 29.28 shall apply, with any necessary modifications, to each Finance Document.

30.	Application of Proceeds

30.1	Application of receipts – Security Agent

(a)

Except as expressly stated to the contrary in any Finance Document, any moneys which the Security Agent receives or recovers and which are, or are attributable to, Security Property (for the purposes of this Clause 30 (Application of Proceeds), the “Recoveries”) shall be transferred to the Agent for application in accordance with Clause 33.6 (Application of receipts—Partial Payments).

(b)	Paragraph (a) above is without prejudice to the rights of the Security Agent, each Receiver and each Delegate:

(i)	to be indemnified out of the Charged Property in accordance with any provision of any Finance Document; and

(ii)	under any Finance Document to credit any moneys received or recovered by it to any suspense account.

(c)	Any transfer by the Security Agent to the Agent in accordance with paragraph (a) above shall be a good discharge, to the extent of that payment, by the Security Agent.

(d)

The Security Agent is under no obligation to make the payments to the Agent under paragraph (a) of this Clause 30.1 (Application of receipts – Security Agent) in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

30.2	Deductions from receipts

(a)	Before transferring any moneys to the Agent under Clause 30.1 (Application of Receipts – Security Agent), the Security Agent may, in its discretion:

(i)

deduct any sum then due and payable under this Agreement or any other Finance Documents to the Security Agent or any Receiver or Delegate and retain that sum for itself or, as the case may require, pay it to another person to whom it is then due and payable;

(ii)

set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(iii)

pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

(b)

For the purposes of paragraph 30.2(a)(i) above, if the Security Agent has become entitled to require a sum to be paid to it on demand, that sum shall be treated as due and payable, even if no demand has yet been served.

30.3	Prospective liabilities

Following acceleration of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit acting reasonably (the interest being credited to the relevant account) for later payment to the Agent for application in accordance with Clause 33.6 (Application of receipts—Partial Payments) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Liabilities, that the Security Agent or, in the case of paragraph (b) only, the Agent, reasonably considers, in each case, might become due or owing at any time in the future.

30.4	Investment of proceeds

Prior to the application of the proceeds of the Recoveries in accordance with Clause 30.1 (Application of Receipts – Security Agent) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of this Clause 30.

30.5	Currency Conversion

(a)

For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

30.6	Good Discharge

(a)

Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Agent on behalf of the Finance Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)

The Security Agent is under no obligation to make the payments to the Agent under paragraph (a) of this Clause 30.6 in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

31.	Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32.	Sharing among the Finance Parties

32.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 33 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 33 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.6 (Application of Receipts – Partial Payments).

32.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 33.6 (Application of Receipts – Partial Payments) towards the obligations of that Obligor to the Sharing Finance Parties.

32.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 32.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

32.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

32.5	Exceptions

(a)

This Clause 32 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

33.	Payment mechanics

33.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

33.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to an Obligor) and Clause 33.4 (Clawback and pre- funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

33.3	Distributions to an Obligor

The Agent may (with the consent of an Obligor or in accordance with Clause 34 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)

If the Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

33.5	Impaired Agent

(a)

If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 33.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)

if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank (as defined in paragraph (f) below) and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)

A Party which has made a payment in accordance with this Clause 33.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Agent in accordance with Clause 29.12 (Resignation of the Agent or the Security Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 33.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

(f)

For the purposes of this Clause, an “Acceptable Bank” is a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A3 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency.

33.6	Application of Receipts – Partial Payments

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(a)

FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Agent, the Security Agent, any Receiver and any Delegate under the Finance Documents;

(b)	SECOND, in or towards payment pro rata of any accrued interest and fees due but unpaid to the Lenders under this Agreement;

(c)	THIRD, in or towards payment pro rata of any principal due but unpaid to the Lenders under this Agreement; and

(d)	FOURTH, in or towards payment pro rata of any other sum due to any Finance Party but unpaid under the Finance Documents.

33.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

33.8	Business Days

(a)

Any payment (including, for the avoidance of doubt, any payment under Clause 24.5(a)(i)) which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.9	Currency of account

(a)	Subject to paragraphs (b) and (c) below, US$ is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than US$ shall be paid in that other currency.

33.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

33.11	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 40 (Amendments and waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

34.	Set-off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35.	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

36.	Notices

36.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter.

36.2	Addresses

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that specified in Schedule 1 (The Original Parties);

(b)

in the case of each Lender, that specified in Schedule 1 (The Original Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Agent on or before the date it becomes a Party;

(c)	in the case of the Agent and the Security Agent, that specified in Schedule 1 (The Original Parties),

or, in each case, any substitute address or email address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days’ notice.

36.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

(ii)	if by way of email, when received in readable form.

and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or the Security Agent’s signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.4	Notification of address and email address

Promptly upon receipt of notification of an address or email address or change of address or email address pursuant to Clause 36.2 (Addresses) or changing its own address or email address, the Agent shall notify the other Parties.

36.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant parties directly. This provision shall not operate after a replacement Agent has been appointed.

36.6	Electronic communication

(a)

Any communication to be made between any two parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five (5) Business Days’ notice.

(b)

Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance party may only be made in that way to the extent that those two parties agree that, unless and until notified to the contrary, this is to be an accepted for on communication.

(c)

Any electronic communication as specified in paragraph (a) above made between any two parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a party to the Agent or Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

(d)

Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 36.6.

36.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37.	Calculations and certificates

37.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

37.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

37.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

38.	Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39.	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

40.	Amendments and waivers

40.1	Required consents

(a)

Subject to Clause 40.5 (All Lender matters) and Clause 40.6 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Transaction Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 40.

(c)

Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 29.7 (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(d)

Each Transaction Obligor agrees to any such amendment or waiver permitted by this Clause 40.1 which is agreed to by the Borrower. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Transaction Obligors.

40.2	Excluded Commitments

If:

(a)

any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within ten (10) Business Days of that request being made; or

(b)	any Lender which is not a Defaulting Lender fails to respond to such a request or such a vote within fifteen (15) Business Days of that request being made,

(unless, in either case, the Borrower and the Agent agree to a longer time period in relation to any request):

(i)

its Commitment and/or participation in the Loan then outstanding shall not be included for the purpose of calculating the Total Commitments or participations under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

40.3	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause “, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

40.4	Replacement of a Defaulting Lender

(a)

The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five (5) Business Days’ prior notice to the Agent and such Lender replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a “Replacement Lender”) which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 27 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(i)

in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loan and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(ii)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Borrower and which does not exceed the amount described in paragraph (i) above.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 40.4 shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a replacement Lender;

(iii)	the transfer must take place no later than ten (10) Business Days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)

the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)

The Defaulting Lender shall perform the checks described in paragraph 40.4(b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

40.5	All Lender matters

An amendment, waiver or (in the case of a Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)	a postponement or extension to the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)

an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

(f)	a change to any Obligor;

(g)	any provision which expressly requires the consent of all the Lenders;

(h)

any change to the preamble (Background), Clause 2.1 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 8 (Interest), Clause 27 (Changes to Lenders, this Clause 40, Clause 43 (Governing law) or Clause 44.1 (Jurisdiction).

(i)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)	the guarantee and indemnity granted under Clause 17 (Guarantee and indemnity);

(ii)	the Security Property; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed

(except in the case of paragraphs (ii) and (iii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document); or

(j)

the release of, or material variation to, any guarantee and indemnity granted under Clause 17 (Guarantee and indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

40.6	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent or the Security Agent (each in their capacity as such) may not be effected without the consent of the Agent or, as the case may be, the Security Agent.

40.7	Replacement of Screen Rate

(a)	Subject to Clause 40.6 (Other exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate which can be selected for the Loan, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Benchmark in place of that Screen Rate; and

(ii)	any or all of the following:

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;

(D)	providing for appropriate fall-back (and market disruption) provisions for that Replacement Benchmark; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.

(b)	If, as at 30 June 2021, this Agreement provides that the rate of interest for the Loan is to be determined by reference to the Screen Rate:

(i)	a Screen Rate Replacement Event shall be deemed to have occurred on that date; and

(ii)

the Agent (acting on the instructions of the Majority Lenders) and the Obligors shall enter into negotiations in good faith with a view to agreeing the use of a Replacement Benchmark from and including a date no later than 30 December 2021 with the terms relating to the use of that Replacement Benchmark including a floor which, to the extent reasonably practicable, replicates the economic effect of the floor relating to the use of that Screen Rate.

41.	Confidentiality

41.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 41.2 (Disclosure of Confidential Information) and Clause 41.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

41.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price- sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph 41.2(b)(i) or 41.2(b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 29.14(b) (Relationship with the other Finance Parties));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph 41.2(b)(i) or 41.2(b)(ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.8 (Security over Lenders’ rights);

(viii)	who is a Party, a member of the Group or any Affiliate of an Obligor; or

(ix)	with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs 41.2(b)(i), 41.2(b)(ii) and 41.2(b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph 41.2(b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to paragraphs 41.2(b)(v), and (b)(vi) and 41.2(b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom paragraph 41.2(b)(i) or 41.2(b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party;

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price- sensitive information.

41.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation or formation, as applicable, of Obligors;

(iv)	date of this Agreement;

(v)	the name of the Agent;

(vi)	date of each amendment of this Agreement;

(vii)	amount of Total Commitments;

(viii)	currency of the Facility;

(ix)	type of Facility;

(x)	ranking of Facility;

(xi)	Termination Date for Facility;

(xii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)	such other information agreed between such Finance Party and the Ultimate Parent,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Transaction Obligor represents that none of the information set out in paragraphs (i) to 41.3(a)(xiii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Borrower and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

41.4	Entire agreement

This Clause 41 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

41.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

41.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph 41.2(b)(iv) of Clause 41.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 41 (Confidentiality).

41.7	Continuing obligations

The obligations in this Clause 41 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)

the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

42.	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

43.	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

44.	Enforcement

44.1	Jurisdiction

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

This Clause 44.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

44.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Transaction Obligor:

(i)

irrevocably appoints GSLS acting through its office from time to time currently at 25 Wilton Place, London SW1V 1LW, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Transaction Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Transaction Obligors) must promptly (and in any event within fifteen (15) days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE OBLIGORS

BORROWER

Name of Borrower	Jurisdiction of Formation	Registered Address and, if applicable, Registration No.	Address for Communication
Knausen Holding LLC	Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands, MH 96960 Registration No.: 965049

c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@technomar.gr and

tpsaropoulos@technomar.gr

PARENT

Name of Parent	Jurisdiction of Formation	Registered Address and, if applicable, Registration No.	Address for Communication
GSL Legacy Holding LLC	Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands, MH 96960 Registration No.: 965048

c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@technomar.gr and

tpsaropoulos@technomar.gr

ULTIMATE PARENT

Name of Ultimate Parent	Jurisdiction of Incorporation	Registered Address and, if applicable, Registration No.	Address for Communication
Global Ship Lease, Inc.	Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands, MH 96960 Registration No.: 28891

c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

VESSEL OWNERS

Name of Vessel Owner	Jurisdiction of Formation / Incorporation	Registered Address and, if applicable, Registration No.	Address for Communication
Global Ship Lease 40 LLC	Liberia	80 Broad Street, Monrovia, Liberia Registered No.: LLC- 960161

c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshipleas e.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

Global Ship Lease 41 LLC	Liberia	80 Broad Street, Monrovia, Liberia	c/o Global Ship Lease Services Limited of 25 Wilton Place, London
		Registered No.: LLC- 960162	SW1V 1LW, England
Email: notices@globalshiplease.com
With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece
Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

Global Ship Lease 45 LLC	Liberia	80 Broad Street, Monrovia, Liberia Registered No.: LLC- 960166	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

Global Ship Lease 44 LLC	Liberia	80 Broad Street, Monrovia, Liberia Registered No.: LLC- 960165	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@techn

omar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

Global Ship Lease 46 LLC	Liberia	80 Broad Street, Monrovia, Liberia Registered No.: LLC- 960167	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

Global Ship Lease 38 LLC	Liberia	80 Broad Street, Monrovia, Liberia Registered No.: LLC- 960154	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

Global Ship Lease 49 LLC	Liberia	80 Broad Street, Monrovia, Liberia Registered No.: LLC- 960170	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshiplease.com
With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

Global Ship Lease 51 LLC	Liberia	80 Broad Street, Monrovia, Liberia Registered No.: LLC- 960172	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technom ar.gr

Global Ship Lease 50 LLC	Liberia	80 Broad Street, Monrovia, Liberia Registered No.: LLC- 960171	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshipleas e.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@techn omar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

GSL Alcazar Inc.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands, MH 96960 Registered No.: 26711	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

Global Ship Lease 47 LLC	Liberia	80 Broad Street, Monrovia, Liberia Registered No.: LLC- 960168	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

Tasman Marine LLC	Marshall Islands	TrustCompany Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands, MH 96960 Registered No.: 963174	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

Hudson Marine LLC	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands, MH 96960 Registered No.: 963182	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

Drake Marine LLC	Marshall Islands	TrustCompany Complex, Ajeltake Road, Ajeltake Island, Majuro, the Republic of the Marshall Islands, MH 96960 Registered No.: 963184	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

Global Ship Lease 48 LLC	Liberia	80 Broad Street, Monrovia, Liberia Registered No.: LLC-960169	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

Global Ship Lease 35 LLC	Liberia	80 Broad Street, Monrovia, Liberia Registered No.: LLC-960151	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

Global Ship Lease 36 LLC	Liberia	80 Broad Street, Monrovia, Liberia Registered No.: LLC-960152	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

Global Ship Lease 53 LLC	Liberia	80 Broad Street, Monrovia, Liberia Registered No.: LLC-960174	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

Global Ship Lease 52 LLC	Liberia	80 Broad Street, Monrovia, Liberia Registered No.: LLC-960173	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

Global Ship Lease 43 LLC	Liberia	80 Broad Street, Monrovia, Liberia Registered No.: LLC-960164	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshiplease.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

Global Ship Lease 54 LLC	Liberia	80 Broad Street, Monrovia, Liberia Registered No.: LLC-960175	c/o Global Ship Lease Services Limited of 25 Wilton Place, London SW1V 1LW, England

Email: notices@globalshipleas e.com

With a copy to: Technomar Shipping Inc., 3-5 Menandrou Str., Kifissia, 14561, Athens, Greece

Email: legalconfidential@technomar.gr; finance@technomar.gr and tpsaropoulos@technomar.gr

PART II

THE ORIGINAL LENDERS

ORIGINAL LENDERS

Name of Original Lender	Total Commitment (USD)	Address for Communication
Hayfin DLF III Luxco 1 Sarl	131,838,026.59	One Eagle Place, London, SW1Y 6AF Fax: +44 207 692 4641 E-mail: loanops@hayfin.com; gc@hayfin.com; ks.breakwater@hayfin.com; rp.breakwater@hayfin.com

Hayfin Sapphire IV Luxco SCA	14,780,780.23	One Eagle Place, London, SW1Y 6AF Fax: +44 207 692 4641 E-mail: loanops@hayfin.com; gc@hayfin.com; ks.breakwater@hayfin.com; rp.breakwater@hayfin.com

SC HCM EU PD Sarl	14,780,780.23	One Eagle Place, London, SW1Y 6AF Fax: +44 207 692 4641 E-mail: loanops@hayfin.com; gc@hayfin.com; ks.breakwater@hayfin.com; rp.breakwater@hayfin.com

Hayfin Big Cypress Luxco Sarl	8,981,727.73	One Eagle Place, London, SW1Y 6AF Fax: +44 207 692 4641 E-mail: loanops@hayfin.com; gc@hayfin.com; ks.breakwater@hayfin.com; rp.breakwater@hayfin.com

Hayfin Opal 2020 (A) LP	1,970,770.70	One Eagle Place, London, SW1Y 6AF Fax: +44 207 692 4641 E-mail: loanops@hayfin.com; gc@hayfin.com; ks.breakwater@hayfin.com; rp.breakwater@hayfin.com

Hayfin Opal 2020 (B) LP	2,956,156.05	One Eagle Place, London, SW1Y 6AF Fax: +44 207 692 4641 E-mail: loanops@hayfin.com; gc@hayfin.com; ks.breakwater@hayfin.com; rp.breakwater@hayfin.com

Hayfin PT Luxco 2 S.à r.l.	13,641,403.79	One Eagle Place, London, SW1Y 6AF Fax: +44 207 692 4641 E-mail: loanops@hayfin.com; gc@hayfin.com; ks.breakwater@hayfin.com; rp.breakwater@hayfin.com

Hayfin Garnet Luxco Sarl	15,718,023.52	One Eagle Place, London, SW1Y 6AF Fax: +44 207 692 4641 E-mail: loanops@hayfin.com; gc@hayfin.com; ks.breakwater@hayfin.com; rp.breakwater@hayfin.com

Infinity HoldCo Private Debt II Sarl	6,897.697.44	One Eagle Place, London, SW1Y 6AF Fax: +44 207 692 4641 E-mail: loanops@hayfin.com; gc@hayfin.com; ks.breakwater@hayfin.com; rp.breakwater@hayfin.com

VG HCM EU PD S.à.r.l.	24,634,633.72	One Eagle Place, London, SW1Y 6AF Fax: +44 207 692 4641 E-mail: loanops@hayfin.com; gc@hayfin.com; ks.breakwater@hayfin.com; rp.breakwater@hayfin.com

Total	236,200,000

PART III

AGENT AND SECURITY AGENT

AGENT

Name of Agent	Address for Communication
Hayfin Services LLP	One Eagle Place, London, SW1Y 6AF, England Fax: +44 207 785 6829 E-mail: loanops@hayfin.com Attention: Loan Operations

SECURITY AGENT

Name of Security Agent	Address for Communication
Hayfin Services LLP	One Eagle Place, London, SW1Y 6AF, England Fax: +44 207 785 6829 E-mail: loanops@hayfin.com Attention: Loan Operations

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO UTILISATION REQUEST

(1)

Constitutional documents. Copies of the constitutional documents of each Obligor, together with such other evidence as the Agent may reasonably require that each Obligor is duly incorporated or formed, as applicable, in its country of incorporation or formation, as applicable, and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party.

(2)

Certificates of good standing. A certificate of good standing in respect of each Transaction Obligor (or equivalent evidence of good standing available in the Obligor’s jurisdiction of incorporation) dated no more than fourteen (14) days before the Utilisation Date.

(3)	Board resolutions. A copy of the resolutions of the board of directors or member, as applicable, of each Obligor:

i.	approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and resolving that it execute those Relevant Documents; and

ii.	authorising a specified person or persons to execute those Relevant Documents (and all documents and notices to be signed and/or dispatched under those documents) on its behalf.

(4)	Shareholder resolutions.

If required as a matter of law of any Obligor’s jurisdiction of incorporation, a copy of a resolution signed by all the holders of the issued shares or limited liability company interests, as applicable, in that Obligor, approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party.

(5)	Specimen signatures. A specimen of the signature of each person who executes the Finance Documents pursuant to the resolutions referred to in paragraph (3) above.

(6)	Officer’s certificates. A certificate of a duly authorised officer of each Obligor:

i.	certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect;

ii.	setting out the names of the directors, officers, member and (other than the Ultimate Parent) shareholders of that Obligor and the proportion of shares held by each shareholder; and

iii.	confirming that borrowing or guaranteeing or securing, as appropriate, the Loan would not cause any borrowing, guarantee, security or similar limit binding on that Obligor to be exceeded.

(7)

Evidence of registration. Where such registration is required or permitted under the laws of the relevant jurisdiction, evidence that the names of the directors, officers, member and shareholders of each Obligor are duly registered in the companies registry or other registry in the country of incorporation or jurisdiction of incorporation, as applicable, of that Obligor.

(8)

Powers of attorney. A copy of the (if required) notarially attested power of attorney of each of the Obligors under which the Relevant Documents to which it is or is to become a party are to be executed or transactions undertaken by that Obligor.

(9)	Facility Agreement. A duly executed copy of this Agreement.

(10)	Share Charge. Duly executed Share Charge in respect of the Borrower and the ancillary documents thereunder.

(11)	Accounts Security. Duly executed Accounts Security in relation to the Dry Docking Reserve Accounts and the Minimum Liquidity Account (and each document to be delivered thereunder).

(12)	Mandates. Such duly signed forms of mandate, and/or other evidence of the opening of the Accounts described in paragraph 11 above, as the Security Agent may require.

(13)	Subordination and Assignment Agreement. A duly executed Subordination and Assignment Agreement.

Other documents and evidence

(14)	Process agent. Evidence that any process agent referred to in Clause 44.2 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment.

(15)

Other authorisations. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document.

(16)	Financial statements. Copies of the Original Financial Statements.

(17)

Fees. The Fee Letter and evidence that the fees, costs and expenses then due from the Borrower under Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by the Utilisation Date.

(18)

“Know your customer” documents. Such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary “know your customer” or similar identification procedures, anti-money laundering regulations, and Sanctions, in relation to the transactions contemplated in the Finance Documents.

PART II

CONDITIONS PRECEDENT TO UTILISATION

(1)	Officer’s certificate. A certificate of a duly authorised officer of the Borrower certifying that:

i.	each copy document relating to it specified in Part I of Schedule 2 remains correct, complete and in full force and effect on the Utilisation Date;

ii.	each copy document relating to it specified in this Part II of Schedule 2 remains correct, complete and in full force and effect on the Utilisation Date.

(2)

Evidence of Vessel Owners’ title. Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of each Vessel’s Approved Flag confirming that such Vessel is owned by the relevant Vessel Owner and is free of registered Security other than Permitted Security.

(3)	Registration of Mortgages – Pool A Vessels. Evidence that a Mortgage and, if applicable Deed of Covenants collateral thereto, has been registered against each Pool A Vessel with first priority.

(4)

Evidence of insurance. Evidence that each Vessel is insured in the manner required by the Finance Documents and that letters of undertaking will be issued in the manner required by the Finance Documents, together with (if required by the Agent) the written approval of the Insurances in respect of each Vessel by an insurance adviser appointed by the Agent.

(5)

Confirmation of class. A Certificate of Confirmation of Class confirming that each Vessel is classed with the classification and with the Classification Society described in Schedule 9 (Details of Vessels) free of overdue recommendations affecting class (except as disclosed to and approved by the Agent prior to the Utilisation Date), dated no more than three (3) Business Days prior to the Utilisation Date.

(6)	Inspection report. If required by the Agent, inspection reports in respect of each Vessel.

(7)	Insurance report. An opinion from independent insurance consultants appointed by the Agent on the Insurances in respect of each Vessel.

(8)

Valuations. Two Valuations of each Vessel from Approved Brokers nominated by the Agent, addressed to the Agent on behalf of the Finance Parties and dated not earlier than twenty (20) Business Days before the Utilisation Date, which show compliance with the Maximum Loan Amount.

(9)	Operating Expenses budget. Operating Expenses budget for each Vessel.

(10)	Vessel documents. In respect of each Vessel, copies of:

i.	any charterparty (including any Charter);

ii.	in respect of each Pool A Vessel only, any Management Agreements in respect of that Pool A Vessel;

iii.	that Vessel’s current Safety Construction, Safety Equipment, Safety Radio and Load Line Certificates;

iv.	(if applicable) evidence of that Vessel’s current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990;

v.	that Vessel’s current SMC;

vi.	the ISM Company’s current DOC;

vii.	that Vessel’s current ISSC;

viii.	that Vessel’s current IAPPC; and

ix.	that Vessel’s current Tonnage Certificate,

in each case together with all addenda, amendments or supplements.

(11)	Security Documents – Pool A Vessels. In respect of each Pool A Vessel, the following duly executed documents:

i.	the Mortgage in respect of that Pool A Vessel;

ii.	if applicable, the Deed of Covenants in respect of that Pool A Vessel;

iii.	the General Assignment in respect of that Pool A Vessel; and

iv.	the Manager’s Undertakings in respect of that Pool A Vessel,

together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients.

(12)	Charter Assignments. If applicable, a duly executed Charter Assignment in respect of each Pool A Vessel, together with the duly executed notice of assignment to charterer.

(13)	Share Charges. Duly executed Share Charges in respect of the Vessel Owners of each Pool A Vessel and the ancillary documents thereunder.

(14)

Accounts Security. Duly executed Accounts Security in relation to the Earnings Accounts held in the names of the Vessel Owners which own each of the Pool A Vessels (and each document to be delivered thereunder).

(15)	Signed undated documents. The following signed but undated documents:

i.	the Mortgage in respect of each Pool B Vessel;

ii.	the Deed of Covenants in respect of each Pool B Vessel;

iii.	the General Assignment in respect of each Pool B Vessel;

iv.	the Manager’s Undertakings in respect of each Pool B Vessel;

v.	if applicable, the Charter Assignment in respect of each Pool B Vessel;

vi.	the Share Charge in respect of the Vessel Owner owning each Pool B Vessel; and

vii.	the Accounts Security in relation to the Earnings Account held in the name of each Vessel Owner owning a Pool B Vessel.

(16)	Utilisation Request. The duly completed Utilisation Request.

(17)	Evidence of compliance with covenant requirements. Evidence that the relevant Obligors are in compliance with the financial covenants in Clause 20.1 (Financial Covenants) on the Utilisation Date.

(18)	Minimum liquidity amount. Evidence that an amount of US$350,000 in respect of each Vessel has been deposited into the Minimum Liquidity Account.

(19)

Special surveys and dry dockings. The estimated timings of all scheduled dry docks and special surveys for each Vessel from the Utilisation Date until the end of the Facility Period, in each case to the extent available from class or other records.

(20)	Permitted Intercompany Debt. If applicable, copies of any executed documents in respect of any Permitted Intercompany Debt

(21)	Tonnage. Evidence of the lightweight tonnage of each Vessel and that the aggregate lightweight tonnage of the Vessels is not less 462,158 metric tonnes

(22)	Shares Purchase Agreement. A duly executed copy of any Shares Purchase Agreement.

(23)	Instruments of Transfer.

i.

In respect of the Vessel Owners owning the Pool A Vessels, duly executed instruments of transfer of shares or limited liability company interests (as applicable) transferring 100% of the legal and beneficial interest in all of the issued shares or limited liability company interests (as applicable) of each such Vessel Owner to the Borrower.

ii.

In respect of the Vessel Owners owning the Pool B Vessels, signed but undated instruments of transfer of shares or limited liability company interests (as applicable) transferring 100% of the legal and beneficial interest in all of the issued shares or limited liability company interests (as applicable) of each such Vessel Owner to the Borrower.

(24)	New share certificates. A duly executed original of the new share certificate or limited liability company interests certificate (as applicable) for each Vessel Owner owning a Pool A Vessel.

(25)	Structure Charts.

i.	A chart showing the current structure of the Group.

ii.	A draft chart showing the structure of the Group following execution of all the instruments of transfer referred to in paragraph (23) above.

(26)	Top up capital. Receipt by the Agent from (or on behalf of) the Borrower of:

i.

funds in an amount equal to the shortfall between (i) the net amount of the Utilisation (net of any agreed deductions or withholdings) and (ii) the amount required by Citibank N.A., London Branch in order to redeem the Senior Secured Notes; and

ii.

funds in an amount sufficient to cover any interest that may be payable by the Ultimate Parent to Citibank N.A., London Branch in the event that the redemption of the Senior Secured Notes does not occur within two (2) Business Days of the Utilisation Date.

(27)

Sweep of existing accounts. Evidence that the balances standing to the credit of any existing accounts held by the Vessel Owners with Joh. Berenberg, Gossler & Co. KG and Hellenic Bank Public Company Ltd have been transferred to the relevant Earnings Accounts.

(28)	Secured Notes Redemption Notice. A copy of the duly executed Secured Notes Redemption Notice in the agreed form.

Legal opinions

(29)

Legal opinions. The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Loan or confirmation satisfactory to the Agent that such opinions will be given:

i.	legal opinion of Reed Smith LLP, legal advisers to the Finance Parties in respect of English law, substantially in the form distributed to the Original Lenders prior to Utilisation;

ii.	legal opinion of Reed Smith LLP, legal advisers to the Finance Parties in respect of Marshall Islands law, substantially in the form distributed to the Original Lenders prior to Utilisation;

iii.	legal opinion of Reed Smith LLP, legal advisers to the Finance Parties in respect of Liberian law, substantially in the form distributed to the Original Lenders prior to Utilisation

iv.	legal opinion of Arias Fábrega & Fábrega, legal advisers to the Finance Parties in respect of Panamanian law, substantially in the form distributed to the Original Lenders prior to Utilisation;

v.	legal opinion of Ganado Advocates, legal advisers to the Finance Parties in respect of the Maltese law, substantially in the form distributed to the Original Lenders prior to Utilisation;

vi.	legal opinion of Higgs & Johnson, legal advisers to the Finance Parties in respect of the Bahamas law, substantially in the form distributed to the Original Lenders prior to Utilisation;

vii.	legal opinion of Loyens & Loeff N.V., legal advisers to the Finance Parties in respect of Dutch law, substantially in the form distributed to the Original Lenders prior to Utilisation.

PART III

CONDITIONS SUBSEQUENT

(1)

Letters of undertaking. Letters of undertaking in respect of the Insurances as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Finance Parties.

(2)

Acknowledgements of notices. The Borrower shall use reasonable endeavours to obtain acknowledgements of the notices of assignment and/or charge given pursuant to any Security Documents received by the Agent pursuant to Part I or Part II (as the case may be) of this Schedule 2.

(3)	Legal opinions. Such of the legal opinions specified in Part II of this Schedule 2 as have not already been provided to the Agent.

(4)

Companies Act registrations. Evidence that the prescribed particulars of any Security Documents received by the Agent pursuant to Part I or Part II (as the case may be) of this Schedule 2 have been delivered to, and registered with, any relevant Registry of Companies/Corporations within the statutory time limit.

(5)	Master’s receipt. The master’s receipt for each Mortgage (if applicable).

(6)

Closure of existing accounts. Evidence that all bank accounts held in the names of the Obligors, other than the Accounts, have been closed (including but not limited to any accounts held by the Vessel Owners (or any of them) with Joh. Berenberg, Gossler & Co. KG and Hellenic Bank Public Company Ltd).

(7)	Cancelled share certificates. A copy of the cancelled share certificate or limited liability company interests certificate (as applicable) for each Vessel Owner.

(8)	Registration of Mortgages – Pool B Vessels. Evidence that a Mortgage and, if applicable Deed of Covenants collateral thereto, has been registered against each Pool B Vessel with first priority.

(9)	Security Documents – Pool B Vessels. In respect of each Pool B Vessel, the following duly executed documents:

i.	the Mortgage in respect of that Pool B Vessel;

ii.	if applicable, the Deed of Covenants in respect of that Pool B Vessel;

iii.	the General Assignment in respect of that Pool B Vessel; and

iv.	the Manager’s Undertakings in respect of that Pool B Vessel,

together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients.

(10)	Charter Assignments. If applicable, a duly executed Charter Assignment in respect of each Pool B Vessel, together with the duly executed notice of assignment to charterer

(11)	Share Charges. Duly executed Share Charges in respect of the Vessel Owners of each Pool B Vessel and the ancillary documents thereunder.

(12)

Accounts Security. Duly executed Accounts Security in relation to the Earnings Accounts held in the names of the Vessel Owners which own each of the Pool B Vessels (and each document to be delivered thereunder).

(13)	Management Agreements. In respect of each Pool B Vessel, copies of any Management Agreements in respect of that Pool B Vessel, together with all addenda, amendments or supplements.

(14)

Instruments of Transfer. In respect of the Vessel Owners owning the Pool B Vessels, duly executed instruments of transfer of shares or limited liability company interests (as applicable) transferring 100% of the legal and beneficial interest in all of the issued shares or limited liability company interests (as applicable) of each such Vessel Owner to the Borrower.

(15)	New share certificates. A duly executed original of the new share certificate or limited liability company interests certificate (as applicable) for each Vessel Owner owning a Pool B Vessel

(16)

Structure Chart. A chart showing the structure of the Group (such chart to show the structure following execution of the instruments of transfer referred to in paragraph (13) above and in paragraph (23)(i) of Part II of this Schedule 2).

SCHEDULE 3

UTILISATION REQUEST

From: [Borrower]

To:    [Agent]

Dated:

Dear Sirs

Facility Agreement dated [•] for up to the amount of US$236,200,000, as amended and restated from time to time (the “Agreement”)

(1)

We refer to the Agreement. This is the Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

(2)	We wish to borrow the Loan on the following terms:

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

Amount:	[•] or, if less, the Available Facility

(3)	We confirm that each condition specified in Clause 4.1 (Initial Conditions Precedent) is satisfied on the date of this Utilisation Request.

(4)	The proceeds of the Utilisation should be credited to [account details].

(5)	We confirm that you may disburse the Loan and deduct from the Loan (although the amount of the Loan will remain the amount requested above):

(a)	[the Agency Fee payable on the Utilisation Date being US$[•]];

(b)	[the Commitment Fee payable up to the Utilisation Date, being US$[•]];

(c)	[other costs/fees].

(6)	This Utilisation Request is irrevocable.

Yours faithfully

................................................................

authorised signatory for

[Borrower]

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:    [•] as Agent

From: [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Facility Agreement dated [•] for up to the amount of US$236,200,000, as amended and restated from time to time (the “Agreement”)

(1)

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

(2)	We refer to 27.5 (Procedure for transfer) of the Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 27.5 (Procedure for transfer) all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participation in Loans under the Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [•].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.

(3)

The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (iii) of Clause 27.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

(4)	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

(5)	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

(6)	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [•].

[Agent]

By:

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:    [•] as Agent and [•] as Borrower, for and on behalf of each Obligor

From: [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Facility Agreement dated [•] for up to the amount of US$236,200,000, as amended and restated from time to time (the “Agreement”)

(1)

We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

(2)	We refer to Clause 27.6 (Procedure for assignment) of the Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

(3)	The proposed Transfer Date is [•].

(4)	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

(5)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.

(6)	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

(7)

This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement) of the Agreement, to the Borrower (on behalf of each Obligor who is a party) of the assignment referred to in this Assignment Agreement.

(8)	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

(9)	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

(10)	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

RIGHTS TO BE ASSIGNED AND OBLIGATIONS TO BE RELEASED AND UNDERTAKEN

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [•].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:    [Agent]

From: [Ultimate Parent]

Dated: [•]

Dear Sirs

Facility Agreement dated [•] for up to the amount of US$236,200,000, as amended and restated from time to time (the “Agreement”)

(1)

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

(2)	We confirm that:

(a)	[•]; [and]

(b)	[•]; [and]

(c)	[•].

(3)	We set out below calculations establishing the figures in paragraph (2): [•].

(4)	We confirm that no Default is continuing. [If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.]

Signed: ................................................................

Authorised Officer

of Ultimate Parent

SCHEDULE 7

FORM OF MERGER CONDITIONS CERTIFICATE

To:    [Agent]

From: [Ultimate Parent]

Dated: [•]

Dear Sirs

Facility Agreement dated [•] for up to the amount of US$236,200,000, as amended and restated from time to time (the “Agreement”)

(1)

We refer to the Agreement. This is a Merger Conditions Certificate. Terms defined in the Agreement have the same meaning when used in this Merger Conditions Certificate unless given a different meaning in this Merger Conditions Certificate.

(2)	We confirm that:

(a)	[•]; [and]

(b)	[•]; [and]

(c)	[•].

(3)	We set out below calculations establishing the figures in paragraph (2):

[•].

(4)

Signed: ................................................................

[Chief Financial Officer]

of Ultimate Parent

SCHEDULE 8

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of the Utilisation Request)	By 9.30 a.m. (London time) three (3) Business Days before the intended Utilisation Date

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	Three (3) Business Days before the intended Utilisation Date

LIBOR is fixed	Quotation Day as of 11:00 a.m. (London time)

SCHEDULE 9

DETAILS OF VESSELS

VESSEL A

1.	Name of Vessel:	Keta

2.	Description:	Fully cellular containership built in 2003

3.	Owner:	Global Ship Lease 40 LLC

4.	Flag State:	Liberia

5.	IMO Number:	9225782

6.	Registered/Official Number:	19862

7.	Classification:	I HULL MACH Container ship Unrestricted navigation VeriSTAR- HULL, AUT-IMS, AUT-PORT, MON-SHAFT, ERS-S, INWATERSURVEY, LASHING, SDS

8.	Classification Society:	Bureau Veritas

VESSEL B

1.	Name of Vessel:	Julie

2.	Description:	Fully cellular containership built in 2002

3.	Owner:	Global Ship Lease 41 LLC

4.	Flag State:	Liberia

5.	IMO Number:	9225770

6.	Registered/Official Number:	19863

7.	Classification:	I HULL MACH Container ship Unrestricted navigation VeriSTAR- HULL, AUT-IMS, AUT-PORT, MON-SHAFT, ERS-S, INWATERSURVEY, LASHING, SDS

8.	Classification Society:	Bureau Veritas

VESSEL C

1.	Name of Vessel:	Kumasi

2.	Description:	Fully cellular containership built in 2002

3.	Owner:	Global Ship Lease 45 LLC

4.	Flag State:	Bahamas

5.	IMO Number:	9220859

6.	Registered/Official Number:	8001953

7.	Classification:	I HULL MACH Container ship Unrestricted navigation VeriSTAR- HULL, AUT-IMS, AUT-PORT, MON-SHAFT, ERS-S, INWATERSURVEY, LASHING, SDS

8.	Classification Society:	Bureau Veritas

VESSEL D

1.	Name of Vessel:	Marie Delmas

2.	Description:	Fully cellular containership built in 2002

3.	Owner:	Global Ship Lease 44 LLC

4.	Flag State:	Liberia

5.	IMO Number:	9220847

6.	Registered/Official Number:	19864

7.	Classification:	I HULL MACH Container ship Unrestricted navigation VeriSTAR- HULL, AUT-IMS, AUT-PORT, MON-SHAFT, ERS-S, INWATERSURVEY, LASHING, SDS

8.	Classification Society:	Bureau Veritas

VESSEL E

1.	Name of Vessel:	La Tour

2.	Description:	Fully cellular containership built in 2001

3.	Owner:	Global Ship Lease 46 LLC

4.	Flag State:	Liberia

5.	IMO Number:	9224946

6.	Registered/Official Number:	19861

7.	Classification:	I HULL MACH Container ship Unrestricted navigation F, VeriSTAR- HULL, AUT-UMS, AUT-PORT, MON-SHAFT, ERS-S, LASHING

8.	Classification Society:	Bureau Veritas

VESSEL F

1.	Name of Vessel:	Manet

2.	Description:	Fully cellular containership built in 2001

3.	Owner:	Global Ship Lease 38 LLC

4.	Flag State:	Liberia

5.	IMO Number:	9224958

6.	Registered/Official Number:	19770

7.	Classification:	I HULL MACH Container ship Unrestricted navigation F, VeriSTAR- HULL, AUT-UMS, AUT-PORT, MON-SHAFT, ERS-S, LASHING

8.	Classification Society:	Bureau Veritas

VESSEL G

1.	Name of Vessel:	CMA CGM Sambhar

2.	Description:	Fully cellular containership built in 2006

3.	Owner:	Global Ship Lease 49 LLC

4.	Flag State:	Malta

5.	IMO Number:	9295969

6.	Registered/Official Number:	9295969

7.	Classification:	100A1 Container Ship, ShipRight(SDA, FDA,CM), *IWS, LI LMC, UMS (Suspended) Descriptive Note: ShipRight(BWWMP(S),SCM, IHM-EU+)

8.	Classification Society:	Lloyd’s Register

VESSEL H

1.	Name of Vessel:	CMA CGM America

2.	Description:	Fully cellular containership built in 2006

3.	Owner:	Global Ship Lease 51 LLC

4.	Flag State:	Malta

5.	IMO Number:	9295971

6.	Registered/Official Number:	9295971

7.	Classification:	100A1 Container Ship, ShipRight (SDA, FDA, CM), *IWS, LI. LMC, UMS Descriptive Note: ShipRight( BWMP (S), SCM, MPMS

8.	Classification Society:	Lloyd’s Register

VESSEL I

1.	Name of Vessel:	CMA CGM Jamaica

2.	Description:	Fully cellular containership built in 2006

3.	Owner:	Global Ship Lease 50 LLC

4.	Flag State:	Malta

5.	IMO Number:	9326770

6.	Registered/Official Number:	9326770

7.	Classification:	100 A5 Container ship BWM-F SOLAS-II-2,Reg.19 IW NAV-OC MC AUT

8.	Classification Society:	DNV GL

VESSEL J

1.	Name of Vessel:	CMA CGM Alcazar

2.	Description:	Fully cellular containership built in 2007

3.	Owner:	GSL Alcazar Inc.

4.	Flag State:	Panama

5.	IMO Number:	9335197

6.	Registered/Official Number:	33881-08-C

7.	Classification:	I HULL MACH Container ship Unrestricted navigation AUT-UMS, MON-SHAFT, ERS-S, INWATERSURVEY

8.	Classification Society:	Bureau Veritas

VESSEL K

1.	Name of Vessel:	GSL Chateau d’If

2.	Description:	Fully cellular containership built in 2007

3.	Owner:	Global Ship Lease 47 LLC

4.	Flag State:	Malta

5.	IMO Number:	9335202

6.	Registered/Official Number:	9335202

7.	Classification:	I HULL MACH Container ship Unrestricted navigation AUT-UMS, MON-SHAFT, INWATERSURVEY

8.	Classification Society:	Bureau Veritas

VESSEL L

1.	Name of Vessel:	Tasman

2.	Description:	Fully cellular containership built in 2000

3.	Owner:	Tasman Marine LLC

4.	Flag State:	Marshall Islands

5.	IMO Number:	9189342

6.	Registered/Official Number:	6111

7.	Classification:	I HULL MACH Container ship Unrestricted navigation AUT-UMS, MON-SHAFT, INWATERSURVEY

8.	Classification Society:	Bureau Veritas

VESSEL M

1.	Name of Vessel:	Dimitris Y

2.	Description:	Fully cellular containership built in 2000

3.	Owner:	Hudson Marine LLC

4.	Flag State:	Liberia

5.	IMO Number:	9189354

6.	Registered/Official Number:	16979

7.	Classification:	I HULL MACH Container ship Unrestricted navigation AUT-UMS, MON-SHAFT, GREEN PASSPORT, INWATERSURVEY

8.	Classification Society:	Bureau Veritas

VESSEL N

1.	Name of Vessel:	Ian H

2.	Description:	Fully cellular containership built in 2000

3.	Owner:	Drake Marine LLC

4.	Flag State:	Liberia

5.	IMO Number:	9189500

6.	Registered/Official Number:	16980

7.	Classification:	I HULL MACH Container ship Unrestricted navigation AUT-UMS, MON-SHAFT, INWATERSURVEY

8.	Classification Society:	Bureau Veritas

VESSEL O

1.	Name of Vessel:	CMA CGM Berlioz

2.	Description:	Fully cellular containership built in 2001

3.	Owner:	Global Ship Lease 48 LLC

4.	Flag State:	Liberia

5.	IMO Number:	9222297

6.	Registered/Official Number:	19868

7.	Classification:	I HULL MACH Container ship Unrestricted navigation F, VeriSTAR- HULL, AUT-UMS, AUT-PORT MON SHAFT, ERS-S, LASHING

8.	Classification Society:	Bureau Veritas

VESSEL P

1.	Name of Vessel:	GSL Nicoletta

2.	Description:	Fully cellular containership built in 2002

3.	Owner:	Global Ship Lease 35 LLC

4.	Flag State:	Liberia

5.	IMO Number:	9229348

6.	Registered/Official Number:	19673

7.	Classification:	C container ship, unrestricted navigation AUT-UMS, INWATERSURVEY

8.	Classification Society:	Registro Italiano Navale

VESSEL Q

1.	Name of Vessel:	GSL Christen

2.	Description:	Fully cellular containership built in 2002

3.	Owner:	Global Ship Lease 36 LLC

4.	Flag State:	Liberia

5.	IMO Number:	9229324

6.	Registered/Official Number:	19760

7.	Classification:	100A1 Container Ship, *IWS, LI, ShipRight (SDA, FDA, CM) LMC UMS Descriptive Note: Part High Tensile Steel, ShipRight (SCM)

8.	Classification Society:	Lloyd’s Register

VESSEL R

1.	Name of Vessel:	MSC Tianjin

2.	Description:	Fully cellular containership built in 2005

3.	Owner:	Global Ship Lease 53 LLC

4.	Flag State:	Liberia

5.	IMO Number:	9285471

6.	Registered/Official Number:	19332

7.	Classification:	C Container ship; unrestricted navigation AUT-UMS

8.	Classification Society:	RINA

VESSEL S

1.	Name of Vessel:	MSC Qingdao

2.	Description:	Fully cellular containership built in 2004

3.	Owner:	Global Ship Lease 52 LLC

4.	Flag State:	Liberia

5.	IMO Number:	9256470

6.	Registered/Official Number:	19331

7.	Classification:	I HULL MACH Container ship Unrestricted navigation AUT-UMS, MON-SHAFT

8.	Classification Society:	Bureau Veritas

VESSEL T

1.	Name of Vessel:	GSL Ningbo

2.	Description:	Fully cellular containership built in 2004

3.	Owner:	Global Ship Lease 43 LLC

4.	Flag State:	Liberia

5.	IMO Number:	9256482

6.	Registered/Official Number:	19407

7.	Classification:	I HULL MACH Container ship Unrestricted navigation AUT-UMS, MON-SHAFT, ALP

8.	Classification Society:	Bureau Veritas

VESSEL U

1.	Name of Vessel:	CMA CGM Thalassa

2.	Description:	Fully cellular containership build in 2008

3.	Owner:	Global Ship Lease 54 LLC

4.	Flag State:	Malta

5.	IMO Number:	9356294

6.	Registered/Official Number:	9356294

7.	Classification:	I HULL MACH Container ship Unrestricted navigation VeriSTAR- HULL, AUT-UMS, AUT-PORT, SYS-NEQ-1, MON-SHAFT, ERS-S, INWATERSURVEY, LASHING, SDS

8.	Classification Society:	Bureau Veritas

SCHEDULE 10

NOTIONAL VESSEL TRANCHE AMOUNTS

Vessel	Notional Vessel Tranche Amount (US$)	Notional Vessel Tranche % of the Loan
Keta (Vessel A)	3,770,000	1.60%
Julie (Vessel B)	3,490,000	1.48%
Kumasi (Vessel C)	3,490,000	1.48%
Marie Delmas (Vessel D)	3,490,000	1.48%
La Tour (Vessel E)	3,070,000	1.30%
Manet (Vessel F)	3,070,000	1.30%
CMA CGM Sambhar (Vessel G)	8,660,000	3.67%
CMA CGM America (Vessel H)	8,660,000	3.67%
CMA CGM Jamaica (Vessel I)	8,660,000	3.67%
CMA CGM Alcazar (Vessel J)	10,050,000	4.25%
GSL Chateau d’ If (Vessel K)	10,050,000	4.25%
Tasman (Vessel L)	9,550,000	4.04%
Dimitris Y (Vessel M)	9,550,000	4.04%
Ian H (Vessel N)	9,550,000	4.04%
CMA CGM Berlioz (Vessel O)	10,230,000	4.33%
GSL Nicoletta (Vessel P)	11,900,000	5.04%
GSL Christen (Vessel Q)	11,900,000	5.04%
MSC Tianjin (Vessel R)	23,340,000	9.88%
MSC Qingdao (Vessel S)	24,510,000	10.38%
GSL Ningbo (Vessel T)	21,720,000	9.20%
CMA CGM Thalassa (Vessel U)	37,490,000	15.87%

SCHEDULE 11

INITIAL BUDGETED OPEX

Vessel	Agreed Daily Operating Expenses Amount (US$)
Keta (Vessel A)	6,145
Julie (Vessel B)	5,754
Kumasi (Vessel C)	5,875
Marie Delmas (Vessel D)	5,835
La Tour (Vessel E)	5,968
Manet (Vessel F)	5,924
CMA CGM Sambhar (Vessel G)	6,525
CMA CGM America (Vessel H)	6,532
CMA CGM Jamaica (Vessel I)	6,184
CMA CGM Alcazar (Vessel J)	6,480
GSL Chateau d’ If (Vessel K)	6,649
Tasman (Vessel L)	7,151
Dimitris Y (Vessel M)	6,677
Ian H (Vessel N)	6,758
CMA CGM Berlioz (Vessel O)	6,875
GSL Nicoletta (Vessel P)	6,805
GSL Christen (Vessel Q)	6,798
MSC Tianjin (Vessel R)	7,156
MSC Qingdao (Vessel S)	7,209
GSL Ningbo (Vessel T)	6,908
CMA CGM Thalassa (Vessel U)	7,411

SCHEDULE 12

QUARTERLY DD CONTRIBUTIONS

	Total DD amount	DD RESERVE PER QUARTER
	(US$)	2021				2022				2023				2024				2025
Vessel		31 January	1 April	1 July	1 Oct.	1 Jan.	1 April	1 July	1 Oct.	1 Jan.	1 April	1 July	1 Oct.	1 Jan.	1 April	1 July	1 Oct.	1 Jan.	1 April	1 July	1 Oct.
Keta (Vessel A)	1,170,000	130,000	130,000	130,000	130,000	130,000	130,000	130,000	130,000	130,000
Julie (Vessel B)	1,200,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000
Kumasi (Vessel C)	1,200,000	240,000	240,000	240,000	240,000	240,000
Marie Delmas (Vessel D)	1,200,000	240,000	240,000	240,000	240,000	240,000
La Tour (Vessel E)	1,200,000	600,000	600,000
Manet (Vessel F)	1,200,000	300,000	300,000	300,000	300,000
CMA CGM Sambhar (Vessel G)	1,140,000	380,000	380,000	380,000
CMA CGM America (Vessel H)	1,140,000	380,000	380,000	380,000
CMA CGM Jamaica (Vessel I)	1,050,000	350,000	350,000	350,000
CMA CGM Alcazar (Vessel J)	1,120,000	140,000	140,000	140,000	140,000	140,000	140,000	140,000	140,000
GSL Chateau d’ If (Vessel K)	1,120,000	140,000	140,000	140,000	140,000	140,000	140,000	140,000	140,000

Tasman (Vessel L)	1,190,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000
Dimitris Y (Vessel M)	1,260,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000
Ian H (Vessel N)	1,200,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000
CMA CGM Berlioz (Vessel O)	1,410,000	470,000	470,000	470,000
GSL Nicoletta (Vessel P)	1,200,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000	150,000
GSL Christen (Vessel Q)	1,170,000	130,000	130,000	130,000	130,000	130,000	130,000	130,000	130,000	130,000
MSC Tianjin (Vessel R)	1,200,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000	60,000
MSC Qingdao (Vessel S)	1,260,000	90,000	90,000	90,000	90,000	90,000	90,000	90,000	90,000	90,000	90,000	90,000	90,000	90,000	90,000
GSL Ningbo (Vessel T)	1,260,000	90,000	90,000	90,000	90,000	90,000	90,000	90,000	90,000	90,000	90,000	90,000	90,000	90,000	90,000
CMA CGM Thalassa (Vessel U)	1,200,000	200,000	200,000	200,000	200,000	200,000	200,000

Total		4,440,000	4,440,000	3,840,000	2,260,000	1,960,000	1,480,000	1,280,000	1,280,000	700,000	440,000	440,000	440,000	440,000	440,000	260,000	260,000	260,000	190,000	120,000	120,000

SCHEDULE 13

SCREEN RATE CONTINGENCY PERIODS

Screen Rate	Period
LIBOR	15 Business Days

SCHEDULE 14

EXAMPLE BUDGET

Vessel Owning Company
Vessel’s Name
OPERATING EXPENSES	Actual	Budget	Variance
Crew Wages
Crew Expenses
Insurances
Lubricants
Consumables/Stores
Repairs & Maintenance
Vessel specific administration expenses
Technical management fees
Total
USD/Day

EXECUTION PAGE

BORROWER

Signed by	Aikaterini Emmanouil	)
for and on behalf of		)
KNAUSEN HOLDING LLC		)

PARENT

Signed by	Aikaterini Emmanouil	)
for and on behalf of		)
GSL LEGACY HOLDING LLC		)

ULTIMATE PARENT

Signed by	G. Giouroukos	)
for and on behalf of		)
GLOBAL SHIP LEASE, INC.		)

VESSEL OWNERS

Signed by	Aikaterini Emmanouil	)
for and on behalf of		)
GLOBAL SHIP LEASE 45 LLC		)

Signed by	Aikaterini Emmanouil	)
for and on behalf of		)
GLOBAL SHIP LEASE 40 LLC		)

Signed by	Aikaterini Emmanouil	)
for and on behalf of		)
GLOBAL SHIP LEASE 41 LLC		)

Signed by	Aikaterini Emmanouil	)
for and on behalf of		)
GLOBAL SHIP LEASE 44 LLC		)

Signed by	Aikaterini Emmanouil	)
for and on behalf of		)
GLOBAL SHIP LEASE 46 LLC		)

Signed by	Aikaterini Emmanouil	)
for and on behalf of		)
GLOBAL SHIP LEASE 38 LLC		)

Signed by	Aikaterini Emmanouil	)
for and on behalf of		)
HUDSON MARINE LLC		)

Signed by	Aikaterini Emmanouil	)
for and on behalf of		)
DRAKE MARINE LLC		)

Signed by	Aikaterini Emmanouil	)
for and on behalf of		)
GLOBAL SHIP LEASE 48 LLC		)

Signed by	Aikaterini Emmanouil	)
for and on behalf of		)
GLOBAL SHIP LEASE 35 LLC		)

Signed by	Aikaterini Emmanouil	)
for and on behalf of		)
GLOBAL SHIP LEASE 36 LLC		)

Signed by Aikaterini Emmanouil for and on behalf of GLOBAL SHIP LEASE 53 LLC	) ) )

Signed by Aikaterini Emmanouil for and on behalf of GLOBAL SHIP LEASE 52 LLC	) ) )

Signed by Aikaterini Emmanouil for and on behalf of GLOBAL SHIP LEASE 43 LLC	) ) )

Signed by Aikaterini Emmanouil for and on behalf of GLOBAL SHIP LEASE 49 LLC	) ) )

Signed by Aikaterini Emmanouil for and on behalf of GLOBAL SHIP LEASE 51 LLC	) ) )

Signed by Aikaterini Emmanouil for and on behalf of GLOBAL SHIP LEASE 50 LLC	) ) )

Signed by Aikaterini Emmanouil for and on behalf of GLOBAL SHIP LEASE 47 LLC	) ) )

Signed by Aikaterini Emmanouil for and on behalf of GLOBAL SHIP LEASE 54 LLC	) ) )

Signed by Aikaterini Emmanouil for and on behalf of TASMAN MARINE LLC Signed by Aikaterini Emmanouil for and on behalf of GSL ALCAZAR INC.	) ) ) ) ) )

LENDERS
Signed by John Molloy	)
for and on behalf of	)
HAYFIN DLF III LUXCO 1 SARL	)	Authorised Signatory

Signed by John Molloy	)
for and on behalf of	)
HAYFIN SAPPHIRE IV LUXCO SCA	)
acting by its managing shareholder	)
HAYFIN SAPPHIRE IV SARL	)	Authorised Signatory

Signed by Vikas Mehta	)
for and on behalf of	)
SC HCM EU PD SARL	)
acting by its manager	)	Authorised Signatory
HAYFIN CAPITAL MANAGEMENT LLP	)

Signed by John Molloy	)
for and on behalf of	)
HAYFIN BIG CYPRESS LUXCO SARL	)	Authorised Signatory

Signed by Lorna Carroll	)
for and on behalf of	)
HAYFIN OPAL 2020 (A) LP	)	Authorised Signatory
acting by its general partner
HAYFIN OPAL 2020 GP LIMITED

Signed by Lorna Carroll	)
for and on behalf of	)
HAYFIN OPAL 2020 (B) LP	)	Authorised Signatory
acting by its general partner
HAYFIN OPAL 2020 GP LIMITED

Signed by John Molloy for and on behalf of HAYFIN PT LUXCO 2 S.À.R.L.	) ) )	Authorised Signatory

Signed by John Molloy for and on behalf of HAYFIN GARNET LUXCO SARL	) ) )	Authorised Signatory

Signed by John Molloy for and on behalf of INFINITY HOLDCO PRIVATE DEBT II SARL	) ) )	Authorised Signatory

Signed by Vikas Mehta for and on behalf of VG HCM EU PD S.À.R.L. acting by its manager HAYFIN CAPITAL MANAGEMENT LLP	) ) )	Authorised Signatory

AGENT Signed by Vikas Mehta for and on behalf of HAYFIN SERVICES LLP	) ) )	Authorised Signatory

SECURITY AGENT Signed by Vikas Mehta for and on behalf of HAYFIN SERVICES LLP	) ) )	Authorised Signatory